Exhibit 10.45
Execution Version
FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of September 3, 2021 and is entered into by and between POST HOLDINGS, INC., a Missouri corporation (the “Borrower”) and BARCLAYS BANK PLC, as administrative agent (in such capacity and together with its successors and assigns, the “Administrative Agent”).
RECITALS
WHEREAS, the Borrower, the Lenders party thereto, the Swing Line Lender, each L/C Issuer and the Administrative Agent have entered into that certain Second Amended and Restated Credit Agreement, dated as of March 18, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and the Existing Credit Agreement as amended pursuant to this Amendment, the “Credit Agreement”);
WHEREAS, Section 3.08(a) of the Existing Credit Agreement permits the Borrower and the Administrative Agent to amend the Existing Credit Agreement to replace the LIBO Rate with a Benchmark Replacement upon the occurrence of a Benchmark Transition Event, subject to the terms set forth in such Section 3.08(a);
WHEREAS, a Benchmark Transition Event with respect to the LIBO Rate applicable to loans denominated in Pounds Sterling has occurred; and
WHEREAS, pursuant to and in accordance with Section 3.08 of the Existing Credit Agreement, the Borrower and the Administrative Agent have agreed to amend the Existing Credit Agreement as set forth in Section 2 hereof;
NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto hereby agree as follows:
SECTION I.    DEFINED TERMS.
Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
SECTION II.    AMENDMENTS TO EXISTING CREDIT AGREEMENT.
Pursuant to and in accordance with Section 3.08 of the Existing Credit Agreement, effective as of the Amendment Effective Date, the parties hereto agree that on October 1, 2021, automatically and without further action of any Person, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached as Exhibit A hereto.
SECTION III.    BORROWINGS IN POUNDS STERLING.
(1)The Borrower hereby agrees not to borrow any Revolving Credit Loans in Pounds Sterling until October 1, 2021.

(2)If the Borrower requests a Borrowing in Pounds Sterling prior to October 1, 2021, the Borrower will be deemed to have converted any such request into a request for a Borrowing of Base Rate Loans in U.S. Dollars (in an amount equal to the U.S. Dollar Equivalent of the amount requested to be borrowed in Pounds Sterling).
SECTION IV.    CONDITIONS TO EFFECTIVENESS.
This Amendment shall become effective as of the date hereof only upon the satisfaction of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Amendment Effective Date”):
(1)The Administrative Agent shall have received a counterpart signature page of this Amendment, executed and delivered by the Administrative Agent and the Borrower; and
(2)five (5) Business Days shall have elapsed since the date this Amendment was distributed to the Lenders and the Administrative Agent shall not have received during such period written notice from Lenders constituting Required Lenders objecting to this Amendment.
SECTION V.    MISCELLANEOUS.
A.Reference to and Effect on the Credit Agreement and the Other Loan Documents.
(i)On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement.
(ii)Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
B.Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.
C.No Novation. By its execution of this Amendment, each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation, but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as evidenced by the Existing Credit Agreement.
D.Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
E.Applicable Law. THIS AMENDMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 10.14(b), (c) and (d), and 10.15 of the Credit Agreement are incorporated by reference herein and made a part hereof.

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F.Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g., in “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
G.Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

POST HOLDINGS, INC., as Borrower

By:	/s/ Matthew Mainer
Name: Matthew Mainer
Title: SVP & Treasurer

[Signature Page to First Amendment to Second A&R Credit Agreement]

BARCLAYS BANK PLC, as Administrative Agent

By:	/s/ Regina Tarone
Name: Regina Tarone
Title: Managing Director
[Signature Page to First Amendment to Second A&R Credit Agreement]

EXHIBIT A
Credit Agreement
[See attached]
6

Exhibit A to First Amendment To Second Amended and Restated Credit Agreement
                                     ~~EXECUTION VERSION~~

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF MARCH 18, 2020
AS AMENDED BY THE FIRST AMENDMENT TO SECOND AMENDED AND
RESTATED CREDIT AGREEMENT,
DATED AS OF SEPTEMBER 3, 2021
AMONG
POST HOLDINGS, INC.,
AS BORROWER,
VARIOUS LENDERS,
AND
BARCLAYS BANK PLC,
AS ADMINISTRATIVE AGENT
_______________________________________________________
BARCLAYS BANK PLC,
BOFA SECURITIES, INC.,
CITIGROUP GLOBAL MARKETS INC.,
CREDIT SUISSE LOAN FUNDING LLC,
JPMORGAN CHASE BANK, N.A.
AND
WELLS FARGO SECURITIES, LLC
AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS,

BOFA SECURITIES, INC.,
CITIGROUP GLOBAL MARKETS INC.
AND
WELLS FARGO SECURITIES, LLC
AS SYNDICATION AGENTS

AND

CREDIT SUISSE LOAN FUNDING LLC
AND
JPMORGAN CHASE BANK, N.A.
AS DOCUMENTATION AGENTS
________________________________________________________
SENIOR SECURED CREDIT FACILITIES
________________________________________________________

TABLE OF CONTENTS
Page

Article 1. Definitions and Accounting Terms		2

Section 1.01	Defined Terms	2
Section 1.02	Other Interpretive Provisions	~~59~~60
Section 1.03	Accounting Terms	~~59~~61
Section 1.04	Rounding	~~60~~62
Section 1.05	Times of Day	~~60~~62
Section 1.06	Letter of Credit Amounts	~~60~~62
Section 1.07	Currency Equivalents Generally; Change of Currency	~~60~~62
Section 1.08	Timing of Payment and Performance	~~61~~62
Section 1.09	Certain Calculations	~~61~~63
Section 1.10	Rates	~~64~~65
Section 1.11	Divisions	~~64~~65

Article 2. The Commitments and Credit Extensions		~~64~~66

Section 2.01	The Revolving Credit Borrowings	~~64~~66
Section 2.02	Borrowings, Conversions and Continuations of Loans	~~64~~66
Section 2.03	Letters of Credit.	~~66~~68
Section 2.04	Swing Line Loans	~~76~~78
Section 2.05	Prepayments	~~79~~81
Section 2.06	Termination or Reduction of Commitments	~~82~~84
Section 2.07	Repayment of Loans	~~83~~85
Section 2.08	Interest	~~83~~85
Section 2.09	Fees	~~84~~86
Section 2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	~~85~~86
Section 2.11	Evidence of Debt	~~85~~87
Section 2.12	Payments Generally; Administrative Agent’s Clawback	~~86~~88
Section 2.13	Sharing of Payments by Lenders	~~889~~0
Section 2.14	Incremental Facilities	~~89~~91
Section 2.15	Cash Collateral	~~92~~94
Section 2.16	Defaulting Lenders	~~93~~95
Section 2.17	Refinancing Facilities	~~96~~97

Article 3. Taxes, Yield Protection and Illegality		~~97~~99

Section 3.01	Taxes	~~97~~99
Section 3.02	Illegality	~~102~~104
Section 3.03	Inability to Determine Rates	~~103~~105

i

Section 3.04	Increased Costs; Reserves on Eurodollar Rate Loans, RFR Loans and CDOR Rate Loans.	~~103~~105
Section 3.05	Compensation for Losses	~~105~~107
Section 3.06	Mitigation Obligations; Replacement of Lenders	~~106~~108
Section 3.07	Survival	~~107~~109
Section 3.08	Effect of Benchmark Transition Event	~~107~~109

Article 4. Conditions Precedent		~~108~~110

Section 4.01	Conditions Precedent to the Closing Date	~~108~~110
Section 4.02	Conditions to All Credit Extensions after the Closing Date	~~110~~112

Article 5. Representations and Warranties		~~110~~112

Section 5.01	Existence, Qualification and Power	~~111~~112
Section 5.02	Authorization; No Contravention	~~111~~113
Section 5.03	Governmental Authorization; Other Consents	~~111~~113
Section 5.04	Binding Effect	~~111~~113
Section 5.05	Financial Statements; No Material Adverse Effect	~~111~~113
Section 5.06	Litigation	~~112~~114
Section 5.07	Ownership of Property	~~112~~114
Section 5.08	Environmental	~~112~~114
Section 5.09	Insurance	~~113~~115
Section 5.10	Taxes	~~114~~116
Section 5.11	ERISA Compliance; Labor Matters	~~114~~116
Section 5.12	Subsidiaries; Equity Interests	~~115~~117
Section 5.13	Margin Regulations; Investment Company Act	~~115~~117
Section 5.14	Disclosure	~~115~~117
Section 5.15	Compliance with Laws	~~116~~118
Section 5.16	Intellectual Property; Licenses, Etc.	~~116~~118
Section 5.17	Solvency	~~116~~118
Section 5.18	Collateral Documents	~~116~~118
Section 5.19	Anti-Terrorism; Anti-Money Laundering; Etc.	~~116~~118
Section 5.20	Foreign Corrupt Practices Act.	~~117~~119
Section 5.21	Affected Financial Institution	~~117~~119

Article 6. Affirmative Covenants		~~117~~119

Section 6.01	Financial Statements	~~117~~119
Section 6.02	Certificates; Other Information	~~118~~120
Section 6.03	Notices	~~120~~122
Section 6.04	Preservation of Existence, Etc.	~~120~~122
Section 6.05	Maintenance of Properties	~~121~~123
Section 6.06	Maintenance of Insurance	~~121~~123
Section 6.07	Compliance with Laws	~~121~~123
Section 6.08	Books and Records	~~121~~123

Section 6.09	Inspection Rights	~~121~~123
Section 6.10	Use of Proceeds	~~122~~124
Section 6.11	Covenant to Guarantee Obligations and Give Security	~~122~~124
Section 6.12	Compliance with Environmental Laws	~~123~~125
Section 6.13	Environmental Disclosure	~~123~~125
Section 6.14	Lender Calls	~~124~~126
Section 6.15	Further Assurances	~~125~~127
Section 6.16	Ratings	~~125~~127
Section 6.17	Designation of Restricted and Unrestricted Subsidiaries.	~~125~~127

Article 7. Negative Covenants		~~127~~129

Section 7.01	Liens	~~127~~129
Section 7.02	Investments	~~131~~133
Section 7.03	Indebtedness	~~135~~137
Section 7.04	Fundamental Changes	~~140~~142
Section 7.05	Dispositions	~~141~~143
Section 7.06	Restricted Payments	~~144~~146
Section 7.07	Change in Nature of Business	~~147~~149
Section 7.08	Transactions with Affiliates	~~147~~149
Section 7.09	Restrictive Agreements	~~148~~150
Section 7.10	Use of Proceeds	~~150~~152
Section 7.11	Secured Net Leverage Ratio	~~150~~152
Section 7.12	Amendments of Organization Documents	~~150~~152
Section 7.13	Fiscal Year	~~150~~152
Section 7.14	Prepayments of Indebtedness	~~150~~152
Section 7.15	Sale-Leaseback Transactions	~~151~~153
Section 7.16	Amendments of Indebtedness	~~151~~153
Section 7.17	Negative Pledge on Negative-Pledge Real Property	~~151~~153

Article 8. Events of Default and Remedies		~~152~~154

Section 8.01	Events of Default	~~152~~154
Section 8.02	Remedies Upon Event of Default	~~154~~156
Section 8.03	Application of Funds	~~155~~157

Article 9. Agency		~~155~~157

Section 9.01	Appointment and Authority	~~155~~157
Section 9.02	Rights as a Lender	~~156~~158
Section 9.03	Exculpatory Provisions	~~156~~158
Section 9.04	Reliance	~~157~~159
Section 9.05	Delegation of Duties	~~157~~159
Section 9.06	Resignation of Administrative Agent	~~158~~159
Section 9.07	Non-Reliance on Administrative Agent and Other Lenders	~~159~~161
Section 9.08	No Other Duties, Etc.	~~159~~161

Section 9.09	Administrative Agent May File Proofs of Claim	~~159~~161
Section 9.10	Collateral and Guaranty Matters	~~160~~162
Section 9.11	Additional Secured Parties	~~162~~164
Section 9.12	Certain ERISA Matters	~~162~~164

Article 10. Miscellaneous		~~163~~165

Section 10.01	Amendments, Etc.	~~163~~165
Section 10.02	Notices; Effectiveness; Electronic Communication	~~166~~168
Section 10.03	No Waiver; Cumulative Remedies; Enforcement	~~168~~170
Section 10.04	Expenses; Indemnity; Damage Waiver	~~168~~170
Section 10.05	Payments Set Aside	~~170~~172
Section 10.06	Successors and Assigns	~~171~~173
Section 10.07	Treatment of Certain Information; Confidentiality	~~179~~181
Section 10.08	Right of Setoff	~~180~~182
Section 10.09	Interest Rate Limitation	~~181~~183
Section 10.10	Counterparts; Integration; Effectiveness	~~181~~183
Section 10.11	Survival of Representations and Warranties	~~181~~183
Section 10.12	Severability	~~182~~183
Section 10.13	Replacement of Lenders	~~182~~184
Section 10.14	Governing Law; Jurisdiction; Etc.	~~183~~185
Section 10.15	Waiver of Jury Trial	~~184~~186
Section 10.16	California Judicial Reference	~~184~~186
Section 10.17	No Advisory or Fiduciary Responsibility	~~184~~186
Section 10.18	Electronic Execution of Assignments and Certain Other Documents	~~185~~187
Section 10.19	USA PATRIOT Act	~~185~~187
Section 10.20	Judgment Currency	~~186~~188
Section 10.21	Pari Passu Intercreditor Agreement	~~186~~188
Section 10.22	Acknowledgement and Consent to Bail-In of Affected Financial Institutions.	~~186~~188
Section 10.23	Acknowledgement Regarding Any Supported QFCs	~~187~~189
Section 10.24	Restatement of the Original Credit Agreement	~~188~~190

SCHEDULES

1.01A	Existing Letters of Credit
2.01	Commitments and Applicable Percentages
4.01(a)(ii)	Closing Date Collateral Documents
4.01(a)(iv)	Local Legal Counsel Opinions
5.12	Subsidiaries; Other Equity Investments (including Parts (a), (b) and (c))
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
7.08	Transactions with Affiliates
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A-1	Committed Loan Notice
A-2	Conversion/Continuation Notice
A-3	Prepayment Notice
A-4	Swing Line Loan Prepayment Notice
B	Swing Line Loan Notice
C-1	Revolving Credit Note
C-2	Incremental Term Loan Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F	Joinder Agreement
G	Amended and Restated Guarantee and Collateral Agreement
H-1 through H-4	U.S. Tax Compliance Certificates
I	Form of Pari Passu Intercreditor Agreement
J	Form of Junior Lien Intercreditor Agreement
K	Solvency Certificate

v

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated September 3, 2021, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time after the date hereof, this “Agreement”) is entered into as of March 18, 2020, among POST HOLDINGS, INC., a Missouri corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BARCLAYS BANK PLC, as Administrative Agent and the Swing Line Lender, and each L/C Issuer (as defined below).
WITNESSETH
Whereas, the Borrower entered into that certain Amended and Restated Credit Agreement, dated as of March 28, 2017 (as modified by Joinder Agreement No. 1, dated May 24, 2017 and Joinder Agreement No. 2, dated June 29, 2017, and as amended by the First Amendment to Amended and Restated Credit Agreement, dated April 28, 2017, the Second Amendment to Amended and Restated Credit Agreement, dated March 8, 2018 and the Third Amendment to Amended and Restated Credit Agreement, dated August 17, 2018, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement”), among the Borrower, each lender from time to time party thereto and Barclays Bank PLC as administrative agent thereunder;
Whereas, pursuant to the Original Credit Agreement, the Revolving Credit Lenders (as defined in the Original Credit Agreement) extended credit to the Borrower in the form of and pursuant to Revolving Credit Commitments (as defined in the Original Credit Agreement) in an aggregate amount at any time outstanding not in excess of $800,000,000;
Whereas, the Borrower has requested that the Revolving Credit Lenders, and the Revolving Credit Lenders have agreed to, amend and restate the Original Credit Agreement in its entirety to read as set forth in this Agreement to provide a revolving credit facility in an aggregate amount of $750,000,000 and make the other modifications evidenced hereby, and the Revolving Credit Lenders have indicated their willingness to lend and each L/C Issuer has indicated its willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein; and
Whereas, the Borrower and the Lenders party hereto have agreed to amend and restate the Original Credit Agreement in its entirety to read as set forth in this Agreement; and it has been agreed by such parties that the Loans and any other Obligations under (and each as defined therein) the Original Credit Agreement shall be governed by and deemed to be outstanding under this Agreement with the intent that this Agreement shall supersede the terms of the Original Credit Agreement which shall hereafter have no further effect upon the parties thereto (other than the indemnification, expense and other provisions of the Original Credit Agreement that expressly survive pursuant to the terms set forth therein) and which shall be amended and restated by this Agreement; and all references to the “Credit Agreement” in any Loan Document (as defined in the Original Credit Agreement) delivered in connection with the Original Credit Agreement shall be deemed to refer to this Agreement and the provisions hereof; provided that it is agreed and understood that this Agreement does not constitute a novation, satisfaction, payment or reborrowing of any Obligation under the Original Credit Agreement or any other such Loan Document except as expressly modified by this Agreement, nor does it operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under any Loan Document.

Now, therefore, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE 1.
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“2014 Credit Agreement” means the Credit Agreement, dated as of January 29, 2014, among the Borrower, each lender from time to time party thereto and Barclays Bank PLC (as successor administrative agent to Wells Fargo Bank, N.A.), as amended, restated, amended and restated, supplemented or otherwise modified prior to the date of the Original Credit Agreement.
“2026 Senior Notes” means the Borrower’s 5.00% Senior Notes due 2026 issued pursuant to that certain Indenture, dated as of August 3, 2016 between the Borrower and Wells Fargo Bank, National Association, as trustee.
“2027 Senior Notes” means the Borrower’s 5.75% Senior Notes due 2027 issued pursuant to that certain Indenture, dated as of February 14, 2017, between the Borrower and Wells Fargo Bank, National Association, as trustee.
“2028 Senior Notes” means the Borrower’s 5.625% Senior Notes due 2028 issued pursuant to that certain Indenture, dated as of December 1, 2017, between the Borrower and Wells Fargo Bank, National Association, as trustee.
“2029 Senior Notes” means the Borrower’s 5.50% Senior Notes due 2029 issued pursuant to that certain Indenture, dated as of July 3, 2019, between the Borrower and Wells Fargo Bank, National Association, as trustee.
“2030 Senior Notes” means the Borrower’s 4.625% Senior Notes due 2030 issued pursuant to that certain Indenture, dated as of February 26, 2020, between the Borrower and Wells Fargo Bank, National Association, as trustee.
“Act” has the meaning specified in Section 10.19.
“Additional Refinancing Lender” has the meaning specified in Section 2.17.

“Administrative Agent” means Barclays Bank PLC, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Foreign Subsidiary” means any Foreign Subsidiary to the extent such Foreign Subsidiary acting as a Guarantor, or having a Lien granted in its Equity Interests to secure the Obligations or granting a Lien on any of its assets to secure the Obligations would, in any case, cause a Deemed Dividend Problem.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agency Fee Letter” means the Agency Fee Letter, dated May 4, 2015, between the Borrower and the Administrative Agent.
“Agent” means the Administrative Agent, each Syndication Agent and each Documentation Agent.
“Agent Parties” has the meaning specified in Section 10.02(c).
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” has the meaning specified in the introductory paragraph hereto.
“Agreement Currency” has the meaning specified in Section 10.20.
“Alternative Currency” means Canadian Dollars, Euros and Pounds Sterling.
“Annual Financial Statements” means the most recently delivered audited financial statements required to be delivered pursuant to Section 6.01(a) of this Agreement (or, until such time as such financial statements are so required to be delivered, the audited financial statements for the period ended September 30, 2019, delivered pursuant to the Original Credit Agreement).
“Anti-Corruption Laws” means any laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Restricted Subsidiaries from time to time concerning or relating to bribery or corruption of public officials, including without limitation the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“Anti-Terrorism Laws” has the meaning specified in Section 5.19.
“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate principal amount of all Commitments and, if applicable and without duplication, Loans of such Lender under the applicable Facility or Facilities at such time; provided that, with respect to any Revolving Credit Facility, if the commitment of each Revolving Credit Lender to make Revolving Credit Loans under such Revolving Credit Facility and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments in respect thereof have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of such Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender immediately prior to such termination and after giving effect to any subsequent assignments. The initial Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility is set forth opposite the name of such Revolving Credit Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving Credit Lender becomes a party hereto, as applicable. The Applicable Percentage of any Revolving Credit Lender is subject to adjustment as provided in Section 2.16.
“Applicable Rate” means in respect of Original Revolving Credit Loans, (i) from the Closing Date to the date following the Closing Date on which a Compliance Certificate is delivered pursuant to Section 6.02(a) in respect of the first full fiscal quarter ending after the Closing Date, 0.50% per annum for Base Rate Loans that are Revolving Credit Loans or Swing Line Loans and 1.50% per annum for Eurodollar Rate Loans, RFR Loans and CDOR Rate Loans that are Revolving Credit Loans and Letter of Credit Fees and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Secured Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Secured Net Leverage Ratio	Eurodollar Rate/CDOR Rate Loans/RFR Loans/Letters of Credit	Base Rate
1	> 3.00 to 1.00	2.00%	1.00%
2	< 3.00 to 1.00 and > 1.50 to 1.00	1.75%	0.75%
3	< 1.50 to 1.00	1.50%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Secured Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).

Furthermore, and notwithstanding anything to the contrary contained in this definition, the Applicable Rate in respect of any Incremental Term Loans, any Refinancing Term Loans or any Other Revolving Commitments (and any Other Revolving Loans thereunder) shall be the applicable percentages per annum set forth in the relevant Joinder Agreement or Refinancing Amendment, as applicable.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
For the avoidance of doubt, for periods prior to the Closing Date, the “Applicable Rate” shall be as defined in the Original Credit Agreement, and the foregoing rates shall be deemed effective on and after the Closing Date.
“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentages in respect of the Revolving Credit Facilities at such time.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be reasonably determined by the Administrative Agent or the applicable L/C Issuer to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuer and (ii) the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means Barclays Bank PLC, BofA Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Loan Funding LLC, JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC in their capacities as joint lead arrangers and joint bookrunners.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Auction” has the meaning specified in Section 10.06(b)(vii)(A).
“Availability Period” means, in respect of any Revolving Credit Facility, the period from and including the Closing Date (or the date of the effectiveness of the applicable Revolving Credit Commitments in the case of any Revolving Credit Commitments other than the Original Revolving Credit Commitments) to the earliest of (i) the Maturity Date in respect of such Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments in respect of such Revolving Credit Facility pursuant to Section 2.06 and (iii) the date of termination of the commitment of each Revolving Credit Lender in respect of such Revolving Credit Facility to make Revolving Credit Loans under such Revolving Credit Facility and of the obligation of the L/C Issuers to make L/C Credit Extensions in respect of such Revolving Credit Facility pursuant to Section 8.02.
“Available Amount” means, at any time, an amount equal to, without duplication:
(a)the sum of:
(1)the sum of (A) $2,283,000,000 and (B) the greater of (x) $200,000,000 and (y) 20% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the Most Recent Financial Statements; plus
(2)an amount, not less than zero, determined on a cumulative basis equal to the Borrower Retained ECF Amount; plus
(3)the amount of any capital contributions or other proceeds of issuances of Equity Interests (other than Disqualified Equity Interests) received as cash and Cash Equivalents by the Borrower, plus the fair market value, as determined in good faith by the Borrower, of marketable securities or other property received by the Borrower as a capital contribution or in return for issuances of Equity Interests (other than Disqualified Equity Interests), in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(4)the aggregate principal amount of any Indebtedness or Disqualified Equity Interests, in each case, of the Borrower and/or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness or Disqualified Equity Interests issued to the Borrower or a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests (other than Disqualified Equity Interests) of the Borrower, together with the fair market value of any Cash Equivalents and the fair market value (as reasonably determined by the Borrower) of any other property or assets received by the Borrower or such Restricted Subsidiary upon such exchange or conversion, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus
(5)the net proceeds received by the Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with the Disposition to a Person (other than the Borrower or any Restricted Subsidiary) of any Investment made pursuant to Section 7.02(o)(2); provided that such amount does not exceed the amount of such Investment made pursuant to Section 7.02(o)(2); plus
(6)to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the cash proceeds received by the Borrower and/or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in respect of any Investment made pursuant to Section 7.02(o)(2) (in an amount not to exceed the original amount of such Investment made pursuant to Section 7.02(o)(2)); plus
(7)an amount equal to the sum of (A) the amount of any Investments by the Borrower and/or any Restricted Subsidiary pursuant to Section 7.02(o)(2) in any Unrestricted Subsidiary (in an amount not to exceed the original amount of such Investment made pursuant to Section 7.02(o)(2)) that has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Borrower or any Restricted Subsidiary and (B) the fair market value (as reasonably determined by the Borrower) of the property or assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed (in an amount not to exceed the original amount of the Investment in such Unrestricted Subsidiary made pursuant to Section 7.02(o)(2)) to the Borrower and/or any Restricted Subsidiary, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(8)the amount of Declined Proceeds; minus
(b)an amount equal to the sum of (1) Investments made pursuant to Section 7.02(o)(2), (2) Restricted Payments made pursuant to Section 7.06(e)(2) and (3) payments, redemptions, purchases, defeasements or other satisfactions of Restricted Indebtedness made pursuant to Section 7.14(d), in each case, made after the Closing Date and prior to such time, or contemporaneously therewith.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-in Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means, with respect to Loans denominated in U.S. Dollars, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1.00% and (c) the Eurodollar Rate that would be payable on such day for a Eurodollar Rate Loan with a one-month Interest Period plus 1.00%.
“Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate.
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided, further, that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement or any Daily Simple SONIA, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement or the Daily Simple SONIA and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement or the Daily Simple SONIA exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:
(i)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; or
(ii)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:
(1)a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;

(2)a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 3.08 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 3.08.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrower Retained ECF Amount” means, as at any date of determination, an amount equal to the Borrower Retained ECF Percentage of the Consolidated Excess Cash Flow of the Borrower for each Fiscal Year beginning with the Fiscal Year commencing October 1, 2020 through and including the last day of the most recently completed Fiscal Year with respect to which the Administrative Agent has received the Compliance Certificate required to be delivered pursuant to Section 6.02(a).
“Borrower Retained ECF Percentage” means, for any given Fiscal Year, 50%; provided that if, as of the last day of such Fiscal Year, the Secured Net Leverage Ratio is (x) less than or equal to 3.00:1.00 but greater than 2.25:1.00, the Borrower Retained ECF Percentage shall be 75% or (y) less than or equal to 2.25:1.00, the Borrower Retained ECF Percentage shall be 100%.
“Borrowing” means a Revolving Credit Borrowing of a particular Class, a Refinancing Term Loan Borrowing, a Swing Line Borrowing or an Incremental Borrowing, as the context may require.
“Business Day” means (a) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, (b) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank market ~~and~~, (c) with respect to all notices, determinations, fundings and payments in connection with, and payments of principal and interest on, CDOR Rate Loans, any day which is a Business Day described in clause (a) and which is also a day which is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in Toronto, Ontario and (d) when used in connection with an RFR Loan, the term “Business Day” shall exclude any day that is not an RFR Business Day.

“Canadian Dollars” or “C$” means the lawful currency of Canada.
“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition or maintenance of any fixed or capital asset, in each case, that are capitalized in accordance with GAAP.
“Capital Lease” means, with respect to any Person, any lease that is required by GAAP to be capitalized on a balance sheet of such Person.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, any L/C Issuer or the Swing Line Lender (as applicable) and the Revolving Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans or obligations of Revolving Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the applicable L/C Issuer or the Swing Line Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Restricted Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):
(a)readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;
(b)time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America or Canada, any state or province thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 365 days from the date of acquisition thereof;
(c)commercial paper issued by any Person organized under the laws of any state of the United States of America and maturing no more than 365 days from the time of the acquisition thereof, and having, at the time of acquisition thereof, a rating of A-1 (or the then equivalent grade) or better from S&P or P-1 (or the then equivalent grade) or better from Moody’s;

(d)Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition; and
(e)solely with respect to Foreign Subsidiaries, investments of the types and maturities described in clauses (a) through (d) above issued, where relevant, by any commercial bank of recognized international standing chartered in the country where such Foreign Subsidiary is domiciled having unimpaired capital and surplus of at least $500,000,000.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, card services (including services related to credit cards, including purchasing and commercial cards, prepaid cards, including payroll, stored value and gift cards, merchant services processing and debit cards), electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with any Loan Party, is a Lender, the Administrative Agent or an Arranger or an Affiliate of a Lender, the Administrative Agent or an Arranger, in its capacity as a party to such Cash Management Agreement, and (b) in the case of any Cash Management Agreement entered into prior to, and existing on, the Closing Date, any Person that is, on the Closing Date, a Lender, the Administrative Agent or an Arranger or Affiliate of a Lender, the Administrative Agent or an Arranger, in its capacity as a party to such Cash Management Agreement.
“CDOR Rate” means, with respect to each Interest Period for a CDOR Rate Loan, the rate per annum equal to the average rate applicable to Canadian Dollar bankers’ acceptances having an identical or comparable term as the proposed CDOR Rate Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service as at approximately 10:00 a.m. (Toronto, Canada time) two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent) with a term equivalent to such Interest Period or if such Interest Period is not equal to a number of months, with a term equivalent to the number of months closest to such Interest Period; provided that if such rate is not available at such time for any reason, the Administrative Agent may substitute such rate with a reasonably acceptable alternative published interest rate that adequately reflects the all-in-cost of funds to the Administrative Agent and the Lenders for funding such CDOR Rate Loan. Notwithstanding the foregoing, at no time will the CDOR Rate be deemed to be less than zero percent per annum.
“CDOR Rate Loan” means a Revolving Credit Loan or Incremental Revolving Loans (or any one or more portions thereof) that bears interest based on the CDOR Rate.

“Central Bank Rate” means (A) the greater of (i) for any Loan denominated in Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, and (ii) zero; plus (B) the applicable Central Bank Rate Adjustment.
“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in Pounds Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SONIA for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Pounds Sterling in effect on the last RFR Business Day in such period; provided that if such rate shall be less than 0.00%, such rate shall be deemed to be 0.00%.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and any rules or regulations promulgated thereunder.
“CFC” means a Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” means the occurrence of any of the following:
(a)the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder;
(b)the adoption of a plan relating to the liquidation or dissolution of the Borrower;
(c)the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) other than a Permitted Holder becomes the Beneficial Owner, directly or indirectly, of 50% or more of the Voting Stock of the Borrower, measured by voting power rather than number of shares; or

(d)a “Change of Control”, “Change in Control” or other substantively similar term under any of the Senior Notes or any other Indebtedness of the Borrower or any of its Restricted Subsidiaries with an aggregate principal amount in excess of the Threshold Amount (to the extent that the occurrence of such event permits the holders of Indebtedness thereunder to accelerate the maturity thereof or to resell such other Indebtedness to the Borrower, or requires the Borrower to repay, or offer to repurchase, such Indebtedness prior to the stated maturity thereof).
“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Incremental Revolving Credit Commitments, Other Revolving Commitments of a given Refinancing Series, Incremental Term Loan Commitments or Refinancing Term Commitments of a given Refinancing Series and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Original Revolving Credit Loans, Incremental Revolving Loans, Other Revolving Loans of a given Refinancing Series, Incremental Term Loans or Refinancing Term Loans of a given Refinancing Series. Loans that are not fungible for United States federal income tax purposes shall be construed to be in different Classes or tranches. Commitments that, if and when drawn in the form of Loans, would yield Loans that are construed to be in different Classes or tranches pursuant to the immediately preceding sentence shall be construed to be in different Classes or tranches of Commitments corresponding to such Loans. There shall be no more than an aggregate of two Classes of revolving credit facilities and two Classes of term loan facilities under this Agreement.
“Closing Date” means the first date all the conditions precedent referred to in Section 4.01 are satisfied or waived in accordance with Section 10.01, which date is March 18, 2020.
“Code” means the Internal Revenue Code of 1986, as amended (unless otherwise provided herein).
“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property provided as collateral security under the terms of the Collateral Documents.
“Collateral Agreement” means the amended and restated guarantee and collateral agreement of even date herewith executed and delivered by the Loan Parties and substantially in the form of Exhibit G.
“Collateral Documents” means, collectively, the Collateral Agreement, collateral assignments, supplements to all of the foregoing, security agreements, pledge agreements, control agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 4.01(a)(ii) or 6.11, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Revolving Credit Commitment, an Incremental Revolving Credit Commitment, an Incremental Term Loan Commitment, a Refinancing Term Commitment or an Other Revolving Commitment, as the context may require.
“Commitment Fee Rate” means (a) from the Closing Date to the date following the Closing Date on which a Compliance Certificate is delivered pursuant to Section 6.02(a) in respect of the first full fiscal quarter following the Closing Date, 0.250% and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Secured Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Secured Net Leverage Ratio	Commitment Fee Rate
1	> 3.00 to 1.00	0.375%
2	< 3.00 to 1.00	0.250%

Any increase or decrease in the Commitment Fee Rate resulting from a change in the Secured Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).
Notwithstanding anything to the contrary contained in this definition, the determination of the Commitment Fee Rate for any period shall be subject to the provisions of Section 2.10(b).
    For the avoidance of doubt, for time periods prior to the Closing Date, the “Commitment Fee Rate” shall be as defined in the Original Credit Agreement, and the foregoing rates shall be deemed effective on and after the Closing Date.
“Committed Loan Notice” means a notice of (a) a Revolving Credit Borrowing or (b) an Incremental Borrowing, which shall be substantially in the form of Exhibit A-1.
“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Closing Date, and includes, without limitation, all series and classes of such common stock.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with: (a) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; or (b) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time; provided that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (a) or clause (b) above is not administratively feasible for the Administrative Agent as determined by the Administrative Agent in its reasonable discretion, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement”.
“Consolidated Current Assets” means, as at any date of determination, the total assets of a Person and its Restricted Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents.
“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of a Person and its Restricted Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.
“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period, plus (i) the following, without duplication, to the extent (other than in the case of clauses (n) and (p)) deducted in calculating such Consolidated Net Income:
(a)Consolidated Interest Charges, plus
(b)the provision for federal, state, local and foreign income and franchise taxes payable (calculated net of federal, state, local and foreign income tax credits) and other taxes, interest and penalties included under GAAP in income tax expense (provided that such amounts in respect of any Restricted Subsidiary shall be included in this clause (b) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Borrower by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its Organization Documents and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders, partners or members), plus

(c)depreciation and amortization expenses (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), plus
(d)other non-recurring expenses, write-offs, write-downs or impairment charges which do not represent a cash item in such period (or in any future period) (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts receivable or inventory), plus
(e)non-cash charges or expenses related to stock-based compensation and other non-cash charges or non-cash losses (including extraordinary, unusual or non-recurring non-cash losses) incurred or recognized, plus
(f)cash or non-cash charges constituting fees and expenses incurred in connection with the Transactions, plus
(g)unrealized and realized net losses in the fair market value of any arrangements under Swap Contracts and losses, charges and expenses attributable to the early extinguishment or conversion of Indebtedness, arrangements under Swap Contracts or other derivative instruments (including deferred financing expenses written off and premiums paid), plus
(h)any expenses or charges related to any issuance of Equity Interests or debt securities, Investments (whether or not consummated), acquisitions (whether or not consummated), Dispositions (whether or not consummated), recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including any amendment or other modification of the Obligations or other Indebtedness, plus
(i)one-time deal advisory, financing, legal, accounting, and consulting cash expenses incurred by the Borrower and its Restricted Subsidiaries in connection with any Permitted Acquisitions or other Investment in the nature of an acquisition not constituting the consideration for any such Permitted Acquisition or other Investment in the nature of an acquisition, plus
(j)non-cash losses and expenses resulting from fair value accounting (as permitted by Accounting Standard Codification Topic No. 825-10-25 – Fair Value Option or any similar accounting standard), plus
(k)non-cash losses on sales of Receivables that are Disposed of in connection with a Qualified Receivables Transaction permitted hereunder, plus

(l)extraordinary, unusual or non-recurring cash charges and losses incurred or recognized, plus
(m)any increase in cost of goods sold resulting from the write up of inventory attributable to purchase accounting treatment with respect to any acquisition, plus
(n)the amount of any expected cost savings, operating improvements and expense reductions, product margin synergies and other synergies (net of the amount of actual amounts realized) reasonably identifiable and factually supportable (in the good faith determination of the Borrower) related to (A) the Transactions and (B) after the Closing Date, permitted asset sales, mergers or other business combinations, acquisitions, Investments, Dispositions or divestitures, integration costs, inventory optimizations, optimizations, facility consolidations and/or closings, operating improvements and expense reductions, restructurings, cost saving initiatives and other similar initiatives (in each case calculated on a pro forma basis as though such cost savings, operating improvements and expense reductions, product margin synergies and other synergies had been realized on the first day of such period and as if such cost savings, operating improvements and expense reductions, product margin synergies and other synergies were realized during the entirety of such period); provided that, such cost savings, operating improvements and expense reductions, product margin synergies and other synergies are reasonably expected to be realized within eighteen (18) months of the event giving rise thereto or the consummation of such transaction; provided, further, that with respect to clause (B) above, the aggregate amount of cost savings, operating improvements and expense reductions, product margin synergies and other synergies added-back pursuant to this clause (n) in any four consecutive fiscal quarter period, taken together with the aggregate amount of cost savings, operating expense reductions, other operating improvements and acquisition synergies added-back in connection with Permitted Acquisitions or other permitted Investments pursuant to clause (C) below, shall not exceed 25.00% of Consolidated EBITDA for such period prior to giving effect to this clause (n), plus
(o)costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives or operating expense reductions, product margin synergies and other synergies and similar initiatives, integration, transition, reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, facilities opening and pre-opening, business optimization and other restructuring costs, charges, accruals, reserves and expenses including inventory optimization programs, software development costs and costs related to the closure or consolidation of facilities, branches or distribution centers, and plants, the closure, consolidation or transfer of production lines between facilities and curtailments, costs related to entry into new markets, consulting and other professional fees, signing costs and bonuses, retention or completion bonuses, executive recruiting costs, relocation expenses, severance payments, modifications to, or losses on settlement of, pension and post-retirement employee benefit plans, new systems design and implementation costs, and project startup costs, plus

(p)to the extent not otherwise included above, proceeds of business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received so long as such Person in good faith expects to receive the same within the next four fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such proceeds shall be deducted in calculating Consolidated EBITDA for such fiscal quarters)), plus
(q)the amount of any earn-out and contingent consideration obligations incurred or accrued in connection with any Permitted Acquisition or other Investment in the nature of an acquisition and paid or accrued during such applicable period;
and (ii) minus, without duplication,
(x) unrealized and realized net gains included in Consolidated EBITDA for such Measurement Period in respect of hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of FASB ASC 830 or any similar accounting standard,
(y) non-cash gains included in Consolidated Net Income for such Measurement Period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or a reserve for a potential cash gain in any prior period), and
(z)    the amount added back in Consolidated EBITDA pursuant to clause (p) above, to the extent such business interruption proceeds were not received within the time period anticipated or required by such clause.
If there has occurred a Permitted Acquisition or other Investment in the nature of an acquisition permitted by this Agreement during the applicable Measurement Period, or for purposes of calculating the pro forma Total Net Leverage Ratio or Secured Net Leverage Ratio after the applicable Measurement Period but on or prior to the Ratio Calculation Date in accordance with Section 1.09(b), Consolidated EBITDA shall be calculated on a Pro Forma Basis.
Calculating Consolidated EBITDA on a “Pro Forma Basis” shall mean giving effect to any such Permitted Acquisition or other Investment in the nature of an acquisition, and any Indebtedness incurred or assumed in connection therewith, as follows:
(A)any Indebtedness incurred or assumed in connection with such Permitted Acquisition or other permitted Investment in the nature of an acquisition was incurred or assumed on the first day of the applicable Measurement Period and remained outstanding,
(B)the rate on such Indebtedness shall be calculated as if the rate in effect on the date of such Permitted Acquisition or other permitted Investment in the nature of an acquisition had been the applicable rate for the entire period (taking into account any interest rate Swap Contracts applicable to such Indebtedness), and

(C)all income, depreciation, amortization, taxes, and expense associated with the assets or entity acquired in connection with such Permitted Acquisition or other permitted Investment in the nature of an acquisition for the applicable period shall be calculated on a pro forma basis after giving effect to cost savings, operating expense reductions, other operating improvements and acquisition synergies that are reasonably identifiable and projected by the Borrower in good faith to be realized within eighteen (18) months after such Permitted Acquisition or other such permitted Investment in the nature of an acquisition (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken by the Borrower or any Restricted Subsidiary in connection with such Permitted Acquisition or other permitted Investment and net of (x) the amount of actual benefits realized during such period from such actions that are otherwise included in the calculation of Consolidated EBITDA in each case from and after the first day of such Measurement Period and (y) the amount of all income, depreciation, amortization, taxes and expenses associated with any assets or entity acquired in connection with such Permitted Acquisition or other such permitted Investment that the Borrower reasonably anticipates will be divested pursuant to Section 7.05(k) or otherwise;
provided that:
(i) the aggregate amount of cost savings, operating expense reductions, other operating improvements and acquisition synergies added-back in connection with Permitted Acquisitions or other permitted Investments pursuant to this clause (C) in any four consecutive fiscal quarter period, taken together with the aggregate amount of cost savings, operating improvements and expense reductions, product margin synergies and other synergies added-back pursuant to clause (n) above, shall not exceed 25.00% of Consolidated EBITDA for such period prior to giving effect to this clause (C); and
(ii) at the time any such calculation pursuant to this clause (C) is made, the Borrower shall deliver to the Administrative Agent a certificate signed by a Responsible Officer (which may be the Compliance Certificate) setting forth reasonably detailed calculations in respect of the matters referred to in this clause (C), as well as the relevant factual support in respect thereof.
“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to: (a) the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, plus, (ii) to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for non-cash charges reducing Consolidated Net Income, including for depreciation and amortization (excluding any such non-cash charge to the extent that it represents an accrual or reserve for a potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period), plus (iii) the Consolidated Working Capital Adjustment, minus (b) the sum, without duplication, of (i) the amounts for such period paid in cash by the Borrower and its Restricted Subsidiaries from operating cash flow (and not already reducing Consolidated Net Income) of (1) scheduled repayments (but not optional or mandatory prepayments) of Indebtedness for borrowed money of the Borrower and its Restricted Subsidiaries (excluding scheduled repayments of Revolving Credit Loans or Swing Line Loans (or other loans which by their terms may be re-borrowed if prepaid) except to the extent the Revolving Credit Commitments (or commitments in respect of such other revolving loans) are permanently reduced in connection with such repayments) and scheduled repayments of obligations of the Borrower and its Restricted Subsidiaries under Capital Leases (excluding any interest expense portion thereof), (2) Capital Expenditures, (3) payments of the type described in clause (f) of the definition of Consolidated EBITDA, and (4) consideration in respect of Investments made pursuant to Section 7.02 (other than Section 7.02(a), (c), (g) or (p)) (and financed with internally generated cash (and not from the proceeds of Indebtedness)) plus (ii) other non-cash gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash gain in any prior period).

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum, without duplication, of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including the Obligations hereunder and any Indebtedness owing or paid to non-Affiliated third parties in respect of Receivables Program Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct non-contingent obligations arising in connection with letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) contingent earn-outs, hold-backs and other deferred payment of consideration in Permitted Acquisitions), (e) Attributable Indebtedness in respect of Capital Leases, (f) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Restricted Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Restricted Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Restricted Subsidiary.
“Consolidated Interest Charges” means, for any Measurement Period, consolidated interest expense (net of interest income) for such period whether paid or accrued (but without duplication if accrued and paid in the same period and, for purposes of clause (a) of the definition of Consolidated EBITDA, not including any such amount paid if previously accrued and added back in the prior period) and whether or not capitalized (including, without limitation, and without duplication, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Leases, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptances, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Transaction owing or paid to non-Affiliated third parties, dividend and distribution payments made in cash on any Disqualified Equity Interests, and net payments, if any, pursuant to interest rate Swap Contracts, but excluding amortization of debt issuance costs), in each case, of or by the Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recently completed Measurement Period to (b) Consolidated Interest Charges for such Measurement Period.
“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period taken as a single accounting period determined in conformity with GAAP; provided that Consolidated Net Income shall exclude, without duplication, (a) extraordinary gains and extraordinary non-cash losses for such Measurement Period, (b) the net income of any Restricted Subsidiary that is not a Loan Party (other than a Receivables Subsidiary) during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Restricted Subsidiary during such Measurement Period, except that the Borrower’s equity in any net loss of any such Restricted Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, (c) any income (or loss) for such Measurement Period of any Person if such Person is not a Restricted Subsidiary or is a Receivables Subsidiary, except that (x) the Borrower’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to the Borrower or a Restricted Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Restricted Subsidiary, such Restricted Subsidiary is not precluded from further distributing such amount to the Borrower as described in clause (b) of this proviso) and (y) any such loss for such Measurement Period shall be included to the extent funded with cash contributed by the Borrower or a Restricted Subsidiary, (d) any cancellation of debt income arising from a repurchase of Term Loans by the Borrower pursuant to Section 10.06(b)(vii) or any other early extinguishment of Indebtedness, hedging agreements or other similar instruments, (e) any (i) write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness, or (ii) good will or other asset impairment charges, write-offs or write-downs, and (f) the effects of purchase accounting adjustments (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries) in component amounts required or permitted by GAAP resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes.

“Consolidated Senior Secured Debt” means, as of any date of determination, without duplication, the aggregate principal amount of Consolidated Funded Indebtedness outstanding on such date that is secured by a Lien on any asset or property of the Borrower or any Restricted Subsidiary (including, for the avoidance of doubt, purchase money Indebtedness and Attributable Indebtedness in respect of Capital Leases).
“Consolidated Total Assets” means, on any date of determination, the total assets of the Borrower and its Restricted Subsidiaries, determined in accordance with GAAP as shown on the most recent consolidated balance sheet of the Borrower delivered pursuant to Section 6.01(a) or (b) on or prior to such date or, for the period prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b), the financial statements for the fiscal quarter ended December 31, 2019, in each case after giving pro forma effect to acquisitions or dispositions of Persons, divisions or lines of business that had occurred on or after such balance sheet date and on or prior to such date of determination.
“Consolidated Working Capital” means, as at any date of determination, Consolidated Current Assets of the Borrower and its Restricted Subsidiaries less Consolidated Current Liabilities of the Borrower and its Restricted Subsidiaries.
“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period. In calculating the Consolidated Working Capital Adjustment there shall be excluded the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities and the effect of any Permitted Acquisition during such period; provided, that there shall be included with respect to any Permitted Acquisition during such period an amount (which may be a negative number) by which the Consolidated Working Capital of the Person acquired in such Permitted Acquisition as at the time of such acquisition exceeds (or is less than) the Consolidated Working Capital of the Person acquired at the end of such period (in each case, substituting the Person acquired for the Borrower and its Restricted Subsidiaries in the calculation of such acquired Consolidated Working Capital).
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Conversion/Continuation Notice” means a notice of (a) a conversion of Loans of a particular Class from one Type to the other or (b) a continuation of Eurodollar Rate Loans or CDOR Rate Loans pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A-2 or any other form approved by the Administrative Agent.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period for a Eurodollar Rate Loan.
“Covenant Transaction” has the meaning specified in Section 1.09(d).
“Credit Agreement Refinancing Indebtedness” means Indebtedness incurred solely by the Borrower in the form of one or more series or classes of Loans or Commitments under this Agreement, in each case, issued, incurred or otherwise obtained (including by means of the amendment, extension, refinancing, or renewal of existing Indebtedness) in exchange for, or to refinance, in whole or part, existing Term Loans (and/or Term Commitments) and Revolving Credit Loans (and/or Revolving Credit Commitments), or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis with the Liens securing the other Obligations hereunder and is not secured by any property or assets other than the Collateral, (ii) such Indebtedness is not guaranteed by any Person other than the Guarantors, (iii) such Indebtedness is incurred solely to refinance, in whole or part, Refinanced Debt, and the proceeds thereof shall be substantially contemporaneously applied to prepay such Refinanced Debt, interest and any premium (if any) thereon, and fees and expenses incurred in connection with such Indebtedness, and any Term Commitments and/or Revolving Credit Commitments so refinanced shall be concurrently terminated, (iv) such Indebtedness (including, if such Indebtedness includes any Revolving Credit Commitments, the unused amount of such Revolving Credit Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Credit Commitments, the applicable amount thereof), plus accrued and unpaid interest, any premium, and fees and expenses reasonably incurred in connection therewith, (v) such Indebtedness has a maturity no earlier, and a Weighted Average Life to Maturity no shorter, than the Refinanced Debt, (vi) the terms and conditions of such Indebtedness (except as otherwise provided above and with respect to pricing, premiums, fees, rate floors and optional prepayment or redemption terms) are substantially identical to the terms and conditions applicable to the Refinanced Debt, unless (x) such terms apply only after the Latest Maturity Date at the time such Indebtedness is established or (y) this Agreement is amended so that such terms are also applicable for the benefit of the Lenders under any then-existing Facilities and (vii) such Refinanced Debt shall be repaid, all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, and all commitments in respect thereof shall be terminated, on the date such Indebtedness is incurred.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Daily Simple SONIA” means, for any day (an “RFR Rate Day”), a rate per annum equal to the sum of (a) the greater of (i) SONIA for the day (such day “i”) that is 5 (five) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website, and (ii) zero, and (b) the SONIA Adjustment. If by 5:00 pm (local time for the applicable RFR) on the second RFR Business Day immediately following any day “i”, the RFR in respect of such day “i” has not been published on the applicable SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the applicable Daily Simple SONIA has not occurred, then SONIA for such day “i” will be SONIA as published in respect of the first preceding RFR Business Day for which SONIA was published on the SONIA Administrator’s Website; provided that SONIA as determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SONIA for no more than three consecutive RFR Rate Days. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change without notice to the Borrower.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” has the meaning assigned to such term in Section 2.05(b)(vi).
“Deemed Dividend Problem” means, with respect to any CFC, such CFC’s current and accumulated and undistributed earnings and profits (other than earnings and profits described in Sections 959(c)(1) and 959(c)(2) of the Code) being deemed to be repatriated to the Borrower or the applicable Domestic Subsidiary of the Borrower under Section 956 of the Code and the United States Treasury Regulations promulgated thereunder and the effect of such deemed repatriation causing adverse tax consequences to the Borrower or the applicable Domestic Subsidiary of the Borrower in each case as determined by the Borrower in its commercially reasonable judgment acting in good faith and in consultation with the Administrative Agent.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (x) with respect to principal, interest or other fees attributable to a Facility, (i) in the case of Loans denominated in an Alternative Currency, the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% and (ii) in the case of Loans denominated in U.S. Dollars, the Base Rate plus the Applicable Rate applicable to Base Rate Loans under such Facility plus 2% per annum and (y) with respect to all other Obligations, (i) the Base Rate plus (ii) the Applicable Rate applicable to Base Rate Loans under the Original Revolving Credit Facility plus (iii) 2% per annum, in each case to the fullest extent permitted by applicable Laws, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder, unless, with respect to funding obligations in respect of Loans, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has provided written notice to the Borrower and the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such written notice or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent made in good faith belief that such Lender may not honor its funding obligations, to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgements or writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Designated Non-Cash Consideration” means the fair market value (as determined by the Borrower in good faith) of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(j) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower setting forth the basis of such valuation (which amount will be reduced by the amount of cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or Cash Equivalents).
“Designated Parent Subsidiary” has the meaning specified in Section 7.02(z).
“Designated Subsidiaries” means the Subsidiaries of the Borrower identified to the Administrative Agent in writing prior to the Closing Date. The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to make the list available to Lenders on the “Private Side Information” portion of the Platform.

“Disposition” or “Dispose” means the sale, consignment, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including (x) any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and (y) any issuance of Equity Interests by any Restricted Subsidiary of such Person. For the avoidance of doubt, any issuance of Equity Interests by the Borrower shall not be a Disposition.
“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provide for the mandatory scheduled payment of distributions or dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case prior to the date that is 91 days after the Latest Maturity Date in effect at the time of issuance of such Equity Interests; provided, however, that only the portion of Equity Interests which so mature or are mandatorily redeemable, are redeemable at the option of the holder thereof, provide for the mandatory scheduled prepayment of distributions or dividends, or which are or become convertible as described above after the Latest Maturity Date shall be deemed to be Disqualified Equity Interests; and provided further, however, that if such Equity Interests are issued pursuant to a plan for the benefit of the employees of the Borrower or its Restricted Subsidiaries, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Disqualified Lender” means (a) any Person (or its Subsidiaries and Affiliates) who is an operating competitor of the Borrower or its Subsidiaries and that is separately identified by the Borrower to the Administrative Agent by name in writing prior to the Closing Date (which list of operating competitors may be supplemented by the Borrower after the Closing Date by means of a written notice to the Administrative Agent; provided that such supplementation shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation in the Loans or Commitments hereunder) and (b) with respect to each Person that is a “Disqualified Lender” pursuant to clause (a) above, any of its Affiliates (other than any Affiliate of a Person that is solely a “Disqualified Lender” pursuant to clause (a) above and is a bona fide debt fund or an investment vehicle that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business and for purposes hereof, a “vulture fund” or Person that purchases distressed debt in the ordinary course of its business shall be deemed not to be a bona fide debt fund or an investment vehicle that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business) that is either (i) identified to the Administrative Agent by name in writing by the Borrower from time to time (provided that such supplementation shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation in the Loans hereunder) or (ii) clearly identifiable as an Affiliate of such Disqualified Lender solely on the basis of such Affiliate’s name.

“Disregarded Domestic Subsidiary” means any Domestic Subsidiary (a) substantially all of the assets of which consist of the Equity Interests of one or more CFCs or (b) that is treated as a disregarded entity for U.S. federal income tax purposes that holds, directly or indirectly, the Equity Interests of one or more CFCs.
“Documentation Agents” means Credit Suisse Loan Funding LLC and JPMorgan Chase Bank, N.A., in their capacities as co-documentation agents.
“Domestic Subsidiary” means any Restricted Subsidiary organized in the United States or any political subdivision thereof but excluding any direct or indirect Subsidiary of a CFC.
“Early Opt-in Election” means the occurrence of:
(A)(i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.08, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and
(B)(i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Yield” means, as to any Loans of any Class, the effective yield on such Loans, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the original stated life of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding arrangement fees, structuring fees, administrative or agency fees, commitment fees, underwriting fees or other fees payable to any lead arranger (or its affiliates) (regardless of whether paid in whole or in part to any or all Lenders) in connection with the commitment or syndication of such Indebtedness.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 10.06(b)(v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Engagement Letter” means the Engagement Letter, dated February 18, 2020, among the Borrower and the Arrangers.
“Environmental Claim” means any written notice, claim, demand, action, litigation, toxic tort, proceeding, demand, request for information, complaint, citation, summons, investigation, notice of non-compliance or violation, cause of action, consent order, consent decree, investigation, or other proceeding by any Governmental Authority or any other Person, arising out of, based on or pursuant to any Environmental Law or related in any way to any actual, alleged or threatened Environmental Liability.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, agreements or governmental restrictions relating to human health and safety, pollution, the protection of the environment or the release of any materials into the environment, including those related to hazardous materials, substances or wastes and air and water emissions and discharges.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), obligation, responsibility or cost directly or indirectly resulting from or based upon (a) any violation of, or liability under, any Environmental Law, (b) the generation, use, handling, transportation, storage, distribution, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, (e) natural resource damage or (f) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization issued pursuant to or required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (or Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means the occurrence of any of the following (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification concerning the imposition upon the Borrower or any of its ERISA Affiliates of any liability with respect to such withdrawal, or a determination that a Multiemployer Plan is or is expected to be insolvent within the meaning of Title IV of ERISA; (d) the filing of a notice of intent to terminate, or the treatment of a Pension Plan amendment as a termination of, any Pension Plan, under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that the adjusted funding target attainment percentage (as defined in Section 436(j)(2) of the Code) of any Pension Plan is both less than 80% and such Pension Plan is more than $20,000,000 underfunded on an adjusted funding target attainment percentage basis; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; or (i) the failure to satisfy the Pension Funding Rules with respect to any Pension Plan, whether or not waived.
“Escrow Subsidiary” means a wholly-owned Subsidiary (i) created by the Borrower or any Subsidiary for the sole purpose of issuing debt securities the net proceeds of which must be deposited into a secured escrow account of such Subsidiary pending consummation of a Permitted Acquisition and which debt securities must be redeemed if such Permitted Acquisition is not consummated, (ii) engaged in no activities other than those incidental to the issuance of such debt securities, (iii) owning no assets other than amounts that have been deposited into such secured escrow account and (iv) which has been designated as an Escrow Subsidiary by the Borrower’s Board of Directors as evidenced by a filing with the Administrative Agent of (1) a board resolution of the Borrower giving effect to such designation and (2) an officers’ certificate certifying that such designation, and the transactions in which such Subsidiary will engage (including the terms of the debt securities issued by such Subsidiary), comply with the requirements of this definition; provided that if at any time (x) such Subsidiary ceases to comply with the requirements of this definition or (y) the debt securities become guaranteed by (or secured by assets of) any Person other than such Subsidiary, such designated Subsidiary shall no longer constitute an Escrow Subsidiary under this Agreement.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Euro” and “€” means the single currency of any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Union relating to economic and monetary union.
“Eurodollar Rate” means for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by multiplying (I)(x) (i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered Screen Rate for deposits (for delivery on the first day of such period) (such page currently being in relation to a Loan denominated in U.S. Dollars ~~or Pounds Sterling~~, as currently published on Reuters Screen LIBOR01 Page or LIBOR02 Page (or any successor thereto) and (ii) in relation to a Loan denominated in Euros, the EURIBOR01 page) (the “LIBO Rate”) with a term equivalent to such Interest Period in the relevant currency, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (y) in the event the rates referenced in the preceding clause (x) do not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays an average London Interbank Offered Rate for deposits (for delivery on the first day of such period) with a term equivalent to such Interest Period in such currency, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (z) in the event the rates referenced in the preceding clauses (x) and (y) are not available, the rate per annum equal to the offered quotation rate by first class banks in the London interbank market to the Administrative Agent for deposits (for delivery on the first day of the relevant period) in such currency of amounts in same day funds comparable to the principal amount of the applicable Loan of the Administrative Agent for which the Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date; provided that, if the rates referenced in clause (x) shall not be available at the applicable time for the applicable Interest Period (an “Impacted Interest Period”), then the Eurodollar Rate for such currency and Interest Period shall be the Interpolated Rate by (II) the Statutory Reserve Rate; provided, however, notwithstanding the foregoing, at no time will the Eurodollar Rate be deemed to be less than zero percent per annum.

“Eurodollar Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest at a rate based on the definition of “Eurodollar Rate.”
“Event of Default” has the meaning specified in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Assets” has the meaning specified in the Collateral Agreement.
“Excluded Subsidiary” means (a) any Affected Foreign Subsidiary, or any direct or indirect Subsidiary of any Affected Foreign Subsidiary, (b) any Receivables Subsidiary, (c) any Escrow Subsidiary, (d) any Unrestricted Subsidiary, (e) any Disregarded Domestic Subsidiary, or (f) any Restricted Subsidiary that is not a wholly owned Subsidiary and that constitutes a bona fide joint venture with a third party that is not an Affiliate of the Borrower, if, in the case of this clause (f), the granting of a security interest therein (i) would be prohibited by, cause a default under or result in a breach of, or would give another Person (other than the Borrower or any Restricted Subsidiary) a right to terminate, under any organizational document, shareholders, joint venture or similar agreement applicable to such Restricted Subsidiary that is not a wholly owned Subsidiary and that constitutes a bona fide joint venture with a third party that is not an Affiliate of the Borrower or (ii) would require obtaining the consent of any Person (other than the Borrower or any Restricted Subsidiary) unless such consent has been obtained; provided that the Borrower and its Restricted Subsidiaries shall not be required to obtain any such consents.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by overall net income (however denominated), franchise Taxes (in lieu of net income Taxes), and branch profits Taxes in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the Laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or (ii) that are Other Connection Taxes, (b) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (c) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any United States federal withholding Tax that (i) is required to be imposed on amounts payable to or for the account of such Lender pursuant to the Laws in force at the time such Lender acquires such interest in the Loan or Commitment (or designates a new Lending Office) or (ii) is attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except that in the case of a Lender that designates a new Lending Office or becomes a Party to this Agreement pursuant to an assignment, withholding Taxes shall not be Excluded Taxes to the extent that such Taxes were not Excluded Taxes with respect to such Lender or its assignor, as the case may be, immediately before such designation of a new Lending Office or assignment; and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Letters of Credit” means the collective reference to the existing letters of credit identified on Schedule 1.01A, including extensions and renewals thereof.

“Existing Obligations” has the meaning specified in Section 10.24.
“Facility” means the Revolving Credit Facility, an Incremental Facility or a Refinancing Facility, as the context may require.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Effective Rate for any day is less than zero, the Federal Funds Effective Rate for such day will be deemed zero.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fee Letters” means (a) the Agency Fee Letter and (b) the Arranger Fee Letter, dated February 18, 2020, among the Borrower and Barclays Bank PLC.
“Fiscal Year” means the fiscal year of the Borrower and its Restricted Subsidiaries ending on September 30 of each calendar year.
“Foreign Government Scheme or Arrangement” has the meaning specified in Section 5.11(c).
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Plan” has the meaning specified in Section 5.11(c).
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Revolving Credit Percentage of the outstanding L/C Obligations in respect of Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fully Funded” has the meaning specified in Section 5.11(c).
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the National Association of Insurance Commissioners and any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, each existing and future direct or indirect Subsidiary of the Borrower (other than any Excluded Subsidiary or any Immaterial Subsidiary).
“Hazardous Materials” means all explosive or radioactive substances or wastes, contaminants, pollutants or any other hazardous or toxic substances, wastes or materials regulated under or defined in any Environmental Law, including petroleum, its derivatives or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, and infectious or medical wastes.
“Hazardous Material Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.
“Hedge Bank” means any Person that, at the time it enters into a Swap Contract permitted (i) hereunder, is a Lender, the Administrative Agent or an Arranger or an Affiliate of a Lender, the Administrative Agent or an Arranger in its capacity as a party to such Swap Contract, (ii) under the Original Credit Agreement, was a “Lender”, the “Administrative Agent” or an “Arranger” or an “Affiliate” of a “Lender”, the “Administrative Agent” or an “Arranger” (as each such term was defined in the Original Credit Agreement) in its capacity as a party to such Swap Contract or (iii) under the 2014 Credit Agreement, was a “Lender”, the “Administrative Agent” or an “Arranger” or an “Affiliate” of a “Lender”, the “Administrative Agent” or an “Arranger” (as each such term was defined in the 2014 Credit Agreement) in its capacity as a party to such Swap Contract.
“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary that, (a) as of the last date of the most recent fiscal quarter of the Borrower for which financial statements have been delivered, accounts for less than 5.00% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries and less than 5.00% of the total revenue of the Borrower and its Restricted Subsidiaries on a consolidated basis, in each case, as measured as of the last day of the most recent fiscal quarter of the Borrower for which financial statements have been delivered and (b) does not, directly or indirectly, hold Equity Interests in any Restricted Subsidiary that is not an Immaterial Subsidiary as of such date; provided that if, as of the last date of the most recent fiscal quarter of the Borrower for which financial statements have been delivered, the aggregate amount of Consolidated Total Assets or net sales attributable to all Restricted Subsidiaries that are Immaterial Subsidiaries exceeds 7.50% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries or 7.50% of the total revenues of the Borrower and its Restricted Subsidiaries on a consolidated basis, then a sufficient number of Restricted Subsidiaries which are not Excluded Subsidiaries shall be designated by the Borrower (or, in the event the Borrower has failed to do so within twenty days, the Administrative Agent) to eliminate such excess, and such designated Restricted Subsidiaries shall no longer constitute Immaterial Subsidiaries under this Agreement.

“Immediate Family Member” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator, in each case, acting on their behalf) or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
“Increased Amount Date” has the meaning specified in Section 2.14(b).
“Incremental Available Amount” means
(a)(i) the greater of (x) $1,014,000,000 and (y) 100.00% of the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the Most Recent Financial Statements less (ii) the aggregate principal amount of Indebtedness incurred pursuant to Section 2.14(a) and Section 7.03(s) in reliance of this clause (a), plus
(b)(i) the amount of any voluntary prepayments or debt buybacks of Term Loans, loans under any Incremental Equivalent Debt and/or loans under other Indebtedness, in each case, secured on a pari passu basis with the Liens securing the Obligations hereunder (which, in the case of any such Indebtedness that constitutes revolving Indebtedness, is accompanied by a permanent reduction in the relevant commitment), (ii) voluntary prepayments of Revolving Credit Loans to the extent accompanied by a permanent reduction in the relevant commitment, and (iii) the amount paid in cash in respect of any reduction in the outstanding principal amount of any Term Loan resulting from any assignment of such Term Loan to the Borrower pursuant to Section 10.06(b)(vii) and/or the application of “yank-a-bank” provisions pursuant to Section 10.13, in each case, made prior to the Increased Amount Date (in the case of each of clauses (b)(i), (ii) and (iii), other than prepayments, repayments or commitment reductions financed with the proceeds of long-term indebtedness (other than revolving indebtedness (except where revolving indebtedness is used to replace revolving indebtedness))) less (iv) the aggregate principal amount of Indebtedness incurred pursuant to Section 2.14(a) and Section 7.03(s) in reliance on this clause (b), plus
(c) an unlimited amount so long as, after giving effect to the incurrence of such Incremental Equivalent Debt or such Incremental Facility (assuming all commitments under or in respect of the Revolving Credit Facility Increase, Incremental Term Loans or Incremental Equivalent Debt are fully funded and without netting the cash proceeds thereof), (i) in the case of any Incremental Facility or Incremental Equivalent Debt secured by any or all of the Collateral on a pari passu basis with the Liens securing the Obligations hereunder, the pro forma Secured Net Leverage Ratio would not exceed 3.50:1.00, (ii) in the case of any Incremental Facility or Incremental Equivalent Debt secured by any or all of the Collateral on a junior basis to the Liens securing the Obligations hereunder or secured by assets that do not constitute Collateral, the pro forma Secured Net Leverage Ratio would not exceed 4.00:1.00 and (iii) in the case of any Incremental Facility or Incremental Equivalent Debt that is unsecured, either (x) the Secured Net Leverage Ratio would not exceed 3.50:1.00 or (y) the pro forma Consolidated Interest Coverage Ratio would be greater than or equal to 2.00:1.00, provided, that to the extent the proceeds of any Incremental Term Loans or Incremental Equivalent Debt are intended to be applied to finance a Limited Condition Acquisition, pro forma compliance shall be tested in accordance with Section 1.09(c); and
provided, further that, at the election of the Borrower, (I) the Borrower shall be deemed to have used amounts under clause (c) (to the extent compliant therewith) prior to utilization of amounts under clause (a) or (b), (II) Loans may be incurred simultaneously under clauses (a), (b) and (c), and proceeds from any such incurrence may be utilized in a single transaction, at the election of the Borrower, by first calculating the incurrence under clause (c) above and then calculating the incurrence under clauses (a) and (b) above and (III) any Loans incurred in reliance on clause (a) and/or (b) may be reclassified, as the Borrower may elect from time to time, as incurred under clause (c) to the extent permitted thereunder at such time on a pro forma basis.
“Incremental Borrowing” means a borrowing of Incremental Revolving Loans or Incremental Term Loans, as the context requires.
“Incremental Equivalent Debt” has the meaning specified in Section 7.03(s).
“Incremental Facility” means, at any time, as the context may require, the aggregate amount of the Incremental Revolving Loan Lenders’ Incremental Revolving Credit Commitments and/or the Incremental Term Loan Lenders’ Incremental Term Loan Commitments of a given Class at such time and, in each case, but without duplication, the Credit Extensions made thereunder.
“Incremental Revolving Credit Commitments” has the meaning specified in Section 2.14(a).
“Incremental Revolving Loan Lender” has the meaning specified in Section 2.14(b).
“Incremental Revolving Loans” has the meaning specified in Section 2.14(e).
“Incremental Term Loan Commitments” has the meaning specified in Section 2.14(a).
“Incremental Term Loan Lender” has the meaning specified in Section 2.14(b).
“Incremental Term Loan Maturity Date” means the date on which Incremental Term Loans of a Class shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement, including by acceleration or otherwise.
“Incremental Term Loans” has the meaning specified in Section 2.14(f).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)net obligations of such Person under any Swap Contract;
(d)all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and not past due for more than 60 days after the date on which such trade account is due (unless being contested in good faith and by appropriate proceedings) and (ii) earn-outs, hold-backs and other deferred payment of consideration in Permitted Acquisitions to the extent not required to be reflected as liabilities on the balance sheet of the Borrower and its Restricted Subsidiaries in accordance with GAAP);
(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)Capital Leases;
(g)all obligations of such Person in respect of Disqualified Equity Interests valued, in the case of a redeemable preferred interest that is a Disqualified Equity Interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid distributions or dividends; and
(h)all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Liabilities” has the meaning specified in Section 10.04(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 10.04(b).
“Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a non-confidential basis prior to disclosure by the Borrower or any Subsidiary.
“Interest Payment Date” means, (a)(i) as to any Eurodollar Rate Loan or CDOR Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan or CDOR Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates or (ii) with respect to any RFR Loan, (A) each date that is on the numerically corresponding day in each calendar month that is three months after the Borrowing of such Loan; provided that, as to any such RFR Loan, (1) if any such date would be a day other than a Business Day, such date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such date shall be the next preceding Business Day and (2) the Interest Payment Date with respect to any Borrowing that occurs on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in any applicable calendar month) shall be the last Business Day of any such succeeding applicable calendar month; provided, that for purposes of this clause (ii), the date of a Borrowing of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent continuation of such Borrowing, and (B) the applicable Maturity Date; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each December, March, June and September and the Maturity Date of the Facility under which such Loan was made.
“Interest Period” means, as to each Eurodollar Rate Loan or CDOR Rate Loan, the period commencing on the date such Eurodollar Rate Loan or CDOR Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan or CDOR Rate Loan, as applicable, and ending on the date one, ~~two,~~ three or six months (or, if approved by the relevant Lenders, 12 months or any period less than one month) thereafter, as selected by the Borrower in its Committed Loan Notice or Conversion/Continuation Notice, as applicable; provided that:
(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.
“Interest Rate Determination Date” means, with respect to any Interest Period in respect of Eurodollar Rate Loans, the date that is two Business Days prior to the first day of such Interest Period.
“Interpolated Rate” means, in relation to any Eurodollar Rate Loan, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Eurodollar Rate for the longest period (for which the applicable Eurodollar Rate is available for deposits in the applicable currency) that is shorter than the Impacted Interest Period of that Eurodollar Rate Loan and (b) the applicable Eurodollar Rate for the shortest period (for which such Eurodollar Rate is available for deposits in the applicable currency) that exceeds the Impacted Interest Period of that Eurodollar Rate Loan, in each case, as of 11:00 a.m. (London, England time) two (2) Business Days prior to the first day of such Interest Period; provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) the purchase or other acquisition of assets of another Person if such assets constitute a business, division or operating unit (other than purchases or other acquisitions of inventory, materials, supplies and/or equipment in the ordinary course of business), (c) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or interest in, another Person, or (d) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“IP Rights” has the meaning specified in Section 5.16.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement or instrument entered into by the applicable L/C Issuer and the Borrower (or any Restricted Subsidiary) or in favor of such L/C Issuer relating to such Letter of Credit.

“Joinder Agreement” means an agreement substantially in the form of Exhibit F.
“Judgment Currency” has the meaning specified in Section 10.20.
“Junior Lien Intercreditor Agreement” means an intercreditor agreement among the Administrative Agent and the other parties from time to time party thereto, substantially in the form of Exhibit J.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means with respect to Letters of Credit issued hereunder on or after the Closing Date, (i) Barclays Bank PLC, (ii) Bank of America, N.A., (iii) JPMorgan Chase Bank, N.A., (iv) Wells Fargo Bank, N.A., (v) PNC Bank, National Association and (vi) any other Revolving Credit Lender that may become and agrees to become an L/C Issuer pursuant to Section 2.03(l), (vii) any successor issuer of Letters of Credit hereunder or (viii) collectively, all of the foregoing, in each case, in their respective capacities as an issuer thereof. Each L/C Issuer’s and its respective Affiliates’ share of the Letter of Credit Sublimit is set forth opposite such L/C Issuer’s name on Schedule 2.01 (as such Schedule may be amended with the consent of each affected L/C Issuer and the Borrower from time to time) under the caption “Letter of Credit Commitments” and no L/C Issuer shall be required to issue Letters of Credit in excess of its applicable amount so set forth; provided that it is understood and agreed that each L/C Issuer may, in its sole discretion, make L/C Credit Extensions in an aggregate amount above its respective share of the Letter of Credit Sublimit.
“L/C Obligations” means, as at any date of determination, (i) the aggregate amount available to be drawn under all outstanding Letters of Credit plus (ii) the aggregate of all Unreimbursed Amounts, including all L/C Borrowings, in each case, using the U.S. Dollar Equivalent of amounts denominated in an Alternative Currency. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Refinancing Term Loan, any Refinancing Term Commitment, any Incremental Term Loans, any Incremental Revolving Credit Commitments or any Other Revolving Commitments, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“LCA Election” means the Borrower’s election to treat a specified Investment that is an acquisition or in the nature of an acquisition (including a Permitted Acquisition) as a Limited Condition Acquisition by giving written notice of such election to the Administrative Agent at any time prior to the closing of such Limited Condition Acquisition.
“LCA Test Date” has the meaning specified in Section 1.09(c).
“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means any standby letter of credit issued hereunder.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the applicable Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means an amount equal to $75,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facilities.
“LIBO Rate” has the meaning specified in the definition of Eurodollar Rate.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means any Permitted Acquisition, or other Investment in the nature of an acquisition, by the Borrower or one or more of its Restricted Subsidiaries whose consummation is not, by the terms of the applicable purchase, sale, joint venture, merger or any other definitive agreement with respect to such Permitted Acquisition or other Investment, conditioned on the availability of, or on obtaining, third party financing.
“Loan” means an extension of credit by a Lender to the Borrower hereunder in the form of a Term Loan, Revolving Credit Loan or a Swing Line Loan.
“Loan Documents” means this Agreement, each Note, each Issuer Document, the Collateral Documents, the Pari Passu Intercreditor Agreement, the Fee Letters, each agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement, any Refinancing Amendment, any Joinder Agreement and any other agreement or instrument designated as a “Loan Document” by its terms.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“Market Capitalization” means an amount equal to (a) the total number of issued and outstanding shares of the Borrower’s Common Stock that are issued and outstanding on the date of the relevant Restricted Payment and listed on The New York Stock Exchange (or, if the primary listing of such Common Stock is on another exchange, on such other exchange) multiplied by (b) the arithmetic mean of the closing price per share of such Common Stock as reported by The New York Stock Exchange (or, if the primary listing of such Common Stock is on another exchange, on such other exchange) for each of the 30 consecutive trading days immediately preceding the date of such Restricted Payment.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the results of operations, business, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Maturity Date” means, (i) with respect to the Original Revolving Credit Commitments and any subsequent additions thereto, March 18, 2025, (ii) with respect to any Refinancing Term Loans or Other Revolving Commitments, the final maturity date applicable thereto as specified in the applicable Refinancing Amendment and (iii) with respect to any Incremental Term Loans, the final maturity date applicable thereto as specified in the applicable Joinder Agreement; provided, in each case, that if such date is not a Business Day, then the applicable Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 10.09.
“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Borrower for which financial statements are available (other than for purposes of calculating ratios pursuant to Section 7.11, which shall look to the most recently completed four fiscal quarters of the Borrower).
“MNPI” has the meaning specified in Section 6.02.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Most Recent Financial Statements” means the most recently delivered financial statements required to be delivered pursuant to Section 6.01(a) or Section 6.01(b) of this Agreement (or, until such time as such financial statements are so required to be delivered, the financial statements for the period ended December 31, 2019, delivered pursuant to the Original Credit Agreement).
“Multiemployer Plan” means an employee benefit plan defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years has made or been obligated to make contributions.
“Multiple Employer Plan” means a plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Negative-Pledge Real Property” means any fee-owned real property (a) owned by the Borrower or any other Loan Party on the Closing Date and/or (b) acquired by the Borrower or any other Loan Party after the Closing Date, in each case, with a fair market value in excess of $75,000,000.
“Non-Guarantor Debt” means Indebtedness incurred, created or assumed by Restricted Subsidiaries that are not Loan Parties.
“Non-Guarantor Debt Cap” means an amount equal to the greater of (x) $300,000,000 and (y) 30% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the Most Recent Financial Statements.
“Non-Recourse Debt” means Indebtedness:
(a)as to which neither the Borrower nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise;
(b)default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would not permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Obligations) of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(c)as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Borrower or any of its Restricted Subsidiaries.
“Note” means a promissory note made by the Borrower (x) in favor of a Revolving Credit Lender evidencing Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit C-1 or (y) in favor of an Incremental Term Loan Lender evidencing Incremental Term Loans made by such Incremental Term Loan Lender, substantially in the form of Exhibit C-2.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Notwithstanding the foregoing, Obligations of any Guarantor shall in no event include any Excluded Swap Obligations (as defined in the Collateral Agreement) of such Guarantor.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Offer Loans” has the meaning specified in Section 10.06(b)(vii)(A).
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Original Credit Agreement” has the meaning assigned to such term in the recitals hereof.

“Original Revolving Credit Commitment” means, as to each Revolving Credit Lender, its commitment in effect as of the Closing Date to make Original Revolving Credit Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Original Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Closing Date, the aggregate amount of the Original Revolving Credit Commitments of all Revolving Credit Lenders is $750,000,000.
“Original Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Original Revolving Credit Commitments at such time and the Credit Extensions made thereunder.
“Original Revolving Credit Lender” means, at any time, any Lender that has an Original Revolving Credit Commitment at such time or that has Original Revolving Credit Loans outstanding at such time.
“Original Revolving Credit Loan” means the Revolving Credit Loans made by the Revolving Credit Lenders to the Borrower under the Original Revolving Credit Commitments pursuant to Section 2.01.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from one or more of the following: such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).
“Other Revolving Commitments” means one or more Classes of revolving commitments hereunder that result from a Refinancing Amendment.
“Other Revolving Loans” means one or more Classes of revolving credit loans made pursuant to Other Revolving Commitments that result from a Refinancing Amendment.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing, mortgage or mortgage recording Taxes, any other excise or property Taxes, or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document.
“Outstanding Amount” means (a) with respect to Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts, in each case, using the U.S. Dollar Equivalent of obligations denominated in an Alternative Currency.

“Parent Company” means any Person of which the Borrower is a direct or indirect wholly-owned Subsidiary.
“Pari Passu Intercreditor Agreement” means an intercreditor agreement among the Administrative Agent and the other parties from time to time party thereto, substantially in the form of Exhibit I.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including, but not limited to, Multiple Employer Plans, Multiemployer Plans, defined benefit plans or defined contribution plans) that is maintained or is contributed to, or during the preceding five plan years has been maintained or contributed to, by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the Pension Funding Rules.
“Permitted Acquisition” means any investment by the Borrower or any Restricted Subsidiary in the form of acquisitions of all or substantially all of the business or a line of business or a separate operation (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person if:
(a)the acquired entity, assets or operations shall be in the Permitted Business;
(b)the aggregate amount of acquisitions made by the Borrower and its Restricted Subsidiaries in Persons that do not become Loan Parties as a result of any such acquisition and all other Permitted Acquisitions closed on or after the Closing Date shall not exceed the greater of (i) $350,000,000 and (ii) 35.00% of the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the Most Recent Financial Statements after giving effect to all acquisitions whether closed prior to, on or after the Closing Date, but prior to giving effect to the proposed acquisition; and

(c)no Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) shall have occurred and be continuing.
“Permitted Business” means the growing, packaging, manufacturing, processing, licensing, distribution and/or sale of any product that is ingestible by a natural person or the provision of any service with respect thereto or a line of business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.
“Permitted Holder” means (a) William P. Stiritz, (b) any of his Immediate Family Members or (c) any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, owners or Persons beneficially holding a 50.1% or more controlling interest of which consist of William P. Stiritz and/or his Immediate Family Members.
“Permitted Liens” means those Liens permitted pursuant to Section 7.01.
“Permitted Prior Liens” has the meaning specified in Section 5.18.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder (and, for the avoidance of doubt, if such principal amount (or accreted value, if applicable) is exceeded, such excess amount is otherwise permitted to be incurred hereunder), (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) at the time thereof, no Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (e) if such Indebtedness being modified, refinanced, refunded, renewed or extended is secured, the terms and conditions relating to collateral of any such modified, refinanced, refunded, renewed or extended indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions with respect to the collateral for the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole, and the Liens on any Collateral securing any such modified, refinanced, refunded, renewed or extended Indebtedness shall have the same (or lesser) priority relative to the Liens on the Collateral securing the Obligations and, if secured by the Collateral, the holders of such Indebtedness or a representative thereof shall be or become a party to a Pari Passu Intercreditor Agreement and (if then in effect) the Junior Lien Intercreditor Agreement (if such Indebtedness is secured by any or all of the Collateral on a pari passu basis (without regard to control of remedies) with the Obligations) or to the Junior Lien Intercreditor Agreement (if such Indebtedness is secured by any or all of the Collateral on a junior basis (without regard to the control of remedies) with the Obligations), (f) the terms and conditions (excluding as to collateral, subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, shall not be materially less favorable to the Loan Parties than the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole, (g) if such Indebtedness being modified, refinanced, refunded, renewed or extended was unsecured, such modification, refinancing, refunding, renewal or extension shall also be unsecured and (h) such modification, refinancing, refunding, renewal or extension is incurred by one or more Persons who is an obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Platform” has the meaning specified in Section 6.02.
“Pounds Sterling” and “GBP” means the lawful currency of the United Kingdom.
“Prepayment Notice” means a notice of the optional prepayment of Revolving Credit Loans or Term Loans pursuant to Section 2.05(a), which shall be substantially in the form of Exhibit A-3.
“Prime Rate” means the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent).
“Pro Rata Obligations” means the Loans and the Letters of Credit.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Borrower or any Restricted Subsidiary pursuant to which the Borrower or any such Restricted Subsidiary may sell, convey or otherwise transfer to a Receivables Subsidiary (in the case of a transfer by the Borrower or any Restricted Subsidiary) or to any Special Purpose Vehicle (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables Program Assets (whether existing on the Closing Date or arising thereafter); provided that: (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of a Receivables Subsidiary or Special Purpose Vehicle (a) is Guaranteed by the Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary), excluding Guarantees of obligations pursuant to Standard Securitization Undertakings, (b) is recourse to or obligates the Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (c) subjects any property or asset of the Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction of obligations incurred in such transactions, other than pursuant to Standard Securitization Undertakings; (2) neither the Borrower nor any Restricted Subsidiary (other than a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding with a Receivables Subsidiary or a Special Purpose Vehicle other than on terms no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and Standard Securitization Undertakings; and (3) the Borrower and its Restricted Subsidiaries (other than a Receivables Subsidiary) do not have any obligation to maintain or preserve the financial condition of a Receivables Subsidiary or a Special Purpose Vehicle or cause such entity to achieve certain levels of operating results other than Standard Securitization Undertakings.
“Quarterly Financial Statements” has the meaning specified in Section 6.01(b).
“Ratio Calculation Date” has the meaning specified in Section 1.09(b)(i).
“Receivables” means all rights of the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges), which rights are identified in the accounting records of the Borrower or such Restricted Subsidiary as accounts receivable.
“Receivables Documents” means: (1) one or more receivables purchase agreements, pooling and servicing agreements, credit agreements, agreements to acquire undivided interests or other agreements to transfer or obtain loans or advances against, or create a security interest in, Receivables Program Assets, in each case as amended, modified, supplemented or restated and in effect from time to time and entered into by the Borrower, a Restricted Subsidiary and/or a Receivables Subsidiary, and (2) each other instrument, agreement and other document entered into by the Borrower, a Restricted Subsidiary or a Receivables Subsidiary relating to the transactions contemplated by the agreements referred to in clause (1) above.
“Receivables Program Assets” means: (1) all Receivables which are described as being transferred by the Borrower, a Restricted Subsidiary or a Receivables Subsidiary pursuant to the Receivables Documents; (2) all Receivables Related Assets in respect of Receivables described in clause (1); and (3) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

“Receivables Program Obligations” means Indebtedness and other obligations owing in respect of notes, trust certificates, undivided interests, partnership interests or other interests sold, issued and/or pledged, or otherwise incurred, in connection with a Qualified Receivables Transaction; and related obligations of the Borrower, a Restricted Subsidiary or a Special Purpose Vehicle (including, without limitation, Standard Securitization Undertakings).
“Receivables Related Assets” means: (1) any rights arising under the documentation governing or relating to Receivables (including rights in respect of Liens securing such Receivables and other credit support in respect of such Receivables); (2) any proceeds of such Receivables and any lockboxes or accounts in which such proceeds are deposited; (3) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Receivables Transaction; (4) any warranty, indemnity, dilution and other intercompany claim arising out of Receivables Documents; and (5) other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.
“Receivables Repurchase Obligation” means any obligation of the Borrower or a Restricted Subsidiary (other than a Receivables Subsidiary) in a Qualified Receivables Transaction to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a Receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the Borrower or a Restricted Subsidiary (other than a Receivables Subsidiary).
“Receivables Subsidiary” means a special purpose wholly-owned Subsidiary created by the Borrower or any Restricted Subsidiary in connection with the transactions contemplated by a Qualified Receivables Transaction, which Subsidiary engages in no activities other than those incidental to such Qualified Receivables Transaction and which is designated as a Receivables Subsidiary by the Borrower’s Board of Directors. Any such designation by the Board of Directors shall be evidenced by filing with the Administrative Agent of a board resolution of the Borrower giving effect to such designation and an officers’ certificate certifying, to the best of such officers’ knowledge and belief after consulting with counsel, that such designation, and the transactions in which the Receivables Subsidiary will engage, comply with the requirements of the definition of Qualified Receivables Transaction.
“Recipient” means the Administrative Agent, any Lender or any L/C Issuer, as applicable.
“Refinanced Debt” has the meaning specified in the definition of “Credit Agreement Refinancing Indebtedness”.
“Refinancing Amendment” means an amendment, supplement, or joinder to this Agreement executed by the Borrower, the Administrative Agent, each Additional Refinancing Lender and each Lender that agrees to provide any portion of Refinancing Term Commitments, Refinancing Term Loans, Other Revolving Commitments or Other Revolving Loans, in each case in accordance with Section 2.17.

“Refinancing Facility” means, at any time, as the context may require, the aggregate amount of Refinancing Term Commitments and/or Other Revolving Commitments of a given Refinancing Series at such time and, in each case, but without duplication, the Credit Extensions made thereunder.
“Refinancing Series” means all Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Commitments or Other Revolving Loans that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Commitments or Other Revolving Credit Loans provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same Effective Yield and, in the case of Refinancing Term Loans or Refinancing Term Commitments, amortization schedule.
“Refinancing Term Commitments” means one or more Classes of Term Commitments that are established to fund Refinancing Term Loans hereunder pursuant to a Refinancing Amendment.
“Refinancing Term Loan Borrowing” means a borrowing consisting of one or more simultaneous Refinancing Term Loans of the same Type under a Refinancing Facility and, in the case of Eurodollar Rate Loans, having the same Interest Period made pursuant to Section 2.17.
“Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.
“Register” has the meaning specified in Section 10.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping or leaching of any Hazardous Material into the environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice or Conversion/Continuation Notice, as applicable, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Facility Lenders” means, as of any date of determination, with respect to any Facility, Lenders having more than 50% of the sum of (a) the Total Outstandings under such Facility (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans under such Facility being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments under such Facility; provided that the unused Commitments of, and the portion of the Total Outstandings under such Facility held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders.
“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, director of corporate finance, treasurer, assistant treasurer or controller of a Loan Party, and including solely for purposes of Section 4.01(a), the secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Indebtedness” has the meaning specified in Section 7.14.

“Restricted Payment” means any dividend, other distribution or other payment (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s shareholders, partners or members (or the equivalent of any thereof) or any option, warrant or other right to acquire any such dividend or other distribution or payment.
“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.
“Revolving Credit Borrowing” means a borrowing consisting of one or more simultaneous Revolving Credit Loans of the same Class and Type and, in the case of Eurodollar Rate Loans or CDOR Rate Loans, having the same Interest Period made pursuant to Section 2.01.
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its Original Revolving Credit Commitment and shall include, as the context may require, any Incremental Revolving Credit Commitments and Other Revolving Commitments of such Revolving Credit Lender.
“Revolving Credit Facility” means the collective reference to the Original Revolving Credit Facility and any additional revolving credit facilities resulting from Incremental Revolving Credit Commitments and Other Revolving Commitments and the Credit Extensions made thereunder, or, as the context may require, to any of such revolving credit facilities individually.
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or that has Revolving Credit Loans or risk participations in L/C Obligations or Swing Line Loans outstanding at such time.
“Revolving Credit Loan” has the meaning specified in Section 2.01 and shall include, as the context may require, any Incremental Revolving Loans or Other Revolving Loans.
“Revolving Facility Test Condition” means, as of the end of any fiscal quarter, that the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations (excluding (i) L/C Obligations in respect of Letters of Credit that have been Cash Collateralized and (ii) other L/C Obligations described in clause (i) of the definition thereof in an amount not to exceed $20,000,000) exceeds 30% of the Revolving Credit Commitments as of such date.
“RFR” means, for any RFR Loans denominated in Pounds Sterling, SONIA.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which banks are closed for general business in London, England.
“RFR Loan” means a Loan that bears interest at a rate based on the Daily Simple SONIA.
“RFR Rate Day” has the meaning assigned to such term in the definition of “Daily Simple SONIA”.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom.
“Sanctioned Country” means a country, territory or a government of a country or territory that is subject to Sanctions.
“Sanctioned Person” means (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“S&P” means S&P Global Inc., through its S&P Global Ratings division or any successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in U.S. Dollars, immediately available funds and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be reasonably determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlements of international banking transactions in the relevant Alternative Currency.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Screen Rate” means, (i) in relation to a Loan denominated in U.S. Dollars ~~or Pounds Sterling~~, the London Interbank Offered Rate administered by the ICE Benchmark Association Limited (or any other Person that takes over the administration of such rate) for the relevant currency and Interest Period and (ii) in relation to a Loan denominated in Euros, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, in each case, displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Administrative Agent may specify another page or service displaying the appropriate rate.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.
“Secured Hedge Agreement” means any interest rate, currency or commodity Swap Contract permitted under this Agreement that is entered into by and between a Loan Party and any Hedge Bank.
“Secured Net Leverage Ratio” means, with respect to any Measurement Period, the ratio of (i) Consolidated Senior Secured Debt (which shall be calculated net of the Unrestricted Cash Amount) as of the last day of such Measurement Period to (ii) Consolidated EBITDA for such Measurement Period, in each case for the Borrower and its Restricted Subsidiaries.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, with respect to any Secured Cash Management Agreement, the Cash Management Banks, with respect to any Secured Hedge Agreement, the Hedge Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.
“Senior Notes” means, collectively, if any notes are outstanding thereunder, the 2026 Senior Notes, the 2027 Senior Notes, the 2028 Senior Notes, the 2029 Senior Notes, and the 2030 Senior Notes.
“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’, partners’ or members’ equity of the Borrower and its Restricted Subsidiaries as of that date determined in accordance with GAAP.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.
“SONIA Adjustment” means 0.1193% (11.93 basis points).
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Special Purpose Vehicle” means a trust, partnership or other special purpose Person established by the Borrower and/or any of its Restricted Subsidiaries to implement a Qualified Receivables Transaction.
“Spot Rate” for a currency means the rate determined by the Administrative Agent or the applicable L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the applicable L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; provided further that the applicable L/C Issuer may use such spot rate quoted on the date as of which any foreign exchange computation is to be made in the case of any Letter of Credit denominated in an Alternative Currency.
“Standard Securitization Undertakings” means representations, warranties, covenants, performance guarantees and indemnities entered into by the Borrower or any Restricted Subsidiary of the Borrower which, in the good faith judgment of the board of directors of the appropriate company, are reasonably customary in an accounts receivable transaction, including any Receivables Repurchase Obligation.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Administrative Agent is subject with respect to the Eurodollar Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” (as such term is defined in Regulation D of the FRB)). Such reserve percentages shall include those imposed pursuant to such Regulation D. Without limiting the effect of the foregoing, the Statutory Reserve Rate shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the applicable Eurodollar Rate or any other interest rate of a Loan is to be determined or (b) any category of extensions of credit or other assets which include Eurodollar Rate Loans, Eurodollar Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement relating to a transaction described in clause (a) (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” means Barclays Bank PLC, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B.
“Swing Line Loan Prepayment Notice” means a notice of a prepayment of a Swing Line Loan pursuant to Section 2.05(a), which shall be substantially in the form of Exhibit A-4.
“Swing Line Sublimit” means an amount equal to $25,000,000. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Syndication Agent” means BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, in their capacity as co-syndication agents.
“Tax and Related Distributions” means, for any taxable period for which the Borrower is a member of a consolidated, combined, unitary or similar tax group for U.S. federal and/or applicable state or local tax purposes, payments to discharge the consolidated, combined, unitary or similar Tax liabilities of such tax group when and as due, to the extent such liabilities are attributable to the income of the Borrower and/or any Restricted Subsidiary of the Borrower (or any Unrestricted Subsidiary of the Borrower to the extent such Unrestricted Subsidiary has distributed a corresponding amount to the Borrower or a Restricted Subsidiary), taking into account any carryovers of losses, excess interest deductions, and any available credits, in each case incurred on or following the Closing Date; provided that for each taxable period the amount of any such payment shall not be greater than the amount of such taxes that are reasonably expected to be due and payable by the Borrower and such Subsidiaries if the Borrower and such Subsidiaries filed a consolidated, combined, unitary or similar type tax return with the Borrower as the consolidated parent.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Class and Type and, in the case of ~~Eurocurrency~~Eurodollar Rate Loans, having the same Interest Period made by each of the applicable Term Lenders.
“Term Commitment” means, as to each Term Lender, if the context so requires, its commitment to make other Term Loans pursuant to a Joinder Agreement or a Refinancing Amendment, as applicable.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.
“Term Loan” means an Incremental Term Loan or Refinancing Term Loan, individually or collectively as the context may require.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Threshold Amount” means $100,000,000.
“Total Net Leverage Ratio” means, with respect to any Measurement Period, the ratio of (a) Consolidated Funded Indebtedness (which shall be calculated net of the Unrestricted Cash Amount) as of the last day of such Measurement Period to (b) Consolidated EBITDA for the most recently completed Measurement Period, in each case, for the Borrower and its Restricted Subsidiaries.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.
“Trade Date” has the meaning specified in Section 10.06(h).
“Transactions” means, collectively, (a) the entering into by the Borrower and the other Loan Parties of the Loan Documents to which they are or are intended to be a party, (b) any initial Credit Extensions on the Closing Date and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Eurodollar Rate Loan, a RFR Loan or a CDOR Rate Loan.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Cash Amount” means, as of any date of determination, the aggregate amount of (i) unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries and (ii) cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries restricted in favor of, or pledged to, the Administrative Agent, any Lender or any L/C Issuer (in each case, in its capacity as such) whether or not held in an account pledged to the Administrative Agent, any Lender or any L/C Issuer.
“Unrestricted Subsidiary” means any Subsidiary of the Borrower that is designated by the Borrower as an Unrestricted Subsidiary in accordance with Section 6.17, but only to the extent that such Subsidiary:
(a)has no Indebtedness other than Non-Recourse Debt;
(b)is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower;
(c)is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified level of operating results; and
(d)has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries unless such guarantee or credit support is released upon its designation as an Unrestricted Subsidiary.
“U.S. Dollar” and “$” mean lawful money of the United States.
“U.S. Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in U.S. Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in U.S. Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Valuation Date) for the purchase of U.S. Dollars with such Alternative Currency.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” means a certificate substantially in the form of any of Exhibits H1 through H4, as the context requires.
“Valuation Date” means (i) the date two Business Days prior to the making, continuing or converting of any Revolving Credit Loan or the date of issuance, amendment or continuation of any Letter of Credit, (ii) the first Business Day of each calendar month, (iii) any other date reasonably designated by the Administrative Agent or an L/C Issuer in order to reasonably assure a correct exchange rate or (iv) any date that is as otherwise expressly provided for herein.
“Voting Stock” means, with respect to any Person, the Equity Interests of such Person that is at the time entitled to vote in the election of the board of directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effect of any prepayments made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write down and conversion powers of such EEA Resolution Authority from time to time under the Bail-in Legislation for the applicable EEA Member Country, which write down and conversion powers are described in the EU Bail-in Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Withholding Agent” means any Loan Party and the Administrative Agent.
Section 1.02Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
Section 1.03Accounting Terms. (a) Generally. Subject to Section 1.03(b), all accounting terms not specifically or completely defined herein shall be construed in conformity with GAAP, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and applied in a manner consistent with that used in preparing the financial statements delivered under the Original Credit Agreement for the period ending September 30, 2019, except as otherwise specifically prescribed herein; provided that if at any time a change in GAAP occurs that would result in a change to the method of accounting for obligations relating to a lease that was accounted for by a Person as an operating lease as of September 30, 2019 (or any similar lease entered into after September 30, 2019 by such Person), such obligations shall be accounted for as obligations relating to an operating lease and not as a Capital Lease.
(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.

(c)Indebtedness. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
Section 1.04Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.05Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.06 Letter of Credit Amounts. With respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Section 1.07Currency Equivalents Generally; Change of Currency. For purposes of this Agreement and the other Loan Documents (other than Article 2, Article 9 and Article 10 hereof), where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in U.S. Dollars, such amounts shall be deemed to refer to U.S. Dollars or U.S. Dollar Equivalents and any requisite currency translation shall be based on the Spot Rate in effect on the Business Day of such transaction or determination. Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02, and 7.03 with respect to any amount of Liens, Investment or Indebtedness in currencies other than U.S. Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Lien is created, Indebtedness is incurred or Investment is made. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent (not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

Section 1.08Timing of Payment and Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.
Section 1.09Certain Calculations.
(a)All pro forma calculations permitted or required to be made by the Borrower or any Restricted Subsidiary pursuant to this Agreement shall include only those adjustments that have been certified by a Responsible Officer of the Borrower as having been prepared in good faith based upon reasonably detailed written assumptions believed by the Borrower at the time of preparation to be reasonable and which are reasonably foreseeable. Any ratio calculated hereunder that includes Consolidated EBITDA shall look to Consolidated EBITDA for the most recently completed Measurement Period.
(b)The pro forma Secured Net Leverage Ratio, Total Net Leverage Ratio and Consolidated Interest Coverage Ratio shall be calculated as follows:
(i)in the event that the Borrower or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness subsequent to the last day of the Measurement Period for which such pro forma ratio is being calculated but on or prior to the date of the event for which the calculation of such pro forma ratio is being made (a “Ratio Calculation Date”), then such pro forma ratio shall be calculated as if such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness (and all other incurrences, assumptions, guarantees, redemptions, retirements or extinguishments of Indebtedness consummated since the last day of the applicable Measurement Period but on or prior to the Ratio Calculation Date) had occurred at the last day of the applicable Measurement Period; provided that (i) in the case of any incurrence of Indebtedness or establishment of any revolving credit or delayed draw commitments, (x) a borrowing of the maximum amount of Indebtedness available under such revolving credit or delayed draw commitments shall be assumed and (y) the cash proceeds of such incurred Indebtedness shall be excluded from amounts that may be netted in the calculation of the pro forma Secured Net Leverage Ratio or the pro forma Total Net Leverage Ratio, as applicable and (ii) the pro forma Consolidated Interest Charges for the applicable Measurement Period shall be calculated assuming such Indebtedness had been outstanding or repaid, as the case may be, since the first day and through the end of the applicable Measurement Period (taking into account any interest rate Swap Contracts applicable to such Indebtedness);
(ii)in the event that any Permitted Acquisitions or other permitted Investments in the nature of an acquisition are made subsequent to the last day of the applicable Measurement Period for which such pro forma ratio is being calculated but on or prior to the Ratio Calculation Date, then Consolidated EBITDA shall be (x) increased by an amount equal to the Consolidated EBITDA attributable to the property or Investment that is the subject of such Permitted Acquisition or other permitted Investment in the nature of an acquisition, in each case assuming such Permitted Acquisition or other permitted Investment in the nature of an acquisition had been made on the first day of the applicable Measurement Period and (y) otherwise calculated as set forth in the third paragraph of the definition of “Consolidated EBITDA” on a Pro Forma Basis;

(iii)in the event that Dispositions are made subsequent to the last day of the applicable Measurement Period for which such pro forma ratio is being calculated but on or prior to the relevant Ratio Calculation Date, then Consolidated EBITDA shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Disposition or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto, in each case assuming such Disposition had been made on the first day of the applicable Measurement Period; and
(iv)for the avoidance of doubt, the cash used in connection with any transaction specified above shall be excluded from amounts that may be netted in the calculation of pro forma Secured Net Leverage Ratio or the pro forma Total Net Leverage Ratio, as applicable.
(c)Notwithstanding anything to the contrary in this Agreement, solely for the purpose of (A) measuring the relevant financial ratios and basket availability or pro forma compliance with any covenant with respect to the incurrence of any Indebtedness (including any Incremental Term Loans, Incremental Revolving Loans, Incremental Term Loan Commitments or Incremental Revolving Credit Commitments) or Liens or the making of any Investments (including the determination of whether an acquisition is a Permitted Acquisition) or Dispositions or the designation of any Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary or (B) other than in connection with the incurrence of any Incremental Revolving Credit Commitments, any Other Revolving Commitments or any Revolving Credit Loans, determining compliance with representations and warranties or the occurrence of any Default or Event of Default, in each case, in connection with a Limited Condition Acquisition or the incurrence or payment of Indebtedness or incurrence of Liens in connection therewith, if the Borrower has made an LCA Election with respect to such Limited Condition Acquisition, the date of determination of whether any such action is permitted hereunder shall be deemed to be the date on which the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and if, after giving effect on a Pro Forma Basis to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recently completed Measurement Period ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such financial ratio or basket, such financial ratio or basket shall be deemed to have been complied with. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any financial ratio or basket availability on or following the relevant LCA Test Date and prior to the earlier of (x) the date on which such Limited Condition Acquisition is consummated or (y) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such financial ratio or basket availability shall be calculated (and tested) on (A) a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence or payment of Indebtedness (and the use of proceeds of such Indebtedness) or the incurrence of any Liens in connection therewith) have been consummated until such time as the applicable Limited Condition Acquisition has actually closed or the definitive agreement with respect thereto has been terminated and (B) solely with respect to the making of any Restricted Payments, on a standalone basis without giving effect to such Limited Condition Acquisition and the other transactions in connection therewith.

(d)For purposes of determining compliance with Sections 7.01, 7.02, 7.03, 7.06 and 7.14, with respect to any grant of any Lien, the making of any Investment, the incurrence of any Indebtedness, the making of any Restricted Payment, or the prepayment, redemption, purchase, defeasement or satisfaction of Restricted Indebtedness (each, a “Covenant Transaction”) in reliance on a “basket” that makes reference to a percentage of Consolidated EBITDA or Consolidated Total Assets, as applicable, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in the amount of Consolidated EBITDA or Consolidated Total Assets, as applicable, occurring after the time such Covenant Transaction is incurred, granted or made in reliance on such provision.
(e)For purposes of calculating any “net” ratio test utilized in any debt incurrence test (including any amounts permitted to be incurred pursuant to Section 2.14 and Section 7.03(s)), such ratio shall be calculated after giving effect to any such incurrence on a pro forma basis, and, in each case, with respect to any revolving credit or delayed draw commitments being established utilizing a debt incurrence test (including any Incremental Revolving Commitment), assuming a borrowing of the maximum amount of such revolving credit or delayed draw commitment (but for the avoidance of doubt, no other previously established revolving commitment), and such calculation shall be made excluding the cash proceeds from such incurrence from the amount of cash and Cash Equivalents that may be netted in the calculation of pro forma Secured Net Leverage Ratio or Total Net Leverage Ratio, as applicable.
(f)For purposes of determining compliance at any time with Section 7.01, Section 7.02, Section 7.03, Section 7.06 and Section 7.14, in the event that any Lien, Investment, Indebtedness, Restricted Payment or payment of Restricted Indebtedness, as applicable, meets the criteria of more than one of the categories of transactions within such covenant or items permitted pursuant to any clause of such Sections 7.01, 7.02, 7.03, 7.06 and 7.14, the Borrower, in its sole discretion, from time to time, may classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category; provided that, notwithstanding the foregoing, Liens of the nature described in Sections 7.01(a) and (y) may only be incurred and exist under such respective sections, Indebtedness of the nature described in Section 7.03(a)(A) may only be incurred and exist under such Section, the Senior Notes described in Sections 7.03(a)(B) through (F) may only be incurred and exist under such respective Sections, Indebtedness of the nature described in Section 7.03(d) may only be incurred and exist under such Section and Incremental Equivalent Debt may only be incurred under Section 7.03(s).

Section 1.10Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.
Section 1.11Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE 2.
THE COMMITMENTS AND CREDIT EXTENSIONS
Section 2.01The Revolving Credit Borrowings.
Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower in U.S. Dollars or an Alternative Currency, in each case, from time to time, on any Business Day during the applicable Availability Period for the Revolving Credit Facility under which such Revolving Credit Lender has a Revolving Credit Commitment, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Credit Loans (~~x~~v) denominated in U.S. Dollars may be Base Rate Loans or Eurodollar Rate Loans ~~and~~, (~~y~~x) denominated in an Alternative Currency, other than Pounds Sterling and Canadian Dollars, shall be Eurodollar Rate Loans, (y) denominated in Canadian Dollars, shall be CDOR Rate Loans and (z) denominated in Pounds Sterling shall be RFR Loans, in each case, as further provided herein.

Section 2.02Borrowings, Conversions and Continuations of Loans.
(a)Each Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans or CDOR Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by “pdf” or similar electronic format, in the form of a Committed Loan Notice or a Conversion/Continuation Notice, as applicable (each, a “Notice”). Each such Notice must be received by the Administrative Agent not later than (i) 11:00 a.m. three Business Days prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans, RFR Loans or CDOR Rate Loans or of any conversion of or conversion to Eurodollar Rate Loans and (ii) 11:00 a.m. one Business Day prior to the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans or Borrowing or continuation of RFR Loans or CDOR Rate Loans shall be in a minimum principal amount of $5,000,000 and whole multiples of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(b), each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Notice shall specify, as applicable, (1) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans or CDOR Rate Loans, and in each case, the Class of the relevant Loans and Borrowings, (2) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (3) the principal amount of Loans to be borrowed, converted or continued, (4) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (5) if applicable, the duration of the applicable Interest Period with respect thereto and (6) in the case of Revolving Credit Borrowings or Revolving Credit Loans, the currency of the Loans to be borrowed, continued or converted (provided, that if the Borrower shall fail to so specify, the applicable Revolving Credit Borrowing shall be denominated in U.S. Dollars). With respect to Loans denominated in U.S. Dollars, if the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans or a Borrowing or continuation of CDOR Rate Loans in any such Committed Loan Notice or Conversion/Continuation Notice, as applicable, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. If the Borrower fails to give a timely notice requesting a continuation of Eurodollar Rate Loans (other than Loans denominated in U.S. Dollars) or CDOR Rate Loans, then the Interest Period applicable to the Loans will be deemed to be an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be repaid or prepaid in the original currency of such Loan and reborrowed in such other currency. Notwithstanding anything to the contrary herein, a Swing Line Loan must be denominated in U.S. Dollars and may not be converted to a Eurodollar Rate Loan, RFR Loan or CDOR Rate Loan.

(b)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 12:00 p.m., in the case of any Eurodollar Rate Loan, RFR Loans, CDOR Rate Loan or Base Rate Loan on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (or, if such Borrowing is to be made on the Closing Date, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.
(c)Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted and a CDOR Rate Loan may be continued, in each case, only on the last day of an Interest Period for such Eurodollar Rate Loan or such CDOR Rate Loan, as applicable. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans or CDOR Rate Loans without the consent of the Required Facility Lenders with respect to the relevant Facility.
(d)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans or CDOR Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the public announcement of such change.
(e)After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than fifteen (15) Interest Periods in effect at any one time.
Section 2.03Letters of Credit.
(a)The Letter of Credit Commitment.

(i)Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in U.S. Dollars or, if the applicable L/C Issuer shall agree, in one or more Alternative Currencies for the account of the Borrower (or any of its Restricted Subsidiaries (i) so long as (x) the Borrower is a joint and several co-applicant and (y) the applicable L/C Issuer shall have received all documentation and other information with respect to such Restricted Subsidiary that such L/C Issuer reasonably determines is necessary in order to allow such L/C Issuer to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the Act and (ii) references to the “Borrower” in this Section 2.03 and elsewhere in this Agreement with respect to requests for Letters of Credit (including renewals or continuations thereof) shall be deemed to include any such Restricted Subsidiary), and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit issued by it; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Revolving Credit Outstandings shall not exceed the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time, (x) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (z) the aggregate amount of L/C Obligations owing to an L/C Issuer shall not exceed the amount set forth opposite such L/C Issuer’s name on Schedule 2.01 (as such Schedule may be amended with the consent of each affected L/C Issuer and the Borrower from time to time) under the caption “Letter of Credit Commitments” (provided that this clause (z) shall not apply to any Existing Letter of Credit) and no L/C Issuer shall be required to issue Letters of Credit in excess of its applicable amount so set forth; provided that it is understood and agreed that each L/C Issuer may, in its sole discretion, make L/C Credit Extensions in an aggregate amount above its respective share of the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(ii)No L/C Issuer shall issue any Letter of Credit if:
(A)subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Credit Lenders have approved such expiry date; or

(B)the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless such Letter of Credit is Cash Collateralized no less than fifteen (15) days prior to the Letter of Credit Expiration Date at 105% of the face amount thereof.
(iii)No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
(B)the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000 (provided such initial minimum amount shall not apply to any Existing Letter of Credit);
(D)except as otherwise agreed by such L/C Issuer, such Letter of Credit is to be denominated in a currency other than U.S. Dollars or an Alternative Currency; or
(E)    any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Revolving Credit Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to any required adjustment pursuant to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from the Letter of Credit then proposed to be issued and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv)No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(v)No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(vi)Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article 9 hereof with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 9 hereof included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers.
(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than (x) in the case of Letters of Credit denominated in U.S. Dollars, 12:00 p.m. at least three Business Days (or such other date and time as the Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be and (y) in the case of Letters of Credit denominated in an Alternative Currency, 12:00 p.m. at least five Business Days (or such other date and time as the Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; (H) the requested currency of the requested Letter of Credit (which shall be U.S. Dollars or an Alternative Currency); provided that if the currency is not specified, the requested currency of the requested Letter of Credit shall be deemed to be U.S. Dollars; and (I) such other matters as the applicable L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Administrative Agent may reasonably require.

(ii)Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the applicable L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article 4 hereof shall not then be satisfied, then, subject to the terms and conditions hereof, the applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the applicable L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.
(iii)If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that, unless otherwise agreed to by the applicable L/C Issuer, any such Auto-Extension Letter of Credit must permit the applicable L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to the applicable L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date unless such Letter of Credit is Cash Collateralized at 105% of the face amount thereof in accordance with this Agreement; provided, however, that the applicable L/C Issuer shall not permit any such extension if (A) the applicable L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (i) or (ii) of Section 2.03(a) or otherwise), or (B) it has received notice (in writing) on or before the day that is seven days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Credit Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the applicable L/C Issuer not to permit such extension.

(iv)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)Drawings and Reimbursements; Funding of Participations.
(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the applicable L/C Issuer in U.S. Dollars. In the case of any such reimbursement in U.S. Dollars of a drawing as of the applicable Valuation Date under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Borrower of the U.S. Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the next Business Day following any payment by the applicable L/C Issuer under a Letter of Credit (or on the second Business Day following any payment by the applicable L/C Issuer if such notice is delivered to the Borrower after 11:00 a.m. on the date of any such payment) (each such applicable date, an “Honor Date”), the Borrower shall reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing as provided in this Section 2.03(c). If the Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (in U.S. Dollars in the case of a Letter of Credit denominated in U.S. Dollars, and expressed, in the case of a Letter of Credit denominated in an Alternative Currency, in U.S. Dollars in the amount of the U.S. Dollar Equivalent thereof (the “Unreimbursed Amount”)), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).
(ii)Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 12:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in U.S. Dollars.

(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice) cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Credit Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the applicable L/C Issuer.
(v)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit issued by it, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the applicable L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the applicable L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable L/C Issuer at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the applicable L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the applicable L/C Issuer in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)Repayment of Participations.
(i)At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the applicable L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will promptly distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.
(ii)If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the applicable L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the applicable L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations, the termination of the Commitments and the termination of this Agreement.
(e)Obligations Absolute. The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; or
(vi)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid or such claim arises from the applicable L/C Issuer’s gross negligence or willful misconduct (as determined by a final non-appealable order of a court of competent jurisdiction).

(f)Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Credit Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a final non-appealable order of a court of competent jurisdiction); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and an L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which are determined by a final non-appealable order of a court of competent jurisdiction to have been caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, any L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuers shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)Applicability of ISP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.
(h)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage of the applicable Revolving Credit Facility, in U.S. Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate of the applicable Revolving Credit Facility times the U.S. Dollar Equivalent determined as of the last Business Day of each March, June, September and December of the daily amount available to be drawn under such Letter of Credit; provided that any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Credit Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the applicable L/C Issuer for its own account, in U.S. Dollars, a fronting fee with respect to each Letter of Credit issued by such L/C Issuer, at a rate per annum of 0.125%, computed on the U.S. Dollar Equivalent determined as of the last Business Day of each March, June, September and December of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)Conflict with Issuer Documents. In the event of any conflict or inconsistency between the terms hereof and the terms of any Issuer Document, the terms hereof shall control. To the extent any defaults, representations, or covenants contained in any Issuer Documents are more restrictive than the Events of Default, representations, or covenants contained herein, the Events of Default, representations and covenants herein shall control.
(k)Provisions Related to Letters of Credit in respect of Other Revolving Commitments. If the Letter of Credit Expiration Date in respect of any Class of Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if consented to by the L/C Issuer which issued such Letter of Credit, if one or more other Classes of Revolving Credit Commitments in respect of which the Letter of Credit Expiration Date shall not have so occurred are then in effect, such Letters of Credit for which the applicable L/C Issuer has consented shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Sections 2.03(c) and 2.03(d)) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating Classes up to an aggregate amount not to exceed the aggregate amount of the unutilized Revolving Credit Commitments thereunder at such time and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with the terms hereof. Upon the maturity date of any Class of Revolving Credit Commitments, the Letter of Credit Sublimit may be reduced as agreed between the L/C Issuers and the Borrower, without the consent of any other Person.

(l)Additional L/C Issuers. The Borrower may, at any time and from time to time, designate one or more additional Revolving Credit Lenders or Affiliates of Revolving Credit Lenders to act as an L/C Issuer under the terms of this Agreement, with the consent of each of the Administrative Agent (which consent shall not be unreasonably withheld) and such Revolving Credit Lender(s) or Affiliate thereof. Any Revolving Credit Lender or Affiliate thereof designated as an L/C Issuer pursuant to this Section 2.03(l) shall be deemed to be the L/C Issuer with respect to Letters of Credit issued or to be issued by such Revolving Credit Lender or Affiliate thereof, and all references herein and in the other Loan Documents to the term “L/C Issuer” shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Credit Lender or Affiliate thereof in its capacity as L/C Issuer thereof, as the context shall require.
(m)Reporting. Not later than the third Business Day following the last day of each calendar month (or at such other intervals as the Administrative Agent and the applicable L/C Issuer shall agree), each L/C Issuer shall provide to the Administrative Agent a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the expiration date, and the reference number of any Letter of Credit outstanding at any time during such month, and showing the aggregate amount (if any) paid or payable by the Borrower to such L/C Issuer during such month.
Section 2.04Swing Line Loans.
(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time in U.S. Dollars on any Business Day during the Availability Period with respect to the Original Revolving Credit Facility (or, in the Swing Line Lender’s sole discretion, during the Availability Period for any later maturing Revolving Credit Facility) in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Revolving Credit Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b)Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by “pdf” or similar electronic format. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000 and whole multiples of $100,000 in excess of that amount, and (ii) the requested borrowing date, which shall be a Business Day. Unless the Swing Line Lender has received notice from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article 4 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 2:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
(c)Refinancing of Swing Line Loans.
(i)The Swing Line Lender at any time in its sole and absolute discretion may request, and shall on the date ten Business Days after any Swing Line Loan is made automatically be deemed to have requested, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in U.S. Dollars in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 12:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request (or, if no request has been submitted, the deemed request) for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)Repayment of Participations.
(i)At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.
(ii)If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Interest for Account of Swing Line Lender. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.
(f)Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
Section 2.05Prepayments.
(a)Optional.
(i)The Borrower may, upon notice in the form of a Prepayment Notice delivered to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans or Revolving Credit Loans in whole or in part without premium or penalty (other than, (x) in the case of any Eurodollar Rate Loan, any amounts required pursuant to Section 3.05 and (y) in the case of any Term Loans, any premium contained in the applicable Joinder Agreement or Refinancing Amendment); provided that (A) such notice must be received by the Administrative Agent not later than 12:00 p.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, RFR Loans or CDOR Rate Loans and (2) one Business Day prior to any date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans, RFR Loans and CDOR Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify (i) the date and amount of such prepayment and (ii) the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans or CDOR Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any voluntary prepayment of a Loan pursuant to this Section 2.05(a)(i) shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts if required pursuant to Section 3.05. Each such prepayment of any outstanding Term Loans pursuant to this Section 2.05(a)(i) shall be applied as between Facilities as directed by the Borrower and, within any given Facility, shall be applied as directed by the Borrower to the installments thereof (or, if no such direction is provided, in direct order of maturity). Subject to Section 2.16, all payments made pursuant to this Section 2.05(a)(i) shall be applied on a pro rata basis to each

Lender holding Loans of the applicable Facility being prepaid in accordance with the principal amount of the applicable Term Loans held thereby.
(ii)The Borrower may, upon notice in the form of a Swing Line Loan Prepayment Notice delivered to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $500,000 and in integral multiples of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b)Mandatory.
(i)Upon the incurrence or issuance by the Borrower or any of its Restricted Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.03 (except Credit Agreement Refinancing Indebtedness)), the Borrower shall prepay (or Cash Collateralize, as applicable) an aggregate principal amount of Pro Rata Obligations equal to 100% of the gross cash proceeds received by the Borrower or any of its Restricted Subsidiaries from any such Indebtedness less all reasonable and customary out-of-pocket legal, underwriting and other fees, costs and expenses incurred or reasonably anticipated to be incurred within 90 days thereof in connection therewith, within one Business Day following receipt thereof by the Borrower or such Restricted Subsidiary (such prepayments (or Cash Collateralization) to be applied as set forth in clauses (iii) and (v) below).

(ii)[reserved];
(iii)Subject to the next sentence, each prepayment (or Cash Collateralization, as applicable) of Pro Rata Obligations pursuant to this Section 2.05(b) shall be applied, first, to the Term Loans held by all Term Lenders in accordance with their Applicable Percentages (allocated pro rata as among the Term Loans and to each Term Lender on a pro rata basis in accordance with the principal amount of the applicable Term Loans held thereby and to scheduled amortization payments in direct order of maturity), second, any excess after the application of such proceeds in accordance with clause first above, to the Revolving Credit Facility in the manner set forth in clause (v) of this Section 2.05(b) and third, any excess after the application of such proceeds in accordance with clauses first and second above may be retained by the Borrower. Except with respect to Term Loans incurred in connection with any Refinancing Amendment or any Joinder Agreement (which, in each case, may be prepaid on a less than pro rata basis if expressly provided for in such Refinancing Amendment or Joinder Agreement), each prepayment pursuant to this Section 2.05(b) shall be applied ratably to each Class of Loans then outstanding entitled to payment pursuant to the prior sentence (provided that any prepayment of Loans with the Net Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt). Any prepayment of a Loan pursuant to this Section 2.05(b) shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.
(iv)If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Commitments at such time (including, for the avoidance of doubt, as a result of the termination of any Class of Commitments on the Maturity Date with respect thereto), the Borrower shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) (in an aggregate amount equal to 105% of the face amount thereof) in an aggregate amount sufficient to reduce the Total Revolving Credit Outstandings to the aggregate Revolving Credit Commitments. If for any reason the Outstanding Amount of L/C Obligations at any time exceed the Letter of Credit Sublimit at such time, the Borrower shall immediately prepay L/C Borrowings and/or Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce the Outstanding Amount of L/C Obligations to the Letter of Credit Sublimit. If for any reason the Outstanding Amount of Swing Line Loans at any time exceeds the Swing Line Sublimit at such time, the Borrower shall immediately prepay Swing Line Loans in an aggregate amount sufficient to reduce the Outstanding Amount of Swing Line Loans to the Swing Line Sublimit.
(v)Prepayments of the Revolving Credit Facilities made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans held by all Revolving Credit Lenders in accordance with their Applicable Revolving Credit Percentages, and, third, shall be used to Cash Collateralize the remaining L/C Obligations. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the applicable L/C Issuer or the Revolving Credit Lenders, as applicable. Prepayments of the Revolving Credit Facilities made pursuant to this Section 2.05(b) shall be applied ratably to the outstanding Revolving Credit Loans. Amounts to be applied pursuant to this Section 2.05(b) to the mandatory prepayment of Term Loans and Revolving Credit Loans shall be applied, as applicable, first to reduce outstanding Base Rate Loans and any amounts remaining after such application shall be applied as directed by the Borrower to prepay Eurodollar Rate Loans, RFR Loans or CDOR Rate Loans.

(vi)In the event that there are any Term Loans outstanding, each Term Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Term Loans required to be made by the Borrower pursuant to any mandatory prepayment provisions relating to asset sale proceeds, excess cash flow, insurance proceeds or condemnation proceeds set forth in any Joinder Agreement pursuant to which any Incremental Term Loan Commitments are established or any Incremental Term Loans are made), to decline all (but not a portion) of its Applicable Percentage of such prepayment (such declined amounts, the “Declined Proceeds”). Any Term Lender declining such prepayment shall give written notice thereof to the Administrative Agent by 11:00 a.m. no later than one (1) Business Day after the date of such notice from the Administrative Agent. If a Lender fails to deliver a notice of election declining receipt of its Applicable Percentage of such mandatory prepayment to the Administrative Agent within the time frame specified above, any such failure will be deemed to constitute an acceptance of such Lender’s Applicable Percentage of the total amount of such mandatory prepayment of Term Loans.
Section 2.06Termination or Reduction of Commitments. (a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate any Revolving Credit Facility (subject to the terms of Section 2.17), the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Commitments of any Class (subject to the terms of Section 2.17), the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Facilities if, after giving effect thereto and to any concurrent prepayments of the Revolving Credit Facilities hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facilities, (B) any Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments of such Revolving Credit Facility hereunder, the Total Revolving Credit Outstandings in respect of such Revolving Credit Facility would exceed such Revolving Credit Facility, (C) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations would exceed the Letter of Credit Sublimit or (D) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments of Swing Line Loans hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit.

(b)Mandatory. If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.
(c)Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, the Swing Line Sublimit or the Revolving Credit Commitments under this Section 2.06. Upon any reduction of any Revolving Credit Commitments, the Revolving Credit Commitments of each applicable Revolving Credit Lender shall be reduced by such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of any Revolving Credit Facility accrued until the effective date of any termination of such Revolving Credit Commitments shall be paid on the effective date of such termination.
Section 2.07Repayment of Loans.
(a)Incremental Term Loans. In the event any Incremental Term Loans or Refinancing Term Loans are made, such Incremental Term Loans or Refinancing Term Loans shall be repaid in the amounts and dates set forth in the applicable Joinder Agreement or Refinancing Amendment with respect thereto and on the applicable Maturity Date thereof. All payments made pursuant to this Section 2.07(a) shall be applied on a pro rata basis to each Term Lender holding Term Loans of the applicable Facility or Class being repaid.
(b)Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the applicable Maturity Date for the Revolving Credit Facilities of a given Class the aggregate principal amount of all of its Revolving Credit Loans of such Class outstanding on such date.
(c)Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date that is ten Business Days after such Loan is made and (ii) the later to occur of (x) the Maturity Date for the Original Revolving Credit Facility and (y) if the Swing Line Lender has, in its sole discretion, extended the maturity date of the Swing Line Loans to coincide with that of a later maturing Revolving Credit Facility, such later maturity date.
Section 2.08Interest.
(a)Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for Eurodollar Rate Loans under such Facility, (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans under such Facility, (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Original Revolving Credit Facility (or, if Swing Line Loans are provided following the maturity of the Original Revolving Credit Facility, the Base Rate plus the Applicable Rate for another later maturing Revolving Credit Facility selected by the Swing Line Lender and the Borrower) ~~and~~, (iv) each CDOR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the CDOR Rate for such Interest Period plus the Applicable Rate for CDOR Rate Loans~~.~~ and (v) each RFR Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Daily Simple SONIA plus the Applicable Rate for RFR Loans under such Facility.

(b)(i) Automatically, upon the occurrence and while any Event of Default as described in Section 8.01(a), 8.01(f) or 8.01(g) exists, the Borrower shall pay interest on all overdue amounts then outstanding hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
Section 2.09Fees. In addition to certain fees described in Sections 2.03(h) and (i):
(a)Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage of the applicable Revolving Credit Facility, a commitment fee in U.S. Dollars equal to the Commitment Fee Rate with respect to the applicable Revolving Credit Facility under which such Revolving Credit Lender has a Revolving Credit Commitment times the actual daily amount by which the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16. The commitment fee shall accrue at all times from the Closing Date until the applicable Maturity Date for the applicable Revolving Credit Commitments, including at any time during which one or more of the conditions in Section 4.02 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur following the Closing Date and on the applicable Maturity Date for the applicable Revolving Credit Commitments. The commitment fee shall be calculated quarterly in arrears.

(b)Administrative Agent Fee. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees set forth in the Agency Fee Letter and such other fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(c)Other Fees. The Borrower agrees to pay on the Closing Date to each Lender party to this Agreement as a Lender on the Closing Date, as fee compensation for the funding of such Lender’s funded and unfunded Revolving Credit Commitments, a closing fee in an amount separately agreed to by the Borrower and the Arrangers for the benefit of such Lenders on the Closing Date, payable to such Lender from the proceeds of the Revolving Credit Loans as and when funded on the Closing Date. Such closing fee shall be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.
Section 2.10Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)All computations of interest for Base Rate Loans based on the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year) or, in the case of interest in respect of Revolving Credit Loans denominated in Alternative Currencies, the applicable market practice for such Alternative Currency, which shall be either on the basis of a year of a 365 or 366 days or a 360-day year (it being understood that, in the case of interest computed by reference to the Daily Simple SONIA, such interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year)). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, notwithstanding Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower, the Administrative Agent or the Required Lenders determine that (i) the Secured Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Secured Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Sections 2.03(h), 2.08(b), 2.09(a) or under Article 8. The Borrower’s obligations under this Section 2.10(b) shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder for 90 days after such termination and repayment.

Section 2.11Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in Section 2.11(a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
Section 2.12Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal and interest on Loans and L/C Obligations denominated in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in U.S. Dollars and in Same Day Funds not later than 12:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans and L/C Obligations denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in U.S. Dollars in an amount equal to the U.S. Dollar Equivalent of the amount due in such Alternative Currency as of the date of payment. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m., in the case of payments in U.S. Dollars, or after the Applicable Time specified by the Administrative Agent, in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans, RFR Loans or CDOR Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 p.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(c)Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the applicable L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Appropriate Lender, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender, any L/C Issuer or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.
(d)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 or in the applicable Joinder Agreement or Refinancing Amendment are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
(f)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(g)Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
Section 2.13Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.15, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Restricted Subsidiary or Affiliate thereof (as to which the provisions of this Section shall apply unless such purchase is made by the Borrower pursuant to Section 10.06(b)(vii)).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
Section 2.14Incremental Facilities.
(a)The Borrower may by written notice to the Administrative Agent elect to increase the existing Revolving Credit Commitments of any Class (any such increase, the “Incremental Revolving Credit Commitments”) and/or incur one or more new term loan commitments and/or increase the commitments of any Class of Term Loans (the “Incremental Term Loan Commitments”) by an amount (1) not to exceed in the aggregate, at the time of incurrence, the Incremental Available Amount referred to in clauses (a), (b) and (c)(i) of the definition thereof and (2) not less than, individually, $25,000,000.

(b)Each such notice shall specify (i) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period of time as may be agreed to by the Administrative Agent in its sole discretion); and (ii) the identity of each Lender or other Person, which must be an Eligible Assignee (each, an “Incremental Revolving Loan Lender” or “Incremental Term Loan Lender,” as applicable) to whom the Borrower proposes any portion of such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, be allocated and the amounts of such allocations. Any Lender approached to provide all or a portion of the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, may elect or decline, in its sole discretion, to provide an Incremental Revolving Credit Commitment or Incremental Term Loan Commitment. Any Incremental Term Loan Commitments effected through the establishment of one or more term loan commitments made on an Increased Amount Date that are not fungible for United States federal income tax purposes with an existing Class of Term Loans shall be designated a separate Class of Incremental Term Loan Commitments for all purposes of this Agreement. Notwithstanding the foregoing, any Incremental Term Loans may be treated as part of the same Class as any other Incremental Term Loans if such Incremental Term Loans have identical terms (other than effective yield) and are fungible for United States federal income tax purposes with such other Incremental Term Loans.
(c)The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (i) the Incremental Revolving Credit Commitments and the Incremental Revolving Loan Lenders or Incremental Term Loan Commitments and the Incremental Term Loan Lenders, as applicable and (ii) in the case of each notice to any applicable Revolving Credit Lender of any such given Class, the respective interests in such Revolving Credit Lender’s Revolving Credit Loans of such Class, in each case subject to the assignments contemplated by this Section.
(d)Such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments shall become effective as of such Increased Amount Date; provided that:
(i)(x) subject, solely in the case of Incremental Term Loans, to Section 1.09(c), no Event of Default shall exist on such Increased Amount Date before or after giving effect to such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable and the extensions of credit to be made thereunder on such date; provided that this clause (i)(x) may be waived or limited as agreed in the Joinder Agreement between the Borrower and the applicable Incremental Term Loan Lenders; and (y) the representations and warranties of the Borrower and each other Loan Party contained in Article 5 hereof shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) on and as of such date, except in each case to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date); provided that, in the case of Incremental Term Loans incurred to finance a Permitted Acquisition or other Investment in the nature of an acquisition, this clause (i)(y) shall be limited to Sections 5.01(a), 5.01(b), 5.02(a), 5.13, 5.17, 5.18, 5.19 (other than the first or second sentence thereof) and 5.20;

(ii)the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower, the Incremental Revolving Loan Lender(s) or Incremental Term Loan Lender(s), as applicable, and the Administrative Agent, each of which shall be recorded in the Register (and each Incremental Revolving Loan Lender and Incremental Term Loan Lender shall be subject to the requirements set forth in Section 3.01);
(iii)the Incremental Facilities shall be Guaranteed by the Guarantors, rank pari passu in right of security with the other Facilities and shall not be secured by any property or assets other than the Collateral;
(iv)all fees and reasonable out-of-pocket expenses owing to the Administrative Agent and the Lenders (other than a Defaulting Lender) in respect of the Incremental Revolving Credit Commitments and Incremental Term Loan Commitments shall have been paid; and
(v)the Borrower shall deliver or cause to be delivered legal opinions, officer’s certificates and such other documents reasonably requested by the Administrative Agent in connection with any such transaction.
(e)On any Increased Amount Date on which Incremental Revolving Credit Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the existing Revolving Credit Lenders of the Class being so increased shall assign to each of the Incremental Revolving Loan Lenders, and each of the Incremental Revolving Loan Lenders shall purchase from each of the existing Revolving Credit Lenders of the Class being so increased, at the principal amount thereof (together with accrued interest), such interests in the Revolving Credit Loans of the Class being so increased and participations in Letters of Credit and Swing Line Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans and participations in Letters of Credit and Swing Line Loans will be held by existing Revolving Credit Lenders of such Class and Incremental Revolving Loan Lenders ratably in accordance with their Revolving Credit Commitments of the Class being so increased after giving effect to the addition of such Incremental Revolving Credit Commitments to the Revolving Credit Commitments of such Class, (ii) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment of the Class being so increased and each Loan made thereunder (an “Incremental Revolving Loan”) shall be deemed, for all purposes, a Revolving Credit Loan of the Class being so increased and (iii) each Incremental Revolving Loan Lender shall become a Lender with respect to the Incremental Revolving Credit Commitment and all matters relating thereto.

(f)On any Increased Amount Date on which any Incremental Term Loan Commitments of any Class (or any Incremental Term Loan Commitments increasing any existing Term Loans) are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Incremental Term Loan Lender of such Class or increase shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Loan Commitment of such Class or increase and (ii) each Incremental Term Loan Lender of such Class or increase shall become a Lender hereunder with respect to the Incremental Term Loan Commitment of such Class or increase and the Incremental Term Loans of such Class or increase made pursuant thereto.
(g)The terms (including pricing, “most favored nations” provisions, premiums, fees, rate floors, optional prepayment provisions, and/or mandatory prepayment provisions relating to excess cash flow, asset sale proceeds and condemnation proceeds) and conditions of the Incremental Term Loans and Incremental Term Loan Commitments shall be, except as otherwise explicitly set forth herein, as agreed in the Joinder Agreement between the Borrower, the applicable Incremental Term Loan Lenders providing such Incremental Term Loan Commitments and the Administrative Agent; provided that (i) the terms of such Indebtedness shall not be more restrictive, taken as a whole, to the Borrower and the other Loan Parties than those set forth in this Agreement prior to the execution of such Joinder Agreement unless (x) such terms apply only after the Latest Maturity Date at the time such Indebtedness is established or (y) this Agreement is amended so that such terms are also applicable for the benefit of any Lenders under any then-existing Facilities, (ii) the Weighted Average Life to Maturity of all Incremental Term Loans of any such Class shall be no shorter than (x) if there are no Term Loans outstanding at such time, 36 months and (y) if there are Term Loans outstanding at such time, the Weighted Average Life to Maturity of any other Term Loans at the time of the incurrence of such Incremental Term Loans, (iii) the applicable Incremental Term Loan Maturity Date of each Class shall be no earlier than the Latest Maturity Date at the time of the incurrence of such Incremental Term Loans, (iv) the pricing of each Class of Incremental Term Loans may be subject to “most favored nations” provisions if and to the extent set forth in the Joinder Agreement for such Class and (v) in the case of Incremental Term Loans, such Indebtedness may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of Term Loans hereunder, as specified in the applicable Joinder Agreement, and in the case of Incremental Revolving Credit Commitments, such Incremental Revolving Credit Commitments may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any mandatory reductions of Revolving Credit Commitments hereunder, as specified in the applicable Joinder Agreement.
(h)The terms and provisions of the Incremental Revolving Loans and Incremental Revolving Credit Commitments shall be identical to the other Revolving Credit Loans of the Class being so increased and the Revolving Credit Commitments of the Class being so increased; provided that if the Incremental Revolving Loan Lenders require an interest rate in excess of the interest rate then applicable to the Revolving Credit Facility of the Class being so increased, the interest rate on the Revolving Credit Facility of such Class shall be increased to equal such required rate without further consent of the affected Lenders; provided, further, that if the Incremental Revolving Loan Lenders require a commitment fee on the undrawn portion of such Incremental Revolving Loans and Incremental Revolving Commitments in excess of the commitment fee then applicable to the Revolving Credit Facility of the Class being so increased, the commitment fee on the Revolving Credit Facility of such Class shall be increased to equal such commitment fee without further consent of the affected Lenders.

(i)Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.14 (including any amendments that are not adverse to the interests of any Lender that are made to effectuate changes necessary or appropriate to enable any Incremental Term Loans that are intended to be fungible with any other Term Loans to be fungible with such other Term Loans, which shall include any amendments that modify the aggregate principal amount of scheduled installment payments to the extent such amendment does not decrease the installment payment an existing Term Lender would have received prior to giving effect to any such amendment).
(j)This Section 2.14 shall supersede any provisions in Section 2.13 or Section 10.01 to the contrary.
Section 2.15Cash Collateral.
(a)Certain Credit Support Events. Upon the request of the Administrative Agent or any L/C Issuer if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize all L/C Obligations in an amount equal to 105% of the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, any L/C Issuer or the Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at a bank selected by the Borrower and reasonably acceptable to the Administrative Agent. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Revolving Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as Cash Collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.04, 2.05, 2.16 or Section 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided that (x) Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of an Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the applicable L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
Section 2.16Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, modification, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Required Lenders, Required Revolving Credit Lenders, and Required Facility Lenders and, in addition, Defaulting Lenders shall not be permitted to vote with respect to any other amendment, modification, waiver or consent pursuant to Section 10.01 or otherwise direct the Administrative Agent pursuant to the terms hereof or of the other Loan Documents; provided that any amendment, modification, waiver or consent requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.

(ii)Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuers or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by any L/C Issuer or the Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, any L/C Issuer or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees. That Defaulting Lender (x) shall not be entitled to receive a commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h). With respect to any fee not required to be paid to any Defaulting Lender pursuant to this Section 2.16(a)(iii), the Borrower shall (1) pay to each Lender that is not a Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swing Line Loans that has been reallocated to such non-Defaulting Lender pursuant to Section 2.03 or 2.04, (2) pay to each L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender in respect of the Revolving Credit Facility, for purposes of computing the amount of the obligation of each Revolving Credit Lender that is not a Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Applicable Percentage” and “Applicable Revolving Credit Percentage” of each Revolving Credit Lender that is not a Defaulting Lender in respect of the Revolving Credit Facility shall be computed without giving effect to the Revolving Credit Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Revolving Credit Lender becomes a Defaulting Lender, no Default exists; and (ii) the aggregate obligation of each Revolving Credit Lender that is not a Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (x) the Revolving Credit Commitment of that Revolving Credit Lender that is not a Defaulting Lender minus (y) the aggregate Outstanding Amount of the Revolving Credit Loans of such Revolving Credit Lender plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of all Swing Line Loans.
(b)Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders (and shall pay to such other Lenders any break funding costs that such other Lenders may incur as a result of such purchase) or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Revolving Credit Lenders in accordance with their Applicable Revolving Credit Percentages (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Revolving Credit Lender will constitute a waiver or release of any claim of any party hereunder arising from that Revolving Credit Lender’s having been a Defaulting Lender.
Section 2.17Refinancing Facilities.

(a)On one or more occasions, the Borrower may obtain, from any Lender or any other bank or financial institution or other institutional lender or investor that would constitute an Eligible Assignee if it were purchasing Loans hereunder and that agrees to provide any portion of Refinancing Term Commitments, Refinancing Term Loans, Other Revolving Commitments, or Other Revolving Loans, Credit Agreement Refinancing Indebtedness in the form of Refinancing Term Commitments, Refinancing Term Loans, Other Revolving Commitments or Other Revolving Loans, in each case pursuant to a Refinancing Amendment in accordance with this Section 2.17 (each, an “Additional Refinancing Lender”); provided that (i) the Administrative Agent, the Swing Line Lender and each L/C Issuer shall have consented (such consent not to be unreasonably withheld, conditioned, or delayed) to such Lender’s or Additional Refinancing Lender’s providing such Refinancing Term Commitments, Refinancing Term Loans, Other Revolving Commitments or Other Revolving Loans to the extent such consent, if any, would be required under Section 10.06 for an assignment of Refinancing Term Commitments, Refinancing Term Loans, Other Revolving Commitments, or Other Revolving Loans, as applicable, to such Lender or Additional Refinancing Lender; provided, further, that the following terms are satisfied:
(i)any Refinancing Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) as among the various Classes of Term Loans (in accordance with the respective outstanding principal amounts thereof) in any voluntary or mandatory repayments or prepayments of Term Loans hereunder, as specified in the applicable Refinancing Amendment;
(ii)(x) all Other Revolving Commitments shall be deemed to be Revolving Credit Commitments for purposes of borrowings and prepayments of Revolving Credit Loans and participations in Letters of Credit and Swing Line Loans and (y) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the Other Revolving Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments) of Other Revolving Loans after the date of obtaining any Other Revolving Commitments shall be made as directed by the Borrower;
(iii)subject to the provisions of Section 2.03(k) to the extent dealing with Letters of Credit which mature or expire after a maturity date when there exist Other Revolving Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Credit Commitments (including Other Revolving Credit Commitments) in accordance with their Applicable Revolving Credit Percentage; and
(iv)assignments and participations of Other Revolving Commitments and Other Revolving Loans shall be governed by the same assignment and participation provisions applicable to Original Revolving Credit Commitments and Original Revolving Credit Loans.

(b)The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinions resulting from a Change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the enforceability of the Collateral Documents and the perfection and priority of the Liens thereunder are preserved and maintained.
(c)Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.17(a) shall be in an aggregate principal amount that is not less than $25,000,000.
(d)Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.17, and the Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.
(e)This Section 2.17 shall supersede any provisions in Section 2.13 and 10.01 to the contrary, and nothing in Section 2.05 to the contrary shall prohibit the application of this Section 2.17.
ARTICLE 3.
TAXES, YIELD PROTECTION AND ILLEGALITY
Section 3.01Taxes.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws (as determined in the good faith discretion of the applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of Other Taxes.
(c)Tax Indemnifications.
(i)Without limiting the provisions of subsection (a) or (b) above, the Loan Parties shall, and do hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) withheld or deducted by a Withholding Agent or paid by the Recipient, and any reasonable out of pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, for any amount which a Lender or any L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error (so long as such certificate is prepared in a commercially reasonable manner in accordance with applicable Laws). No Loan Party shall be required to compensate any Recipient pursuant to this Section 3.01 for any amounts to the extent that such Recipient does not furnish notice of such possible indemnification claim within 180 days after such Recipient receives notice from the applicable Governmental Authority of the specific Tax assessment giving rise to such indemnification claim.
(ii)Without limiting the provisions of subsection (a) or (b) above, each Lender and each L/C Issuer shall, and does hereby, severally indemnify:
(A)the Borrower and the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by an Governmental Authority as a result of the failure by such Lender or any L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy or similar deficiency of, any documentation required to be delivered by such Lender or any L/C Issuer, as the case may be, to the Borrower or the Administrative Agent pursuant to subsection (e)(ii); and

(B)the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for (x) any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and (z) any Taxes attributable to such Lender’s or L/C Issuer’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register.
(iii)A certificate as to the amount of such payment or liability delivered to any Lender or any L/C Issuer by the Borrower or the Administrative Agent shall be conclusive absent manifest error. Each Lender and L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this subsection (c).
(d)Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, as soon as possible after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Loan Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Loan Party or the Administrative Agent, as the case may be.
(e)Status of Lenders; Tax Documentation.
(i)For purposes of this Section 3.01(e), the term “Lender” includes any L/C Issuer. Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under any Loan Document shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the delivery, completion and execution of documentation and other requested information described in this subsection (e)(i) (and not, for the avoidance of doubt, otherwise described in subsection (e)(ii)) shall not be required if in the Lender’s reasonable judgment such delivery, completion or execution would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, on or prior to the date on which a Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), but only to the extent it is legally entitled to do so,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent executed copies of IRS Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty,
(2)executed copies of IRS Form W-8ECI,
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner together with the executed copies of the applicable IRS Forms;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the Recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(iii)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iv)Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction or if any form or certification it previously delivered becomes obsolete or inaccurate or expires and (B) update any such form or certification or notify the Borrower and Administrative Agent in writing of its legal inability to do so.

(f)Treatment of Certain Refunds. At no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or L/C Issuer, as the case may be. If the Administrative Agent, any Lender or any L/C Issuer determines, in its sole discretion exercised reasonably, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, related to the receipt of such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such L/C Issuer in the event the Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person. Notwithstanding anything to the contrary in this subsection, in no event will the Administrative Agent, such Lender or such L/C Issuer be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Administrative Agent, such Lender or such L/C Issuer in a less favorable after-Tax position than the Administrative Agent, such Lender or such L/C Issuer would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid.
(g)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or any L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.
Section 3.02Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, the Daily Simple SONIA or the CDOR Rate, or to determine or charge interest rates based upon the Eurodollar Rate, the Daily Simple SONIA or the CDOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, U.S. Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans, RFR Loans or CDOR Rate Loans in the affected currency or currencies or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), if such Loans are not denominated in U.S. Dollars, prepay such Loans, or if such Loans are denominated in U.S. Dollars, convert all such Loans of such Lender to Base Rate Loans or (y) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans (the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate), the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans or CDOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans, RFR Loans or CDOR Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 3.03Inability to Determine Rates. Subject to Section 3.08, if the Required Lenders determine that for any reason:
(a)in connection with any request for a Eurodollar Rate Loan or a CDOR Rate Loan or a conversion to or continuation thereof that (~~a~~A)(i) deposits are not being offered to banks in the interbank market for the applicable amount and Interest Period of such Loan, (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (iii) adequate and reasonable means do not exist for determining the CDOR Rate for any requested Interest Period with respect to a proposed CDOR Rate Loan, or (~~b~~B) the Eurodollar Rate or CDOR Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or CDOR Rate Loan, as applicable, does not adequately and fairly reflect the cost to such Lenders of funding such Loan~~,~~ ; or
(b)in connection with any RFR Loan, that adequate and reasonable means do not exist for determining the Daily Simple SONIA, then in each case, the Required Lenders will so notify the Administrative Agent and the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans, RFR Loans or CDOR Rate Loans, as applicable, shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans, RFR Loans or CDOR Rate Loans or, failing that, will, (x) in the case of Loans in U.S. Dollars, be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in U.S. Dollars, in the amount specified therein ~~and~~, (y) in the case of Loans in an Alternative Currency other than Pounds Sterling, be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in U.S. Dollars (in an amount equal to the U.S. Dollar Equivalent of the amount requested to be borrowed or continued in the Alternative Currency)~~.~~ and (z) in the case of Loans in Pounds Sterling, be deemed to have requested a Loan in Pounds Sterling that bears interest at the Central Bank Rate plus the Applicable Rate applicable to RFR Loans; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Pounds Sterling cannot be determined, then the Borrower shall be deemed to have converted any such request into a request for a Borrowing of Base Rate Loans in U.S. Dollars (in an amount equal to the U.S. Dollar Equivalent of the amount in question). Upon receipt of such notice with respect to any outstanding Loan, (x) in the case of Loans in U.S. Dollars, the Borrower shall convert all such outstanding Loans to Base Rate Loans, (y) in the case of Loans in an Alternative Currency other than Pounds Sterling, the Borrower shall prepay such Loans and (z) in the case of Loans in Pounds Sterling, the Borrower shall convert all such outstanding Loans to Loans that bear interest at the Central Bank Rate plus the Applicable Rate applicable to RFR Loans; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Pounds Sterling cannot be determined, then all such Loans shall be prepaid in full promptly upon written demand by the Administrative Agent. Upon any such prepayment, the Borrower shall also pay accrued interest on the amount so prepaid.

Section 3.04 Increased Costs; Reserves on Eurodollar Rate Loans, RFR Loans and CDOR Rate Loans.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer;
(ii)subject any Recipient to any Tax (except for Indemnified Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Tax described in clause (a)(ii) or clause (b) through (d) of the definition of Excluded Taxes) on its loans, loan principal, letters of credit, commitment, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or any L/C Issuer or the interbank market, any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Loans, RFR Loans or CDOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to the Administrative Agent, any L/C Issuer or any Lender of making, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by the Administrative Agent, any Lender or any L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon the request of the Administrative Agent, such Lender or such L/C Issuer, the Borrower will pay to the Administrative Agent, such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate the Administrative Agent, such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided, that the Borrower shall not be obligated to pay any such compensation unless the Lender or L/C Issuer requesting such compensation also is requesting compensation as a result of such Change in Law from other similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 3.04(a); provided that the Borrower shall not be required to compensate a Lender or a L/C Issuer pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or L/C Issuer notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(b)Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered; provided, that the Borrower shall not be obligated to pay any such compensation unless the Lender or such L/C Issuer requesting such compensation also is requesting compensation as a result of such Change in Law from other similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 3.04(b).
(c)Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

(d)Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits (currently known as “Eurodollar liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive and binding), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender; provided, further, that the Borrower shall not be obligated to pay any such additional interest unless the Lender requesting such additional interest also is requesting additional interest from other similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 3.04(e). If a Lender fails to give notice ten days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten days from receipt of such notice.
Section 3.05Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by the Borrower to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower (in the case of a borrowing, for a reason other than the failure of such Lender to make a Loan); or

(c)any assignment of a Eurodollar Rate Loan or CDOR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.14, 3.06(b) or Section 10.13; or
(d)any payment by the Borrower of the principal of or interest on any Revolving Credit Loan or of any drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency in a different currency from the currency in which the applicable Revolving Credit Loan or Letter of Credit is denominated (except to the extent an L/C Issuer has required payment of any drawing under a Letter of Credit in U.S. Dollars pursuant to Section 2.03(c)(i)), including any foreign exchange losses or loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary and reasonable administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan or each CDOR Rate Loan, as applicable, made by it at the Eurodollar Rate or CDOR Rate, as applicable, for such Loan by a matching deposit or other borrowing in the London, England or other offshore interbank market for the applicable currency for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan or CDOR Rate Loan was in fact so funded. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender, as specified in this Section, delivered to the Borrower shall be conclusive absent manifest error.
Section 3.06Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02 as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or such L/C Issuer in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a) which would eliminate such request for compensation or requirement to pay such additional amount, or if any Lender is a Defaulting Lender hereunder, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, replace such Lender in accordance with Section 10.13.

Section 3.07Survival. All of the Borrower’s obligations under this Article 3 shall survive the termination of the Aggregate Commitments, any assignment of rights by, or the replacement of, a Lender, repayment, satisfaction or discharge of all other Obligations hereunder, and resignation or replacement of the Administrative Agent.
Section 3.08Effect of Benchmark Transition Event.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section 3.08 will occur prior to the applicable Benchmark Transition Start Date.
(b)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.08, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.08.

(d)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Rate Borrowing of, conversion to or continuation of Eurodollar Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (x) in the case of Eurodollar Rate Loans denominated in U.S. Dollars, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (y) in the case of a request for a Borrowing or continuation in an Alternative Currency, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in Dollars (in an amount equal to the U.S. Dollar Equivalent of the amount requested to be borrowed or continued in the Alternative Currency). During any Benchmark Unavailability Period, the component of the Base Rate based upon the LIBO Rate will not be used in any determination of Base Rate.
ARTICLE 4.
CONDITIONS PRECEDENT
Section 4.01Conditions Precedent to the Closing Date. The amendment and restatement of the Original Credit Agreement on the Closing Date and the obligations of each L/C Issuer and each Lender to make the initial Credit Extensions on the Closing Date (if any) shall, in each case, be subject to the following conditions:
(a)The Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or “pdf” or similar electronic format (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent:
(i)a Note executed by the Borrower in favor of each Lender that has requested a Note at least two (2) Business Days prior to the Closing Date;
(ii)executed copies of (x) this Agreement, and (y) each Collateral Document set forth on Schedule 4.01(a)(ii), executed by each Loan Party thereto, together with:
(A)evidence that all filings under the UCC shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent; and
(B)any other documents and instruments as may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent valid and subsisting first priority perfected Liens on the properties purported to be subject to the Collateral Documents set forth on Schedule 4.01(a)(ii), enforceable against all third parties in accordance with their terms;

(iii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iv)an opinion from (A) Lewis Rice LLC, counsel to the Loan Parties, and (B) local or other counsel in each of the jurisdictions listed on Schedule 4.01(a)(iv), in each case as reasonably requested by the Administrative Agent, in the case of each of clauses (A) and (B), in form and substance reasonably satisfactory to the Administrative Agent;
(v)a certificate attesting to the Solvency of the Borrower and its Subsidiaries (taken as a whole) on the Closing Date after giving effect to the Transactions, from the Chief Financial Officer of the Borrower, substantially in the form attached hereto as Exhibit K;
(vi)a certificate attesting to the compliance with clauses (d), (e) and (f) of this Section 4.01 on the Closing Date from a Responsible Officer of the Borrower; and
(vii)if any Loans are to be made on the Closing Date, a Committed Loan Notice pursuant to Section 2.02.
(b)All reasonable fees and out-of-pocket expenses due and payable to the Lenders, the Arrangers and the Administrative Agent and required to be paid on or prior to the Closing Date pursuant to the Engagement Letter and Fee Letters shall have been paid or shall have been authorized to be deducted from the proceeds of the initial funding under the Facilities, so long as any such fees or expenses not expressly set forth in the Fee Letters have been have been invoiced not less than three (3) business days prior to the Closing Date.
(c)The Administrative Agent and the Lenders shall have received at least three Business Days prior to the Closing Date, to the extent requested in writing at least seven Business Days prior to the Closing Date, all documentation and other information that the Administrative Agent and the Lenders reasonably determine is necessary in order to allow the Administrative Agent and the Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.
(d)The representations and warranties of the Borrower and each other Loan Party contained in Article 5 hereof shall be true and correct in all material respects; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.

(e)There has been no change, occurrence or development since September 30, 2019 that could reasonably be expected to have a Material Adverse Effect.
(f)At the time of and immediately after giving effect to the Transactions, no Default shall have occurred and be continuing.
(g)The Administrative Agent shall have received a certificate from the Borrower’s insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to Section 6.06 is in full force and effect, together with endorsements naming the Administrative Agent, for the benefit of the Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 6.06.
(h)Substantially concurrently with the consummation of the Transactions, each Mortgage (as defined in the Original Credit Agreement) with respect to a Mortgaged Property (as defined in the Original Credit Agreement) shall be released, and terminated of record.
Section 4.02Conditions to All Credit Extensions after the Closing Date. The obligation of each Lender to honor any Request for Credit Extension other than a Letter of Credit, and if such Request for Credit Extension is for a Letter of Credit, the obligation of the applicable L/C Issuer to honor such Request for Credit Extension, after the Closing Date (other than (x) pursuant to a Conversion/Continuation Notice and (y) in connection with the funding of an Incremental Term Loan) is subject to the following conditions precedent:
(a)The representations and warranties of the Borrower and each other Loan Party contained in Article 5 or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, that are qualified by materiality shall be true and correct (after giving effect to any qualification therein) on and as of the date of such Credit Extension, and each of the representations and warranties of the Borrower and each other Loan Party contained in any other Loan Document or in any document furnished at any time under or in connection herewith or therewith that are not qualified by materiality shall be true and correct in all material respects on and as of the date of such Credit Extension, except in each case to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in clauses (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
(b)No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than pursuant to a Conversion/Continuation Notice) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE 5.
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Administrative Agent and the Lenders on the Closing Date and on the date of each Credit Extension as contemplated by Section 4.02 as to each of the matters set forth below that:
Section 5.01Existence, Qualification and Power. Each Loan Party and each Restricted Subsidiary (other than any Immaterial Subsidiary) thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization; (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party; and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 5.02Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material contract to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.
Section 5.03Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof), except for (x) filings and actions completed on or prior to the Closing Date and as contemplated hereby and by the Collateral Documents necessary to perfect or maintain the Liens on the Collateral granted by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties (including, without limitation, UCC financing statements and filings in the United States Patent and Trademark Office and the United States Copyright Office) and (y) approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

Section 5.04Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
Section 5.05Financial Statements; No Material Adverse Effect
(a)The Annual Financial Statements of the Borrower and its Subsidiaries: (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (B) fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (C) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness to the extent required by GAAP and (D) were accompanied by a reconciliation that explains or otherwise shows in reasonable detail the differences between the information relating to the Borrower and its Subsidiaries, on the one hand, and the information relating to the Borrower and its Restricted Subsidiaries on a standalone basis, on the other hand.
(b)The Quarterly Financial Statements of the Borrower and its Subsidiaries: (A) were each prepared in accordance with GAAP consistently applied throughout the period covered thereby, subject only to normal year-end audit adjustments and the absence of footnotes, except as otherwise expressly noted therein, (B) fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby and (C) were accompanied by a reconciliation that explains or otherwise shows in reasonable detail the differences between the information relating to the Borrower and its Subsidiaries, on the one hand, and the information relating to the Borrower and its Restricted Subsidiaries on a standalone basis, on the other hand.
(c)Since September 30, 2019, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or the consummation of the Transaction or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
Section 5.07Ownership of Property. Each of the Borrower and each Restricted Subsidiary has good record and marketable title to all owned property, or valid leasehold interests or valid licenses in all leased or licensed property, reasonably necessary or used in the ordinary conduct of its business, except for such defects in title, or failure to obtain a valid leasehold interest or valid license as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.08Environmental.
(a)Each of the Loan Parties and its Restricted Subsidiaries is and has been in compliance with all Environmental Laws and has received and maintained in full force and effect all Environmental Permits required for its current operations, except where non-compliance could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)To the Loan Parties’ knowledge, no Hazardous Materials are present, or have been released by any Person, whether related or unrelated to any Loan Party in, on, within, above, under, affecting or emanating from any real property currently or previously owned, leased or operated by any Loan Party or its Restricted Subsidiaries (i) in a quantity, location, manner or state requiring any cleanup, investigation or remedial action pursuant to any Environmental Laws; (ii) in violation or alleged violation of any Environmental Laws; or (iii) which has or could give rise to any Environmental Liability, including any claim pursuant to any Environmental Laws against any Loan Party or its Restricted Subsidiaries, except, in each case, as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)No Environmental Claim is pending or, to the Loan Parties’ knowledge, proposed, threatened or anticipated, with respect to or in connection with any Loan Party or its Restricted Subsidiaries or any real properties now or previously owned, leased or operated by any Loan Party or its Restricted Subsidiaries except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(d)No properties now or, to the Loan Parties’ knowledge, previously owned, leased or operated by any Loan Party or its Restricted Subsidiaries nor, to the Loan Parties’ knowledge, any property to which any Loan Party or its Restricted Subsidiaries has transported or arranged for the transportation of any Hazardous Material is listed or, to the Loan Parties’ knowledge, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or cleanup, nor to the knowledge of the Loan Parties, is any such property anticipated or to the Loan Parties’ knowledge, threatened to be placed on any such list, except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)To the Loan Parties’ knowledge, there are no Environmental Liabilities of any Loan Party or its Restricted Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such Environmental Liability, except, in each case, as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(f)No Loan Party or any of its Restricted Subsidiaries has assumed or retained any Environmental Liability of any other Person, except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
This Section 5.08 contains the sole and exclusive representations and warranties of the Loan Parties with respect to environmental matters.
Section 5.09Insurance. The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates.
Section 5.10Taxes. The Borrower and its Restricted Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income, business, franchise or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) to the extent that failure to do so could not reasonably be expected to result in Material Adverse Effect.
Section 5.11ERISA Compliance; Labor Matters.
(a)No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination or opinion/advisory letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)There are no strikes, or other labor disputes pending or, to the Borrower’s knowledge, threatened against the Borrower or any of its Restricted Subsidiaries, the hours worked and payments made to employees of the Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters and all payments due from the Borrower or any of its Restricted Subsidiaries or for which any claim may be made against the Borrower or any of its Restricted Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary to the extent required by GAAP except, in each case, as would not reasonably be expected to result in a Material Adverse Effect. Except as could not reasonably be expected to result in a Material Adverse Effect, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which the Borrower or any of its Restricted Subsidiaries (or any predecessor) is a party or by which the Borrower or any of its Restricted Subsidiaries (or any predecessor) is bound.
(c)With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained, contributed to or required to be contributed to by any Loan Party or any Restricted Subsidiary of any Loan Party primarily for the benefit of any employees located outside of the United States (a “Foreign Plan”):
(i)any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;
(ii)the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles (“Fully Funded”), except where the failure to be Fully Funded, in each case, could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and
(iii)each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.
Section 5.12Subsidiaries; Equity Interests. As of the Closing Date, the Borrower has no Restricted Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.12, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Borrower or one or more of its Subsidiaries in the amounts specified on Part (a) of Schedule 5.12 free and clear of all Liens except those created under the Collateral Documents. As of the Closing Date, (x) the Borrower has no Equity Interests in any other Person other than (i) those specifically disclosed in Part (b) of Schedule 5.12 and (ii) Equity Interests in Subsidiaries and (y) there are no Unrestricted Subsidiaries other than those listed on Part (c) of Schedule 5.12. All of the outstanding Equity Interests in the Borrower have been validly issued and are fully paid and nonassessable.

Section 5.13Margin Regulations; Investment Company Act.
(a)The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(b)None of the Borrower, any Person Controlling the Borrower or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
Section 5.14Disclosure.
(a)No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the Transactions or delivered hereunder or under any other Loan Document (in each case, taken as a whole and as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
(b)As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
Section 5.15Compliance with Laws. Each Loan Party and each Restricted Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties (including the Act), except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.16Intellectual Property; Licenses, Etc. The Borrower and its Restricted Subsidiaries own or possess the right to use all of the trademarks, service marks, trade names, trade dress, logos, domain names and all good will associated therewith, copyrights, patents, patent rights, trade secrets, know-how, franchises, licenses, and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, without conflict with the rights of any other Person, except where the failure to own or possess the right to use any such IP Rights would not reasonably be expected to have a Material Adverse Effect. The Borrower and its Restricted Subsidiaries hold all right, title and interest in and to such owned IP Rights free and clear of any Lien (other than Liens permitted by Section 7.01). No slogan or other advertising device, product, process, method, substance, part or other material or activity now employed, or now contemplated to be employed, by the Borrower or any Restricted Subsidiary infringes upon, misappropriates or otherwise violates any rights held by any other Person, except where such infringement, misappropriation or other violation would not reasonably be expected to have a Material Adverse Effect.
Section 5.17Solvency. As of the Closing Date, immediately after giving effect to the consummation of the Transactions, the Borrower and its Subsidiaries on a consolidated basis are Solvent.
Section 5.18Collateral Documents. The provisions of the applicable Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject, in the case of any Collateral other than Collateral consisting of Equity Interests, to Permitted Liens and, in the case of Collateral consisting of Equity Interests, to non-consensual Liens permitted by Section 7.01 (collectively, such Liens, “Permitted Prior Liens”)) on all right, title and interest of the respective Loan Parties in the Collateral described therein.
Section 5.19Anti-Terrorism; Anti-Money Laundering; Etc. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by the Borrower, its Restricted Subsidiaries and their respective directors, officers, and employees with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Restricted Subsidiaries and, to the Borrower’s knowledge, its and its Restricted Subsidiaries’ respective officers and directors, are in compliance with Anti-Corruption Laws in all material respects and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. No Loan Party nor any of its Restricted Subsidiaries (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (ii) is in violation in any material respect of (A) the Trading with the Enemy Act, (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto, (C) the Act or (D) any other laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”) or (iii) is a Sanctioned Person. No part of the proceeds of any Loan or Letter of Credit hereunder will be unlawfully used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation in any material respect by any Loan Party or any Lender or Arranger, the Administrative Agent or any L/C Issuer or the Swing Line Lender of any Anti-Terrorism Laws or Sanctions.

Section 5.20Foreign Corrupt Practices Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws.
Section 5.21Affected Financial Institution. No Loan Party is an Affected Financial Institution.
ARTICLE 6.
AFFIRMATIVE COVENANTS
From and after the Closing Date, so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements satisfactory to the L/C Issuer have been made) shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, 6.13, 6.14 and 6.16) cause each Restricted Subsidiary to:
Section 6.01Financial Statements. Deliver to the Administrative Agent:
(a)within 90 days after the end of each Fiscal Year of the Borrower (commencing with the Fiscal Year ending September 30, 2020), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, changes in Shareholders’ Equity, and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” qualification, “going concern” exception or “going concern” explanatory paragraph (other than a “going concern” qualification, exception or explanatory paragraph resulting solely from an upcoming maturity date under any Indebtedness occurring within one year from the time such opinion is delivered) or any qualification or exception paragraph as to the scope of such audit; provided, that the foregoing financial statements are accompanied by a reconciliation that explains or otherwise shows in reasonable detail the differences between the information relating to the Borrower and its Subsidiaries, on the one hand, and the information relating to the Borrower and its Restricted Subsidiaries on a standalone basis, on the other hand;

(b)in connection with each of the first three fiscal quarters of each Fiscal Year of the Borrower (commencing with the fiscal quarter ending March 31, 2020), within 45 days after the end of each such fiscal quarter, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s Fiscal Year then ended, and the related consolidated statements of changes in Shareholders’ Equity, and cash flows for the portion of the Borrower’s Fiscal Year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail, certified by the chief executive officer, chief financial officer, chief accounting officer, treasurer or controller of the Borrower as fairly presenting, in all material respects, the financial condition, results of operations, Shareholders’ Equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; provided, that the foregoing financial statements are accompanied by a reconciliation that explains or otherwise shows in reasonable detail the differences between the information relating to the Borrower and its Subsidiaries, on the one hand, and the information relating to the Borrower and its Restricted Subsidiaries on a standalone basis, on the other hand (the “Quarterly Financial Statements”); and
(c)not later than 60 days after the end of each Fiscal Year of the Borrower (commencing with the Fiscal Year ending September 30, 2020), an annual budget of the Borrower and its Restricted Subsidiaries on a consolidated basis consisting of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Restricted Subsidiaries on a quarterly basis for the then-current Fiscal Year (including the Fiscal Year in which the Latest Maturity Date occurs, if such Fiscal Year is the then-current Fiscal Year).
As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrower shall not be required separately to furnish such information under Section 6.01(a) or (b), but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Section 6.01(a) or (b) at the times specified therein.
Section 6.02Certificates; Other Information. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent:
(a)concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate (including, if the Revolving Facility Test Condition was applicable as of the date such financial statements, showing the calculation of the financial covenant set forth in Section 7.11) signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower;
(b)promptly after any request by the Administrative Agent or the Required Lenders acting through the Administrative Agent, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Restricted Subsidiary, or any audit of any of them;

(c)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, whether or not otherwise required to be delivered to the Administrative Agent pursuant hereto; provided that to the extent any such documents are filed with the SEC, such documents shall be deemed delivered pursuant to this Section 6.02(c) at the time of and so long as the Borrower notifies the Administrative Agent (by facsimile or electronic mail) of the filing with the SEC of any such documents; and
(d)promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or the Required Lenders, through the Administrative Agent, may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (1) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02 or (2) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information within the meaning of United States federal securities laws (“MNPI”) with respect to the Borrower or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any MNPI with respect to the Borrower or its Subsidiaries, or their respective securities (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information” (and the Administrative Agent agrees that only Borrower Materials marked “PUBLIC” will be made available on such portion of the Platform); and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower materials “PUBLIC.”

Section 6.03Notices. Promptly notify the Administrative Agent when a Responsible Officer of the Borrower has knowledge:
(a)of the occurrence of any Default;
(b)of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Restricted Subsidiary and any Governmental Authority, including in connection with any tax liabilities, assessments, governmental charges or levies upon it or its properties or assets; and (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws;
(c)of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred or are reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect; or
(d)of the incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(i).
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document, if any, that have been breached.
Section 6.04Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or Section 7.05; (b) maintain all rights, privileges, permits, and licenses reasonably necessary in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) preserve, maintain, renew and keep in full force and effect all of its registered patents, trademarks, trade names, trade dress and service marks, the failure of which to so preserve, maintain, renew or keep in full force and effect could reasonably be expected to have a Material Adverse Effect; and (d) pay, discharge or otherwise satisfy as the same shall become due and payable all Federal, state and other material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Restricted Subsidiary.

Section 6.05Maintenance of Properties. (a) Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, and (b) make all necessary repairs thereto and renewals and replacements thereof, in each case with respect to clauses (a) and (b) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 6.06Maintenance of Insurance. Maintain with financially sound and reputable insurance companies (that are not Affiliates of the Borrower) insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance, which insurance (except as to Excluded Subsidiaries and Immaterial Subsidiaries) shall name the Administrative Agent as loss payee (in the case of casualty insurance) or additional insured (in the case of liability insurance); provided, however, if any insurance proceeds are paid on account of a casualty to assets or properties of any Loan Party whether or not constituting Collateral and at such time no Event of Default shall have occurred and is continuing, then the Administrative Agent shall take such actions, including endorsement, to cause any such insurance proceeds to be promptly remitted to the Borrower to be used by the Borrower or such Loan Party in any manner not prohibited by this Agreement.
Section 6.07Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. Maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Borrower and its Restricted Subsidiaries and their respective directors, officers, and employees with Anti-Corruption Laws and applicable Sanctions.
Section 6.08Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions, and if and to the extent required by GAAP, matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.
Section 6.09Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and to make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired (but in no event more than one time per Fiscal Year of the Borrower and with the Borrower being required to pay all reasonable out-of-pocket expenses for one visit each Fiscal Year) by the Administrative Agent, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice, and without limitation as to frequency.

Section 6.10Use of Proceeds. Use the proceeds of the Credit Extensions (a) to pay any fees, costs and expenses related to the Revolving Credit Facility and (b) for working capital, acquisitions, Investments and for other general corporate purposes not in contravention of any Law or of any Loan Document.
Section 6.11Covenant to Guarantee Obligations and Give Security. Upon the formation or acquisition by any Loan Party of any new direct or indirect Subsidiary (other than any Excluded Subsidiary or any Immaterial Subsidiary), or upon a Subsidiary of any Loan Party ceasing to be an Excluded Subsidiary or ceasing to be an Immaterial Subsidiary, as applicable, the Borrower shall, at the Borrower’s expense:
(i)within 30 days (as such time may be extended by the Administrative Agent in its reasonable discretion) following the creation or acquisition of such Subsidiary or following such Subsidiary ceasing to be an Excluded Subsidiary or ceasing to be an Immaterial Subsidiary, as applicable, cause such Subsidiary to (a) become a Guarantor and provide the Administrative Agent, for the benefit of the Secured Parties, a Lien on its assets (other than Excluded Assets) to secure the Obligations by executing and delivering to the Administrative Agent a joinder to the Collateral Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose and (b) deliver to the Administrative Agent such other customary documentation reasonably requested by the Administrative Agent including, without limitation, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent;
(ii)within 30 days after such formation or acquisition or after such Subsidiary ceases to be an Excluded Subsidiary or ceases to be an Immaterial Subsidiary, as applicable, cause each direct and indirect parent (to the extent such parent is a Loan Party) of such Subsidiary to pledge its interests in such Subsidiary to the Administrative Agent, for the benefit of the Secured Parties, to secure such parent’s Obligations (if it has not already done so) and deliver to the Administrative Agent all certificated Equity Interests of such Subsidiary (if any) together with transfer powers in respect thereof endorsed in blank, and cause such Subsidiary:
(A)to duly execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, any additional collateral and security agreements or supplements thereto, as reasonably specified by and in form and substance reasonably satisfactory to the Administrative Agent to secure payment of all the Obligations of such Subsidiary and constituting Liens on the personal property (other than Excluded Assets) of such Subsidiary; and

(B)to take whatever action (including the filing of UCC financing statements) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting first priority perfected Liens on Collateral purported to be subject to the Collateral Agreement and other agreements delivered pursuant to this Section 6.11, subject to Permitted Prior Liens; and
(iii)within 30 days after such formation or acquisition or after such Subsidiary ceases to be an Excluded Subsidiary or ceases to be an Immaterial Subsidiary, as applicable, deliver to the Administrative Agent, upon the request of the Administrative Agent, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i) and (ii) above, and as to such other matters as the Administrative Agent may reasonably request.
Notwithstanding any of the foregoing to the contrary or Section 6.15 below, (i) the Collateral shall exclude Excluded Assets, and shall be subject to the limitations and exclusions set forth in the applicable Collateral Documents, and (ii) no Foreign Subsidiary shall be required to become a Guarantor or grant a Lien on any of its assets (other than a pledge of Equity Interests in any of its Subsidiaries pursuant to clause (ii) above to the extent otherwise required hereunder (provided, however, no legal opinions of foreign counsel shall be required)) to secure any of the Obligations.
Section 6.12Compliance with Environmental Laws. Comply, and cause all lessees and other Persons operating or occupying its owned properties to comply, with all applicable Environmental Laws and Environmental Permits, except where the failure to so comply would not reasonably be likely to have a Material Adverse Effect; and, if ordered by a final decree to do so by a Governmental Authority or otherwise required in the reasonable opinion of the Borrower pursuant to any Environmental Law, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action reasonably necessary to address, and to be in material compliance with, such final decree or the material requirements of Environmental Laws; provided, however, that neither the Borrower nor any of its Restricted Subsidiaries shall be required to undertake any such ordered or required cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
Section 6.13Environmental Disclosure. The Borrower will deliver to the Administrative Agent:
(a)as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of the Borrower or any of its Restricted Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at the Borrower’s or any other Loan Party’s real property or with respect to any Environmental Claims, in each case, that would reasonably be expected to have a Material Adverse Effect;

(b)promptly upon the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported by the Borrower or any of its Restricted Subsidiaries to any federal, state or local governmental or regulatory agency under any Environmental Laws that would reasonably be expected to have a Material Adverse Effect, (B) any remedial action taken by the Borrower or any of its Restricted Subsidiaries or any other Persons of which the Borrower or any of its Restricted Subsidiaries has knowledge in response to (1) any Hazardous Materials Activities, the existence of which has a reasonable possibility of resulting in one or more Environmental Claims that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) any Environmental Claims that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect and (C) the Borrower’s discovery of any occurrence or condition arising under Environmental Law or relating to Hazardous Materials on any real property adjoining or in the vicinity of any facility that reasonably would be expected to have a Material Adverse Effect;
(c)as soon as practicable following the sending or receipt thereof by the Borrower or any of its Restricted Subsidiaries, a copy of any and all non-privileged written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, would reasonably be expected to give rise to a Material Adverse Effect, (B) any Release required to be reported by the Borrower or any of its Restricted Subsidiaries to any federal, state or local governmental or regulatory agency that would reasonably be expected to have a Material Adverse Effect, and (C) any request made to the Borrower or any of its Restricted Subsidiaries for information from any governmental agency that suggests such agency is investigating whether the Borrower or any of its Restricted Subsidiaries may be potentially responsible for any Hazardous Materials Activity which would reasonably be expected to have a Material Adverse Effect;
(d)prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by the Borrower or any of its Restricted Subsidiaries that would reasonably be expected to expose the Borrower or any of its Restricted Subsidiaries to, or result in, Environmental Claims that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (B) any proposed action to be taken by the Borrower or any of its Restricted Subsidiaries to modify current operations in a manner that could subject the Borrower or any of its Restricted Subsidiaries to any additional obligations or requirements under any Environmental Law that would reasonably be expected to have a Material Adverse Effect; and

(e)with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 6.13.
Section 6.14Lender Calls. If requested in writing by the Administrative Agent, participate in an annual meeting of the Administrative Agent and the Lenders to be held at the Borrower’s corporate offices (or at such other location as may be agreed to by the Borrower and the Administrative Agent, including by telephonic conference calls) at such time as may be agreed to by the Borrower and the Administrative Agent; provided that if, at any point, the Borrower is no longer required to file periodic reports under the Exchange Act, the Borrower shall be required to invite the Lenders to participate in any quarterly conference calls made available to the holders of any of the Senior Notes (although the Borrower shall have no obligation to hold any such quarterly conference calls).
Section 6.15Further Assurances. Promptly upon request by the Administrative Agent or the Required Lenders through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents or Section 6.11, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Restricted Subsidiaries is or is to be a party, and cause each of its Restricted Subsidiaries to do so; provided that, notwithstanding the foregoing, the Loan Parties shall not be required to take actions to create or perfect the security interest of the Administrative Agent (x) on any property that is covered by a certificate of title statute of any jurisdiction under the law of which the indication of a security interest on such certificate is required as a condition of perfection thereof, or (y) if recordation of a security interest with the Federal Aviation Administration or the International Registry of Mobile Assets is required as a condition of perfection thereof.
Section 6.16Ratings. At all times use commercially reasonable efforts to maintain public ratings by Moody’s and S&P with respect to the Borrower and the Facilities.
Section 6.17Designation of Restricted and Unrestricted Subsidiaries.
The Borrower may designate any Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary”; provided that (i) immediately before and after giving effect to such designation, no Event of Default shall have occurred and be continuing, (ii) the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 7.11 (whether or not such covenant is applicable at such time in accordance with its terms), and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” as defined in any of the Senior Notes; provided that (x) solely with respect to the Designated Subsidiaries the foregoing clause (iii) shall not apply for a period commencing on the date the Designated Subsidiaries are designated as “Restricted Subsidiaries” as defined in any of the Senior Notes and ending on the date that is 30 days thereafter, and (y) the Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to make a written list of Designated Subsidiaries available to Lenders on the “Private Side Information” portion of the Platform.

All outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the designated Unrestricted Subsidiary will be treated as an Investment by the Borrower or such Restricted Subsidiary, as applicable, made at the time of the designation. The amount of all such outstanding Investments will be the aggregate fair market value of such Investments at the time of the designation. The designation will not be permitted if such Investment would not be permitted under Section 7.02 at that time and if such Restricted Subsidiary does not otherwise meet the definition of an Unrestricted Subsidiary. Any designation of a Subsidiary of the Borrower as an Unrestricted Subsidiary shall be evidenced to the Administrative Agent by delivering to the Administrative Agent a certified copy of the board resolution of the Borrower giving effect to such designation and a certificate signed by a Responsible Officer of the Borrower certifying that such designation complied with the foregoing conditions and the conditions set forth in the definition of “Unrestricted Subsidiary” and was permitted by this Section 6.17, provided, however, (i) no Subsidiary may be designated as an Unrestricted Subsidiary if such designated Unrestricted Subsidiary will own any IP Rights and the failure of the Borrower or any of its Restricted Subsidiaries to own such IP Rights could reasonably be expected to have a Material Adverse Effect and (ii) neither the Borrower nor any of its Restricted Subsidiaries shall be permitted to contribute any IP Rights to an Unrestricted Subsidiary if (x) the failure by the Borrower or any of its Restricted Subsidiaries to own such IP Rights could reasonably be expected to have a Material Adverse Effect or (y) after giving effect to such contribution the Borrower would not be in pro forma compliance with the covenant set forth in Section 7.11 whether or not such covenant is applicable at such time in accordance with its terms.
If, at any time, any Unrestricted Subsidiary would fail to meet any of the requirements of an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and (1) any Indebtedness of such Subsidiary, (2) any Liens of such Subsidiary and (3) any Investments of such Subsidiary, in each case shall be deemed to be incurred by a Restricted Subsidiary of the Borrower as of such date and, if such Liens, Investments, or Indebtedness are not permitted to be incurred as of such date under Section 7.01, Section 7.02 or Section 7.03, as applicable, the Borrower shall be in default of such Section 7.01, Section 7.02 or Section 7.03, as applicable.

The Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence, on the date of designation, of Indebtedness, Liens and Investments by a Restricted Subsidiary of the Borrower of any outstanding Indebtedness, Liens and Investments of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Liens are permitted under Section 7.01, such Investments are permitted under Section 7.02, and such Indebtedness is permitted under Section 7.03; and (2) no Event of Default shall have occurred and be continuing; and provided further, however, if any such Subsidiaries are Designated Subsidiaries, then the foregoing proviso shall not apply to any such Designated Subsidiaries and, notwithstanding anything contained herein or in the other Loan Documents to the contrary, such Designated Subsidiaries shall not be subject to the terms and provisions of this Agreement (including, without limitation, Section 6.11 and Section 6.15) and the other Loan Documents during the period commencing on the date the Designated Subsidiaries are designated as “Restricted Subsidiaries” hereunder and ending on the date that is 30 days thereafter, and on such thirtieth day any such Designated Subsidiary that is a Restricted Subsidiary at such time shall be deemed, for purposes of Sections 7.01, 7.02 and 7.03, to have incurred all Liens, Investments, and Indebtedness of such Designated Subsidiary then outstanding.
    The following entities have previously been designated as Unrestricted Subsidiaries under this Agreement and remain Unrestricted Subsidiaries as of the Closing Date: 8th Avenue Food & Provisions, Inc., a Missouri corporation, Active Nutrition International GmbH, a German entity, Agricore United Holdings Inc., a Delaware corporation, American Blanching Company, a Georgia corporation, Attune Foods, LLC, a Delaware limited liability company, BellRing Brands, Inc., a Delaware corporation, BellRing Brands, LLC, a Delaware limited liability company, Dakota Growers Pasta Company, Inc., a North Dakota corporation, DNA Dreamfields Company, LLC, an Ohio limited liability company, Dymatize Enterprises, LLC, a Delaware limited liability company, GB Acquisition USA, Inc., a Washington corporation, Golden Acquisition Sub, LLC, a Delaware limited liability company, Golden Boy Nut Corporation, a Delaware corporation, Golden Nut Company (USA) Inc., a Washington corporation, Nuts Distributor of America Inc., a Washington corporation, Premier Nutrition Company, LLC, a Delaware limited liability company, Primo Piatto, Inc., a Minnesota corporation, Golden Boy Foods Ltd., a British Columbia corporation, PHI Acquisition GP ULC, a British Columbia unlimited liability company, PHI Acquisition LP ULC, a British Columbia unlimited liability company, PHI Acquisition Limited Partnership, a British Columbia limited partnership, Supreme Protein, LLC, a Delaware limited liability company, TA/DEI-A Acquisition Corp., a Delaware corporation, and any direct or indirect now or hereafter created or acquired Subsidiary of any of the foregoing. The foregoing sentence does not prohibit or limit in any respect the ability of the Borrower to designate any of the foregoing Persons as Restricted Subsidiaries and thereafter re-designate any or all of such Persons as Unrestricted Subsidiaries, in each case, subject to the terms and conditions of this Section 6.17.

ARTICLE 7.
NEGATIVE COVENANTS
From and after the Closing Date, so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements satisfactory to the L/C Issuer have been made) shall remain outstanding, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

Section 7.01Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)Liens pursuant to any Loan Document securing the Obligations;
(b)Liens existing on the Closing Date and listed on Schedule 7.01 and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (ii) the modification, replacement, renewal or extension of the obligations secured or benefited thereby, to the extent constituting Indebtedness, is permitted by Section 7.03(b);
(c)Liens for taxes (i) which are (x) not then more than 30 days overdue or (y) being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (ii) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect;
(d)carriers’, warehousemen’s, landlords’, mechanics’, materialmen’s, repairmen’s or other like Liens granted or arising in the ordinary course of business (i) which secure amounts not overdue for a period of more than 60 days or if more than 60 days overdue, are unfiled and either no other action has been taken to enforce such Lien or such Liens are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;
(e)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(f)deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(g)easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the applicable Person; and Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and its Subsidiaries;

(h)Liens securing judgments, awards and decrees for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;
(i)(i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (A) such Liens do not at any time encumber any property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and (B) the Indebtedness secured thereby does not exceed the cost or fair market value of the property, whichever is lower, being acquired on the date of acquisition, improvements thereto and related expenses; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender on customary terms; and (ii) Liens securing Indebtedness permitted under Section 7.03(t); provided that (w) such Liens existed on the property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existed on the property or asset of any Person that becomes a Restricted Subsidiary in connection with a Permitted Acquisition or other Investment in the nature of an acquisition; (x) such Lien is not created in connection with such acquisition or such Person becoming a Restricted Subsidiary as a result of such Investment, as the case may be and (y) such Lien shall not encumber any other property or assets of the Borrower or any Restricted Subsidiary (other than any Person acquired by the Borrower or any Restricted Subsidiary as a result of a Permitted Acquisition or other Investment in the nature of an acquisition and any Restricted Subsidiary of such acquired Person as of the date of such Permitted Acquisition or other Investment in the nature of an acquisition);
(j)leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or any Restricted Subsidiary or (ii) secure any Indebtedness;
(k)other Liens on property securing Indebtedness and other obligations in an aggregate principal amount outstanding at any time which does not exceed the greater of $341,000,000 and 3.00% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries based on the Most Recent Financial Statements, in the aggregate;
(l)Liens on property of Restricted Subsidiaries that are not Loan Parties securing Indebtedness of such Restricted Subsidiaries that are not Loan Parties permitted by Section 7.03;
(m)Liens arising in connection with a Qualified Receivables Transaction on Receivables Program Assets permitted to be Disposed of pursuant to Section 7.05(l) securing Receivables Program Obligations permitted by Section 7.03(j);
(n)Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of non-delinquent customs duties in connection with the importation of goods;

(o)Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of letters of credit and bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(p)(i) Liens arising out of conditional sale, consignment, title retention or similar arrangements for the sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business and (ii) purported Liens evidenced by the filing of UCC financing statements relating solely to operating leases or consignment or bailee arrangements entered into in the ordinary course of business;
(q)Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection; (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(r)deposits made in the ordinary course of business to secure liability to insurance carriers, and Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(s)Liens on Cash Collateral granted in favor of any Lenders and/or L/C Issuers created as a result of any requirement or option to Cash Collateralize pursuant to this Agreement;
(t)Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness; (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries; or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(u)(i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies except for such noncompliance that does not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries; and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;
(v)Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(w)licenses and sublicenses of IP Rights, and Liens under licensing agreements for the use of intellectual property, in each case, either entered into in the ordinary course of business or pursuant to a bona fide transaction intended or expected to increase, maintain or preserve, or prevent a decrease in, the revenue, profits, cash flow, or value of the Borrower and its Restricted Subsidiaries, taken as a whole, and which could not reasonably be expected to have a Material Adverse Effect;
(x)Liens on cash and Cash Equivalents in an aggregate amount outstanding at any time not to exceed the greater of $250,000,000 and 25.00% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the Most Recent Financial Statements to secure obligations of the Borrower or any Restricted Subsidiary in respect of ordinary course cash management arrangements or under Swap Contracts, in each case, that do not constitute Obligations;
(y)Liens on Collateral securing obligations under the documentation for Indebtedness permitted pursuant to Section 7.03(s); provided that, if such indebtedness is secured by any or all of the Collateral, such Liens shall be subject to the Pari Passu Intercreditor Agreement, and (if then in effect) the Junior Lien Intercreditor Agreement if such indebtedness is secured on a pari passu basis (without regard to the control of remedies) with the Obligations and, otherwise, to the Junior Lien Intercreditor Agreement;
(z)Liens arising in the ordinary course of business under the Perishable Agricultural Commodities Act of 1930;
(aa)    Liens on Equity Interests in joint ventures or Unrestricted Subsidiaries (i) securing obligations of such joint ventures or Unrestricted Subsidiaries or (ii) pursuant to the relevant joint venture agreement or arrangements;
(bb)    Liens arising out of sale and lease-back transactions permitted under Section 7.15;
(cc)    Liens (i) in favor of the Borrower or any Loan Party granted by a Restricted Subsidiary that is not a Loan Party or (ii) granted by any non-Loan Party in favor of any other non-Loan Party, in the case of each of clauses (i) and (ii), securing intercompany Indebtedness permitted under Sections 7.02 or 7.03;
(dd)    Liens on cash or Cash Equivalents in respect of ordinary course cash management arrangements;
(ee)    ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located; and
(ff)    Liens on fee owned real property which is not Negative-Pledge Real Property and related improvements and fixtures which secures Indebtedness in an aggregate principal amount outstanding at any time not to exceed the greater of $100,000,000 and 10.00% of Consolidated EBITDA.

Section 7.02Investments. Make any Investments, except:
(a)Investments held by the Borrower or such Restricted Subsidiary in the form of cash and Cash Equivalents;
(b)advances to officers, directors, employees and consultants of the Borrower and Restricted Subsidiaries (i) in an aggregate amount not to exceed $5,000,000 at any time outstanding, for payroll, salary, travel, entertainment, relocation and analogous ordinary business purposes; and (ii) in connection with such Person’s purchase of Equity Interests of the Borrower, provided that no cash is actually advanced pursuant to this clause (ii) unless promptly repaid;
(c)Investments (i) existing on the Closing Date in Subsidiaries existing on the Closing Date; provided that in the case of this clause (i), any such Investments in Restricted Subsidiaries that are not Loan Parties in the form of intercompany loans by Loan Parties if in excess of $25,000,000 in the aggregate shall be evidenced by notes that have been pledged (individually or pursuant to a global note) to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent for the benefit of the Secured Parties unless such pledge would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower and its Restricted Subsidiaries as reasonably determined by Borrower in consultation with the Administrative Agent; (ii) in Loan Parties (including those formed or acquired after the Closing Date so long as the Borrower and its Restricted Subsidiaries comply with the applicable provisions of Section 6.11, provided that, notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Lien of the Administrative Agent for the benefit of the Secured Parties shall not attach to any such Investment in the form of an intercompany loan and any intercompany note evidencing such loan shall not be required to be delivered to the Administrative Agent if any such note is subsequently reasonably promptly contributed to a Subsidiary that is not a Loan Party pursuant to Section 7.02(c)(iv)); (iii) by Restricted Subsidiaries that are not Loan Parties in Restricted Subsidiaries that are not Loan Parties; and (iv) by the Borrower or any other Loan Party in Unrestricted Subsidiaries, in Restricted Subsidiaries that are not Loan Parties or in other Persons; provided that, in the case of this clause (iv), (A) no Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) shall have occurred and be continuing, (B) the Borrower and its Restricted Subsidiaries comply with the applicable provisions of Section 6.11, (C) the aggregate amount of all such Investments incurred during the term of this Agreement (determined without regard to any write-downs or write-offs of such Investments) shall not exceed the sum of the greater (x) of $454,000,000 and (y) 4.00% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries based on the Most Recent Financial Statements; provided, that this clause (C) shall not apply to any such Investment in a Restricted Subsidiary that is not a Loan Party that is in the form of an equity contribution or intercompany loan if, reasonably promptly following receipt of such equity contribution or intercompany loan, the proceeds of such equity contribution or intercompany loan shall be used by such Restricted Subsidiaries that are not Loan Parties (or Restricted Subsidiaries thereof) to consummate a Permitted Acquisition (and any such Investment described in this proviso shall not utilize the basket set forth in this clause (C), but shall, if applicable, utilize the basket set forth in the definition of Permitted Acquisition) and (D) any such Investments in the form of intercompany loans if in excess of $25,000,000 in the aggregate shall be evidenced by notes that have been pledged (individually or pursuant to a global note) to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent for the benefit of the Secured Parties unless (x) such pledge would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower and its Restricted Subsidiaries as reasonably determined by Borrower in consultation with the Administrative Agent or (y) reasonably promptly following the making of such intercompany loan the holder of such note representing such loan contributes such note as an equity contribution to any Restricted Subsidiary that is not a Loan Party that will reasonably promptly following receipt of such equity contribution consummate (or cause one or more of its Restricted Subsidiaries to consummate) a Permitted Acquisition, in which case and in each such case, notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Lien of the Administrative Agent for the benefit of the Secured Parties shall not attach to any such note, and any such note shall not be required to be delivered to the Administrative Agent;

(d)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(e)(i) any Investments by the Borrower or any Guarantor in the form of Permitted Acquisitions, and (ii) any Permitted Acquisition by any Restricted Subsidiary that is not a Loan Party (or any Restricted Subsidiary thereof) funded from, reasonably promptly following receipt thereof, the cash proceeds received by such Restricted Subsidiary (or any parent entity(ies) thereof that is also a Restricted Subsidiary and that received such proceeds in accordance with Section 7.02(c)(iv)) from any equity contribution or intercompany loan permitted under Section 7.02(c)(iv), and (iii) any Investment in or of any Person acquired by, or merged into or consolidated or amalgamated with, the Borrower or any Restricted Subsidiary after the Closing Date (other than an Investment in connection with a Permitted Acquisition in Persons who do not become Loan Parties), in each case pursuant to an Investment otherwise permitted by this Section 7.02 after the Closing Date to the extent that such Investments of such Person were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation, and any modification, replacement, renewal or extension of any Investment permitted under clause (iii) of this Section 7.02(e) so long as any such modification, replacement, renewal or extension thereof does not increase the amount of such Investment except as otherwise permitted by this Section 7.02;
(f)Guarantees of Indebtedness permitted by Section 7.03;
(g)to the extent constituting Investments, transactions expressly permitted under Sections 7.04 (other than Section 7.04(c)) and 7.14;
(h)Investments existing on, or made pursuant to legally binding written commitments in existence on, the Closing Date and set forth on Schedule 7.02 and any modification, replacement, renewal or extension thereof; provided, that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02 and the terms and conditions of such modified, replacement, renewed or extended Investment shall not be materially less favorable, taken as a whole, to the Loan Parties than the Investment being modified, replaced, renewed or extended;

(i)promissory notes, property (tangible or intangible) and other non-cash consideration received in connection with Dispositions permitted by Section 7.05;
(j)Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(k)Investments to the extent that payment for such Investments is made solely by the issuance of Equity Interests of the Borrower or a Subsidiary (unless the issuance of Equity Interests in a Subsidiary is prohibited by Section 7.05), in each case, to the extent not resulting in a Change of Control;
(l)Restricted Subsidiaries of the Borrower may be established or created if the Borrower and such Restricted Subsidiary comply with the requirements of Section 6.11, if applicable; provided that, in each case, to the extent such new Restricted Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Section 7.02, and such new Restricted Subsidiary at no time holds any assets or liabilities other than any merger or acquisition consideration contributed to it contemporaneously with the closing of such transactions, such new Restricted Subsidiary shall not be required to take the actions set forth in Section 6.11, as applicable, until the applicable acquisition is consummated (at which time the surviving entity of the applicable transaction shall be required to so comply in accordance with the provisions thereof);
(m)Investments in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, (i) in connection with a Qualified Receivables Transaction and (ii) constituting a Disposition permitted pursuant to Section 7.05(l);
(n)Swap Contracts to the extent permitted pursuant to Section 7.03(d);
(o)other Investments; provided that in no event shall the aggregate amount of Investments allowed pursuant to this Section 7.02(o) during the term of this Agreement exceed the sum of (1) so long as no Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) has occurred and is continuing or would be caused thereby, the greater of (x) $454,000,000 and (y) 4.00% of Consolidated Total Assets of the Borrower based on the Most Recent Financial Statements plus (2) an amount not to exceed the Available Amount at the time of the making of such Investment; provided that the portion of the Available Amount attributed to clause (a)(2) of the definition thereof shall not be available for any such Investments made pursuant to this clause (o)(2) if an Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) has occurred and is continuing or would be caused thereby;

(p)Investments in Term Loans pursuant to Section 10.06(b)(vii);
(q)Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
(r)Investments so long as (i) no Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) has occurred and is continuing or would be caused thereby and (ii) the pro forma Total Net Leverage Ratio would be less than 4.00:1.00;
(s)Investments (i) constituting deposits, prepayments and other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Borrower or any Restricted Subsidiary;
(t)[reserved];
(u)Investments in any Restricted Subsidiary in connection with reorganizations and related activities related to Tax planning; provided that, after giving effect to any such reorganization and related activities, the Lien of the Administrative Agent in the Collateral and the value thereof, taken as a whole, is not materially impaired and after giving effect to such Investment, the Borrower and its Restricted Subsidiaries shall otherwise be in compliance with Section 6.11;
(v)pension fund and other employee benefit plan obligations and liabilities;
(w)Investments in the Borrower or any Restricted Subsidiary in connection with intercompany cash management arrangements and related activities in the ordinary course of business;
(x)Investments in any Parent Company in amounts and for purposes for which Restricted Payments by the Borrower are permitted under Section 7.06(e); provided that any such Investments made as provided above in lieu of such Restricted Payments shall reduce availability under the applicable Restricted Payment basket under Section 7.06(e);
(y)Investments consisting of the licensing or sublicensing of IP Rights in each case, either entered into in the ordinary course of business or pursuant to a bona fide transaction intended to increase the revenue of the Borrower and its Restricted Subsidiaries and which could not reasonably be expected to have a Material Adverse Effect; and
(z)(i) Investments in an Unrestricted Subsidiary to the extent comprised of assets of, or Equity Interests in, an Unrestricted Subsidiary and (ii) Investments consisting of the contribution of the Equity Interests of the Designated Subsidiaries to any newly formed holding company that is a wholly owned direct or indirect Restricted Subsidiary of the Borrower (the “Designated Parent Subsidiary”).

Section 7.03Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)Indebtedness under (A) the Loan Documents, including, without limitation, Incremental Term Loans, Incremental Revolving Loans and any Refinancing Facility, (B) the 2026 Senior Notes in an aggregate principal amount not to exceed $1,750,000,000 (inclusive of any Permitted Refinancing of the 2026 Senior Notes), (C) the 2027 Senior Notes in an aggregate principal amount not to exceed $750,000,000 (inclusive of any Permitted Refinancing of the 2027 Senior Notes), (D) the 2028 Senior Notes in an aggregate principal amount not to exceed $1,000,000,000 (inclusive of any Permitted Refinancing of the 2028 Senior Notes), (E) the 2029 Senior Notes in an aggregate principal amount not to exceed $750,000,000 (inclusive of any Permitted Refinancing of the 2029 Senior Notes), and (F) the 2030 Senior Notes in an aggregate principal amount not to exceed $1,250,000,000 (inclusive of any Permitted Refinancing of the 2030 Senior Notes);
(b)Indebtedness outstanding on the Closing Date and listed on Schedule 7.03 and any Permitted Refinancing thereof; provided that any such Indebtedness (including any Permitted Refinancing thereof), to the extent owed by a Loan Party to a Restricted Subsidiary that is not a Loan Party, shall be unsecured and subordinated to the payment of the Obligations in a manner reasonably satisfactory to the Administrative Agent;
(c)(i) Guarantees by the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Guarantor; (ii) Guarantees by any Restricted Subsidiary that is not a Loan Party in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Restricted Subsidiary; and (iii) Guarantees by the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of Restricted Subsidiaries that are not Loan Parties to the extent such Guarantee constitutes an Investment permitted by Sections 7.02(c)(i), (c)(iv), 7.02(o) or 7.02(r);
(d)obligations (contingent or otherwise) of the Borrower or any Restricted Subsidiary existing or hereafter arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation; and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party (other than pursuant to customary netting or set-off provisions and except as contemplated by Section 10.23);
(e)Indebtedness of the Borrower or any Restricted Subsidiary in respect of Capital Leases and purchase money obligations for fixed or capital assets, which may be secured by Liens under and within the applicable limitations set forth in Section 7.01(i); provided, however, that the aggregate principal amount of all such Indebtedness at any one time outstanding pursuant to this clause (e) shall not exceed the greater of (x) $500,000,000 and (y) 50.00% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the Most Recent Financial Statements;

(f)Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02(c), 7.02(o) or 7.02(r); provided that, such Indebtedness, to the extent owed by a Loan Party to a Restricted Subsidiary that is not a Loan Party, shall be subordinated to the payment of the Obligations in a manner reasonably satisfactory to the Administrative Agent;
(g)Non-Guarantor Debt in an aggregate principal amount outstanding at any time not to exceed the Non-Guarantor Debt Cap;
(h)[reserved];
(i)other Indebtedness of the Borrower and its Restricted Subsidiaries in an aggregate principal amount outstanding at any time not to exceed the greater of (x) $568,000,000 and (y) 5.00% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries based on the Most Recent Financial Statements;
(j)Indebtedness in respect of Receivables Program Obligations in an aggregate principal amount outstanding at any time not to exceed the greater of (x) $500,000,000 and (y) 50.00% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the Most Recent Financial Statements; provided that at such time (i) the Borrower is in pro forma compliance with the Secured Leverage Ratio set forth in Section 7.11 as of the last day of the most recently completed Measurement Period (whether or not such covenant is applicable at such time in accordance with its terms), with Indebtedness in respect of Receivables Program Obligations being incurred or which has previously been incurred pursuant to this Section 7.03(j) being deemed to be Consolidated Senior Secured Debt, whether or not satisfying the requirements thereof, and (ii) no Event of Default shall have occurred and be continuing at the time such Indebtedness is incurred;
(k)Indebtedness of the Borrower or any of its Restricted Subsidiaries consisting of obligations to pay insurance premiums or take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;
(l)Indebtedness consisting of obligations of the Borrower or its Restricted Subsidiaries under deferred consideration or other similar arrangements (including earn-outs, indemnifications, incentive non-competes and other contingent obligations and agreements consisting of the adjustment of purchase price or similar adjustments) incurred by such Person in connection with any Permitted Acquisition or Disposition permitted by Section 7.05 or any other Investment permitted under Section 7.02;
(m)Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of bank guarantees, warehouse receipts or similar instruments (other than letters of credit) issued or created in the ordinary course of business consistent with past practice, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations (other than obligations in respect of letters of credit) regarding workers compensation claims;

(n)Indebtedness or obligations in respect of performance and completion guaranties, or customs, stay, performance, bid, surety, statutory, appeal, performance and return of money bonds, tenders, statutory obligations, leases, governmental contracts, trade contracts or other similar obligations incurred in the ordinary course of business and, in each case, not in respect of borrowed money or in respect of any letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;
(o)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;
(p)Indebtedness in respect of commercial credit cards, stored value cards, purchasing cards and treasury management services, and other netting services, overdraft protections and overdraft facilities, automated clearing-house arrangements, employee credit card programs, corporate cards and purchasing cards, controlled disbursement, ACH transactions, return items, interstate depository network service, cash pooling and operational foreign exchange management, and, in each case, similar arrangements and otherwise in connection with cash management arrangements, including cash management arrangements among the Borrower and its Restricted Subsidiaries, including Indebtedness arising under or in connection with any Cash Management Agreement with a Cash Management Bank;
(q)Indebtedness incurred under commercial letters of credit issued for the account of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business (and not for the purpose of, directly or indirectly, incurring Indebtedness or providing credit support or a similar arrangement in respect of Indebtedness) or Indebtedness of the Borrower or any of its Restricted Subsidiaries under letters of credit and bank guarantees backstopped by Letters of Credit issued under this Agreement;
(r)Indebtedness representing deferred compensation to employees of the Borrower or any of its Restricted Subsidiaries incurred in the ordinary course of business;
(s)(A) Indebtedness incurred or issued by the Borrower or by any Restricted Subsidiary of the Borrower in an amount not to exceed in the aggregate the Incremental Available Amount (such debt, “Incremental Equivalent Debt”); provided that,
(i)no Event of Default shall exist before or after giving effect to the incurrence of such Incremental Equivalent Debt;

(ii)such Incremental Equivalent Debt shall not be Guaranteed by any Person that is not a Guarantor;
(iii)if such Incremental Equivalent Debt is in the form of loans secured by any or all of the Collateral on a pari passu basis with the Liens securing the Obligations hereunder, such Incremental Equivalent Debt shall be subject to Section 2.14(g)(iv) as if such Incremental Equivalent Debt were a Class of Incremental Term Loans;
(iv)the terms of such Incremental Equivalent Debt shall not be more restrictive, taken as a whole, to the Borrower and its Restricted Subsidiaries than those applicable to any Facility at the time of incurrence of such Incremental Equivalent Debt, unless (x) such other terms apply only after the Latest Maturity Date at the time of incurrence of such Incremental Equivalent Debt, (y) this Agreement is amended so that such terms are also applicable for the benefit of any Lenders under the then-existing Facilities or (z) such other terms relate only to pricing, fees or redemption terms;
(v)(x) if such Incremental Equivalent Debt is secured on a pari passu basis with the Liens securing the Obligations hereunder, the stated maturity of such Incremental Equivalent Debt shall be no earlier than the Latest Maturity Date at the time of incurrence of such Incremental Equivalent Debt and (i) if there are any Term Loans outstanding at such time, the Weighted Average Life to Maturity of such Incremental Equivalent Debt shall be no shorter than the remaining Weighted Average Life to Maturity of any then-existing Facility hereunder and (ii) if there are no Term Loans outstanding, the Weighted Average Life to Maturity of such Incremental Equivalent Debt shall be no shorter than 36 months and (y) if such Incremental Equivalent Debt is secured on a junior basis to the Liens securing the Obligations hereunder or is unsecured, the stated maturity of such Incremental Equivalent Debt is not less than 91 days following the Latest Maturity Date at the time of incurrence of such Incremental Equivalent Debt and the Weighted Average Life to Maturity of such Incremental Equivalent Debt shall be no shorter than the remaining Weighted Average Life to Maturity of any then-existing Facility hereunder;
(vi)the aggregate principal amount outstanding of all Non-Guarantor Debt that is Incremental Equivalent Debt does not exceed the Non-Guarantor Debt Cap;
(vii) the Borrower shall deliver or cause to be delivered legal opinions and such other documents reasonably requested by the Administrative Agent in connection with such transaction; and
(viii) if such Incremental Equivalent Debt is secured, the representative and collateral trustee acting on behalf of the holders of such Incremental Equivalent Debt shall have executed and delivered to the Administrative Agent (x) a joinder to the Pari Passu Intercreditor Agreement and (if then in effect) the Junior Lien Intercreditor Agreement (if such Incremental Equivalent Debt is secured by any or all of the Collateral on a pari passu basis (without regard to control of remedies) with the Obligations hereunder) in accordance with the terms hereof and (y) a joinder to the Junior Lien Intercreditor Agreement (if such Incremental Equivalent Debt is secured by any or all of the Collateral on a junior basis to the Obligations hereunder) in accordance with the terms thereof; provided that if such Indebtedness is the initial issuance of Indebtedness that would cause such documents to be executed, then the Borrower, the Guarantors, the Administrative Agent and the representative and collateral trustee for such Other First Lien Obligations shall have executed and delivered the Pari Passu Intercreditor Agreement and/or the Junior Lien Intercreditor Agreement, as applicable and

(B) Permitted Refinancing of any Indebtedness incurred under the foregoing clause (A) (provided that any such Permitted Refinancing of any such Indebtedness that was initially incurred in reliance on clause (a) of the definition of Incremental Available Amount (or any Permitted Refinancing thereof) shall continue to be deemed to be a utilization of such clause (a) for purposes hereof);
(t)(x) Indebtedness assumed in connection with a Permitted Acquisition or other Investment in the nature of an acquisition so long as (i) such Indebtedness existed prior to the consummation of such Permitted Acquisition or other Investment in the nature of an acquisition, (ii) such Indebtedness is not created in contemplation of such Permitted Acquisition or other Investment in the nature of an acquisition, (iii) such Indebtedness is solely the obligation of such Person, and not of the Borrower or any other Restricted Subsidiary (other than any Person acquired by the Borrower or any Restricted Subsidiary as a result of such Permitted Acquisition or other Investment in the nature of an acquisition and any Restricted Subsidiary of such acquired Person as of the date of such Permitted Acquisition or other Investment in the nature of an acquisition) and (iv) if such Indebtedness (excluding leases) is secured, the pro forma Secured Net Leverage Ratio would not exceed the greater of 4.00:1.00 and the Secured Net Leverage Ratio immediately prior to giving effect to such Permitted Acquisition or other Investment in the nature of an acquisition and if such Indebtedness (excluding leases) is unsecured, the pro forma Consolidated Interest Coverage Ratio would be greater than or equal to the lesser of 2.00:1.00 and the pro forma Consolidated Interest Coverage Ratio immediately prior to giving effect to such Permitted Acquisition or other Investment in the nature of an acquisition and (y) Permitted Refinancings of any Indebtedness assumed under the foregoing clause (x);
(u)(i) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services, (ii) Indebtedness in respect of any letter of credit, bankers’ acceptance, bank guaranty or similar instrument supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business, and (iii) Indebtedness consisting of obligations owing under any customer or supplier incentive, supply, license or similar agreements entered into in the ordinary course of business;
(v)unfunded pension fund and other employee benefit plan obligations and liabilities incurred in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default under Section 8.01(i);

(w)customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;
(x)without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness permitted hereunder;
(y)Indebtedness incurred in connection with sale and leaseback transactions permitted pursuant to Section 7.15; and
(z)Indebtedness secured by fee owned real property which is not Negative-Pledge Real Property and related improvements and fixtures in an aggregate principal amount outstanding at any time not to exceed the greater of $100,000,000 and 10.00% of Consolidated EBITDA.
Notwithstanding anything to the contrary herein, no Restricted Subsidiary shall be permitted to guarantee the Senior Notes or any Permitted Refinancing thereof unless such Restricted Subsidiary also guarantees the Obligations.
Section 7.04Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
(a)any Subsidiary may merge with (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person and (ii) any Subsidiary; provided that (A) when any wholly-owned Subsidiary is merging with another Subsidiary, a wholly-owned Subsidiary shall be the continuing or surviving Person, (B) when any Restricted Subsidiary is merging with another Subsidiary, either (I) a Restricted Subsidiary shall be the continuing or surviving Person or (II) an Unrestricted Subsidiary shall be the continuing or surviving person (if such Person shall be permitted to be designated as an Unrestricted Subsidiary hereunder (other than pursuant to Section 7.02(g))), (C) when any Guarantor is merging with another Subsidiary, the continuing or surviving Person shall either (I) be a Guarantor or (II) a Loan Party, and (D) if as a result thereof, the Borrower owns, directly or indirectly, less of such Subsidiary’s equity interests than it did prior to the merger, such merger shall also constitute a Disposition subject to Section 7.05 (and must be permitted by any clause thereof other than Section 7.05(d));
(b)(i) any Subsidiary may merge, amalgamate, liquidate, dissolve or change its form if the Borrower determines in good faith that such merger, amalgamation, liquidation, dissolution or change in form (x) is in the best interests of the Borrower and (y) is not materially disadvantageous to the Lenders; provided that in the case of a merger, amalgamation, dissolution or liquidation of a Loan Party that results in a distribution of assets to a Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall comply with Section 7.02 and (ii) any Subsidiary may merge, dissolve, liquidate or consolidate, so long as the purpose thereof is to effect a Disposition permitted pursuant to Section 7.05;

(c)the Borrower or any Restricted Subsidiary may consummate any Permitted Acquisition or any other Investment permitted by Section 7.02; provided that (i) in any such transaction involving the Borrower, the Borrower shall be the continuing or surviving Person; and (ii) in any such transaction involving a Guarantor, the continuing or surviving Person shall be a Guarantor or a Loan Party; and
(d)any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution or otherwise) (i) to the Borrower or to a Guarantor; or (ii) if the transferor is not a Guarantor, to any other Restricted Subsidiary; provided in each case that (A) if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be the Borrower or one or more wholly-owned Subsidiaries, (B) if the transferor in such a transaction is a wholly-owned Restricted Subsidiary, then the transferee must either be the Borrower or one or more wholly-owned Restricted Subsidiaries and (C) to the extent that the transferee is not the Borrower or one or more wholly-owned Restricted Subsidiaries (based on the percentage of such transferee which is not owned directly or indirectly by the Borrower), the Disposition shall constitute a Disposition subject to Section 7.05 and shall be permitted under this Section 7.04 so long as it is permitted by any clause of Section 7.05 (other than Section 7.05(d)).
Section 7.05Dispositions. Make any Disposition or enter into any agreement to make any Disposition, in each case, having a fair market value in excess of the greater of (i) $35,000,000 and (i) 3.50% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the Most Recent Financial Statements in a single transaction or in a related series of transactions, except:
(a)Dispositions of surplus, obsolete, used or worn out property, whether now owned or hereafter acquired in the ordinary course of business and Dispositions of property (including, without limitation, real estate and related improvements) no longer used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries (including allowing any registrations or any applications for registration of any immaterial intellectual property to lapse or go abandoned);
(b)(x) Dispositions of inventory or equipment in the ordinary course of business and (y) the leasing or subleasing of real property in the ordinary course of business;
(c)Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of other property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(d)Dispositions of property by the Borrower to any Restricted Subsidiary, or by any Restricted Subsidiary to the Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is the Borrower or a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

(e)Dispositions of accounts receivable for purposes of collection or forgiveness or discounting of accounts receivable in the ordinary course of business;
(f)Dispositions of investment securities, cash and Cash Equivalents in the ordinary course of business;
(g)(A) Dispositions permitted by Section 7.04 (other than Section 7.04(a)(ii), Section 7.04(b) or Section 7.04(d)(ii)); (B) Dispositions that constitute Investments permitted by Section 7.02 (other than Section 7.02(g)); and (C) Dispositions that constitute Restricted Payments permitted by Section 7.06;
(h)(i) Dispositions, licensing, sublicensing and cross-licensing arrangements, in each case, involving any technology or IP Rights of the Borrower or any Restricted Subsidiary in each case, either entered into in the ordinary course of business or pursuant to a bona fide transaction intended to increase the revenue of the Borrower and its Restricted Subsidiaries and which could not reasonably be expected to have a Material Adverse Effect, (ii) the Disposition, abandonment, cancellation or lapse of IP Rights, or any issuances or registrations, or applications for issuances or registrations, of any IP Rights, which, in the reasonable good faith determination of the Borrower or its Restricted Subsidiaries are no longer economically practicable to maintain, worth the cost of maintaining, or used or useful in any material respect, (iii) Dispositions of IP Rights through expiration in accordance with their respective statutory terms, or (iv) Dispositions, licensing, sublicensing and cross-licensing arrangements involving any technology or IP Rights of (A) the Borrower or any Restricted Subsidiary that is a Loan Party to the Borrower or any Restricted Subsidiary that is a Loan Party, or (B) any Restricted Subsidiary that is not a Loan Party to the Borrower or any Restricted Subsidiary that is not a Loan Party;
(i)transfers of condemned property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property that has been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;
(j)Dispositions by the Borrower and its Restricted Subsidiaries of property not otherwise permitted under this Section 7.05 (but in any event excluding Receivables Program Assets); provided that with respect to any Disposition with a purchase price in an aggregate amount (with respect to any single Disposition or series of related Dispositions) in excess of the greater of (i) $70,000,000 and (ii) 7.00% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the Most Recent Financial Statements, (i) at the time of such Disposition and after giving effect thereto, no Event of Default shall exist or would result from such Disposition as of the date of the agreement governing such Disposition, (ii) the consideration received for such property shall be in an amount at least equal to the fair market value thereof and (iii) no less than 75% of such consideration shall be paid in cash; provided, however, that for the purposes of clause (iii), the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrower’s or the applicable Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days (or such longer period as the Administrative Agent may agree) following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received any in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received during the term of this Agreement pursuant to this clause (C), not in excess of the greater of (i) $100,000,000 and (ii) 10.00% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the Most Recent Financial Statements;

(k)Dispositions by the Borrower and its Restricted Subsidiaries of property acquired after the Closing Date in Permitted Acquisitions; provided that (i) the Borrower identifies any such assets to be divested in reasonable detail in writing to the Administrative Agent within 180 days (or such longer period as the Administrative Agent may agree) following the closing of such Permitted Acquisition and (ii) the fair market value of the assets to be divested in connection with any Permitted Acquisition does not exceed an amount equal to 35.00% of the total cash and non-cash consideration for such Permitted Acquisition;
(l)Dispositions of Receivables Program Assets in connection with a Qualified Receivables Transaction; provided that (i) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof, (ii) the outstanding principal amount of Indebtedness in respect of Receivables Program Obligations shall not exceed the maximum amount permitted to be outstanding under Section 7.03(j), and (iii) no Event of Default shall have occurred and be continuing at the time such Disposition is made;
(m)leases, licenses, subleases or sublicenses granted to others in the ordinary course of business or the termination thereof which (i) do not interfere in any material respect with the business of the Borrower or any Restricted Subsidiary or (ii) relate to closed branches or manufacturing facilities or the discontinuation of any product or service line;
(n)any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(o)Dispositions of Investments in joint ventures or any Subsidiary that is not a wholly-owned Subsidiary to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture or similar parties set forth in joint venture arrangements and similar binding arrangements;
(p)(i) termination of leases in the ordinary course of business, (ii) the expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims (including in tort) in the ordinary course of business;

(q)any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the United States. or (ii) any Foreign Subsidiary in the United States or any other jurisdiction;
(r)Dispositions of assets in connection with the closing or sale of an office in the ordinary course of business of the Borrower and its Restricted Subsidiaries, which consist of leasehold interests in the premises of such office, the equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such office; provided that as to each and all such sales and closings, (i) on the date on which the agreement governing such Disposition is executed, no Event of Default shall result and (ii) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s-length transaction;
(s)the Disposition of aircrafts, motor vehicles, trailers, cabs, and information technology equipment;
(t)sale and leaseback transactions permitted pursuant to Section 7.15;
(u)exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of property or assets so long as the exchange or swap is made for fair value (as reasonably determined by the Borrower) for like property or assets; provided that within 90 days of any such exchange or swap, in the case of any Loan Party and to the extent such property does not constitute an "Excluded Asset", the Administrative Agent has a perfected Lien having the same priority as any Lien held on the assets so exchanged or swapped; and
(v)terminations of Swap Contracts.
Section 7.06Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
(a)each Restricted Subsidiary may make Restricted Payments to the Borrower, the Guarantors and any other Person (including any other Restricted Subsidiary) that owns an Equity Interest in such Restricted Subsidiary ratably according to their respective holdings of the relevant class of Equity Interest in respect of which such Restricted Payment is being made;
(b)the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in Qualified Equity Interests of such Person, in the case of a Restricted Subsidiary, ratably to each Person that owns an Equity Interest in such Restricted Subsidiary of the class of Equity Interest in respect of which the Restricted Payment is being made;

(c)the Borrower and each Restricted Subsidiary may purchase, redeem or otherwise acquire or retire Equity Interests issued by it with the proceeds (whether in cash or Equity Interests) received from the substantially concurrent issue of new Qualified Equity Interests issued by it or Equity Interests of any Parent Company;
(d)the Borrower and each Restricted Subsidiary may make Restricted Payments pursuant to and in accordance with their stock option, stock purchase and other benefit plans of general application to management, directors, employees or other individual services providers of the Borrower and its Restricted Subsidiaries, as adopted or implemented in the ordinary course of business;
(e)the Borrower may (i) declare and make dividends or distributions to its shareholders, partner or members in respect of Qualified Equity Interests and (ii) purchase, redeem, retire or otherwise acquire for Qualified Equity Interests issued by it in an aggregate amount with respect to clauses (i) and (ii) collectively during the term of this Agreement not to exceed the sum of (1) so long as no Event of Default shall have occurred and be continuing at the time of any action described in this clause (e)(1) or would result therefrom, the greater of $454,000,000 and 4.00% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries based on the Most Recent Financial Statements, plus (2) an amount not to exceed the Available Amount at the time of the making of such dividend, distribution, retirement, purchase, redemption or acquisition; provided that, (x) the portion of the Available Amount attributed to clause (a)(1) of the definition thereof shall not be available for any such Restricted Payment made pursuant to this clause (e)(2) if an Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) shall have occurred and be continuing at the time of any action described in this clause (e) or would result therefrom and (y) the portion of the Available Amount attributed to clause (a)(2) of the definition thereof shall not be available for any such Restricted Payment made pursuant to this clause (e)(2) if (i) the pro forma Consolidated Interest Coverage Ratio would be less than 2.00:1.00 or (ii) an Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) shall have occurred and be continuing at the time of any action described in this clause (e) or would result therefrom;
(f)so long as no Event of Default shall have occurred and be continuing at the time of any action described in this clause (f) or would result therefrom, the Borrower may declare and make cash dividends or distributions to its shareholders, partners or members in respect of Disqualified Equity Interests;
(g)Investments pursuant to Section 7.02(c) shall be permitted;
(h)non-cash repurchases of Equity Interests of the Borrower deemed to occur (i) upon the non-cash exercise of stock options and warrants or similar equity incentive awards, and (ii) in connection with the withholding of a portion of the Equity Interests granted or awarded to a director or an employee to pay for the taxes payable by such director or employee upon such grant or award shall be permitted;
(i)the Borrower or any of its Restricted Subsidiaries may (i) pay cash in lieu of fractional shares in connection with any dividend, distribution, split or combination thereof or any Permitted Acquisition and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion;

(j)the payment of dividends and distributions within ninety (90) days after the date of declaration thereof, if at the date of declaration of such payment, such payment would have complied with the other provisions of this Section 7.06 shall be permitted;
(k)the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all holders of Equity Interests of the Borrower pursuant to any shareholders’ or members’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics shall be permitted; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights is not for the purpose of evading the limitations of this covenant (all as determined in good faith by a Responsible Officer that is a senior financial officer of the Borrower);
(l)[reserved];
(m)the payment of dividends or distributions on, or share repurchases of, the Borrower’s Common Stock in any fiscal year not to exceed an amount equal to 6.00% of the Borrower’s Market Capitalization shall be permitted;
(n)unlimited Restricted Payments shall be permitted so long as (i) no Event of Default shall exist before or after giving effect to such Restricted Payment and (ii) the pro forma Total Net Leverage Ratio would be less than 4.00:1.00;
(o)the Borrower and each Restricted Subsidiary may make Tax and Related Distributions;
(p)the Borrower may repurchase (or make Restricted Payments to any Parent Company to enable it to repurchase) its Equity Interests upon the exercise of options or warrants or other securities convertible into or exchangeable for Equity Interests if such Equity Interests represent all or a portion of the exercise price of such options or warrants or other securities as part of a “cashless” exercise and
(q)the distribution, by dividend, split, spin or otherwise, of the Equity Interests of the Designated Parent Subsidiary and/or any of the Designated Subsidiaries;
(r)the Borrower may make Restricted Payments to the extent necessary to permit any Parent Company to pay (i) general administrative fees, costs and expenses (including corporate overhead, corporate maintenance, insurance premiums, audit and other accounting and reporting fees, costs and expenses, SEC fees, costs and expenses, legal or similar fees, costs and expenses and customary wages, salary, bonus and other benefits payable to directors, officers, employees, members of management, consultants and/or independent contractors of any Parent Company, fees, costs and expenses in connection with debt or equity offerings (whether or not consummated), and fees, costs and expenses in connection with Investments (whether or not consummated), in the case of such Investments or debt or equity offerings, so long as and to the extent that such Investments or the proceeds of such debt or equity offerings are contributed or were intended to be contributed (if such Investment, debt or equity offerings were not consummated) to the Borrower or its Restricted Subsidiaries), in each case, which are reasonable and customary and incurred in the ordinary course of business by such Parent Company, and (ii) any reasonable and customary indemnification claims made by current or former directors, officers, members of management, employees or consultants of any Parent Company, in the case of each of clauses (i) and (ii), solely to the extent (1) attributable to the ownership by such Parent Company of the Borrower and/or its Subsidiaries or to the payment by such Parent Company of any of such expenses on behalf of the Borrower and its Subsidiaries and (2) that the Borrower and its Restricted Subsidiaries have not otherwise made payments to such Parent Company or any of its Affiliates in respect of such fees, costs and expenses; provided that Restricted Payments under this clause (r) that are attributable to any Unrestricted Subsidiary shall be permitted only to the extent that either (x) such Unrestricted Subsidiary has made one or more cash distributions, advances or loans to the Borrower or any of its Restricted Subsidiaries for such purpose in an amount up to the amount of such Unrestricted Subsidiary’s proportionate share of such fees, costs and expenses or (y) the amount of such Restricted Payments made by the Borrower on behalf of such Unrestricted Subsidiary is treated as an Investment subject to Section 7.02 hereof; and

(s)the Borrower may make Restricted Payments to any Parent Company to enable such Parent Company to make Restricted Payments consisting of (1) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of such Parent Company or (2) (A) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management, managers or consultants of the Borrower, any Subsidiary or Parent Company or any of their respective Immediate Family Members in respect of their purchase of Equity Interests of such Parent Company and/or (B) repurchases of Equity Interests in consideration of the payments described in clause (A), including demand repurchases in connection with the exercise of stock options; provided that, for purposes of this clause (s), Restricted Payments shall only be made to a Parent Company that owns no Equity Interests in any other Person other than the Borrower and its Subsidiaries.
Section 7.07Change in Nature of Business. Engage in any material line of business substantially different from the Permitted Business.
Section 7.08Transactions with Affiliates. Enter into any transaction of any kind involving, pursuant to any such transaction, payments in excess of the greater of (i) $35,000,000 and (ii) 3.50% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries in any Fiscal Year based on the Most Recent Financial Statements with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms not materially less favorable to the Borrower or such Restricted Subsidiary than would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to:

(a)transactions between or among Loan Parties or between and among Restricted Subsidiaries that are not Loan Parties;
(b)Qualified Receivables Transactions otherwise permitted hereunder;
(c)the payment of reasonable fees, expenses, indemnities, and compensation (including equity compensation) to and insurance provided on behalf of current, former and future officers, employees, managers, and directors of the Borrower or any of its Restricted Subsidiaries and indemnification agreements entered into by the Borrower or any of its Restricted Subsidiaries;
(d)employment and severance arrangements with current, former and future officers and employees and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business;
(e)transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;
(f)Restricted Payments made pursuant to Section 7.06;
(g)transactions between or among Loan Parties and Restricted Subsidiaries who are not Loan Parties provided any such transaction does not adversely impact the Collateral securing the Obligations or the guarantees of the Obligations, impair the rights of or benefits or remedies available to the Secured Parties under any Loan Document or result in (and are not reasonably expected to result in) a Material Adverse Effect; provided that, during the continuance of an Event of Default, any amounts payable by a Loan Party to a Restricted Subsidiary that is not a Loan Party in connection with any such transactions shall be subordinated to the payment of the Obligations;
(h)the pledge of Equity Interests of Unrestricted Subsidiaries;
(i)any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of the Borrower or any Restricted Subsidiary;
(j)(i) any collective bargaining agreements, employment agreements or arrangements, severance agreements or compensatory (including profit sharing) arrangements entered into by the Borrower or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any Parent Company, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation arrangement, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, employees, consultants or independent contractors;

(k)Guarantees permitted by this Agreement; and
(l)non-exclusive Licenses or sublicenses of IP Rights in the ordinary course of business with any of its Subsidiaries.
Section 7.09Restrictive Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of the Borrower hereunder or (iii) of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations; provided, however, that clauses (i) and (iii) shall not prohibit any negative pledge or similar provision, or restriction on transfer of property, incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) and Section 7.15 solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or transaction or any other property securing any other Indebtedness permitted under Section 7.03(e) or Section 7.15 to the extent permitted thereunder. Notwithstanding the foregoing, this Section 7.09 will not restrict or prohibit:
(a)to the extent constituting a limitation described in Section 7.09(i) above, restrictions imposed pursuant to an agreement that has been entered into in connection with a transaction permitted pursuant to Section 7.05 with respect to the property that is subject to that transaction;
(b)restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(b), (d) (to the extent secured under Section 7.01(x)), (e), (g), (i), (j), (k), or (t), in each case in respect of the limitation described in Section 7.09(iii) to the extent that such restrictions apply only to the property or assets securing such Indebtedness;
(c)provisions restricting subletting or assignment of Contractual Obligations;
(d)to the extent constituting a limitation described in Section 7.09(i) above, restrictions contained in Indebtedness permitted under (x) Section 7.03(g) or (y) Sections 7.03 (g), (i), (s), (t) or (x), in the case of this clause (y) so long as such restrictions are no more restrictive, taken as a whole, to the Borrower and its Restricted Subsidiaries than the restrictions or covenants contained in this Agreement;
(e)to the extent constituting a limitation described in Section 7.09(i) or 7.09(ii) above, provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business;

(f)to the extent constituting the limitation described in Section 7.09(i) or 7.09(ii) above, customary restrictions on a Receivables Subsidiary and Receivables Program Assets effected in connection with a Qualified Receivables Transaction;
(g)to the extent constituting a limitation described in Section 7.09(i) above, restrictions on cash or other deposits or net worth imposed by customers on the Borrower and its Restricted Subsidiaries under contracts entered into in the ordinary course of business;
(h)to the extent constituting a limitation described in Section 7.09(i) above, encumbrances or restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Borrower or any of its Restricted Subsidiaries in any manner material to the Borrower or any of its Restricted Subsidiaries;
(i)(x) to the extent constituting a limitation described in Section 7.09(i) above, encumbrances or restrictions existing under, by reason of or with respect to customary provisions contained in leases, licenses of intellectual property and other agreements, in each case, entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business and (y) to the extent constituting a limitation described in Section 7.09(iii) above, encumbrances or restrictions existing under, by reason of or with respect to customary provisions contained in licenses of intellectual property or leases which prohibit the granting of a Lien on such intellectual property licensed to the Borrower or any of its Restricted Subsidiaries pursuant to the lease or license agreement, in each case, (i) entered into by the Borrower or any of its Restricted Subsidiaries with parties that are not the Borrower or any of its Restricted Subsidiaries and (ii) entered into in the ordinary course of business or
(j)(x) restrictions set forth in any of the Senior Notes, in each case as in effect on the Closing Date or as amended, modified, refinanced, replaced, renewed or extended in a manner that is not more restrictive, taken as a whole, than the Senior Notes as in effect on the Closing Date and (y) similar restrictions set forth in any similar Indebtedness permitted to be incurred hereunder after the Closing Date, provided that such restrictions are no more restrictive, taken as a whole, than those set forth in the Senior Notes as in effect on the Closing Date.
Section 7.10Use of Proceeds. Request any Credit Extension, use, or allow any of its Restricted Subsidiaries to use, the proceeds of any Credit Extension, (a) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value to any Person in violation of Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of, or with, any Sanctioned Person or in any Sanctioned Country, or (c) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

Section 7.11Secured Net Leverage Ratio. Commencing with the first full fiscal quarter ending after the Closing Date, permit the Secured Net Leverage Ratio at the end of any fiscal quarter on which the Revolving Facility Test Condition is then satisfied to be greater than 4.25:1.00.
Section 7.12Amendments of Organization Documents. Amend any of its Organization Documents in a manner materially adverse to the Lenders.
Section 7.13Fiscal Year. Make any change in its Fiscal Year.
Section 7.14Prepayments of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy more than ninety (90) days prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any subordinated, unsecured or junior secured Indebtedness in an aggregate principal amount during the term of this Agreement in excess of the greater of (x) $75,000,000 and (y) 7.50% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the Most Recent Financial Statements (such Indebtedness, the “Restricted Indebtedness”), except, in each case, for:
(a)the refinancing thereof with the proceeds of any Permitted Refinancing permitted by Section 7.03,
(b)the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary owed to the Borrower or any Restricted Subsidiary to the extent not prohibited by the subordination provisions applicable thereto,
(c)so long as no Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) has occurred and is continuing or would be caused thereby, during the term of this Agreement, prepayments, redemptions, purchases or other payments made to satisfy Restricted Indebtedness (not in violation of any subordination terms in respect thereof) in an amount not to exceed the greater of $500,000,000 and 5.00% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries based on the Most Recent Financial Statements,
(d)an amount not to exceed the Available Amount at the time of the making of such prepayment, redemption, repurchase or other payment; provided that the portion of the Available Amount attributed to clause (a)(2) of the definition thereof shall not be available for any such prepayments, redemptions, purchases or other payments made to satisfy Restricted Indebtedness made pursuant to this clause (d) if an Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) has occurred and is continuing or would be caused thereby,
(e)so long as no Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) has occurred and is continuing or would be caused thereby, prepayments, redemptions, purchases or other payments made to satisfy Restricted Indebtedness (not in violation of any subordination terms in respect thereof) shall be permitted so long as the pro forma Total Net Leverage Ratio would be less than 4.00:1.00, and

(f)regularly scheduled interest, fees and indemnification obligations due under any document, agreement or instrument evidencing any Restricted Indebtedness or entered into in connection with any Restricted Indebtedness, other non-principal payments thereunder, any mandatory prepayments of principal, interest and fees thereunder, scheduled payments thereon necessary to avoid the Restricted Indebtedness from constituting “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code and principal on the scheduled maturity date of any Restricted Indebtedness (or within ninety (90) days thereof), in each case to the extent not expressly prohibited by the subordination provisions applicable thereto, if any.
Section 7.15Sale-Leaseback Transactions. Enter into any sale-leaseback transaction in which any Loan Party is the seller or the lessee unless the disposition of assets is permitted under Section 7.05 and the incurrence of indebtedness is permitted by Section 7.03; provided, that the aggregate amount of all such sales during the term of this Agreement shall not exceed the greater of (x) $400,000,000 and (y) 40.00% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the Most Recent Financial Statements.
Section 7.16Amendments of Indebtedness. Amend, modify, or change in any manner any term or condition of any Restricted Indebtedness, in each case, in a manner materially adverse to the Lenders or that would effect a prepayment, redemption or repurchase or a Restricted Payment not otherwise permitted under Section 7.06 or Section 7.14, as applicable.
Section 7.17Negative Pledge on Negative-Pledge Real Property. With respect to any Negative-Pledge Real Property owned by the Borrower or any other Loan Party, (i) create, incur, assume or permit to exist any Lien on all or any part of such Negative-Pledge Real Property, or (ii) file, or permit the filing of, any financing statement or other similar notice of any Lien with respect thereto under the UCC of any state or under any similar recording or notice statute, in each case on all or any part of such real property or any associated fixtures, in each case other than those liens permitted by Section 7.01(a), (b), (c), (d), (g), (h), (i), (j), (k), (p), (u), (bb), (cc), and (ee).

ARTICLE 8.
EVENTS OF DEFAULT AND REMEDIES
Section 8.01Events of Default. Each of the following shall constitute an Event of Default (each, an “Event of Default”):
(a)Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)Specific Covenants. (i) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.04 (with respect to the Borrower’s existence) or 6.10, or Article 7 (other than Section 7.11) or (ii) the Borrower fails to perform or observe the covenant contained in Section 7.11; provided that a breach of the requirements of Section 7.11 shall not constitute an Event of Default for purposes of any Facility other than the Revolving Credit Facility unless and until the Required Revolving Credit Lenders have terminated the Revolving Credit Commitments and/or demanded repayment of, or otherwise accelerated, the Indebtedness owed to them hereunder; or
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the Administrative Agent provides written notice to the Borrower of such failure; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect, in any material respect, when made or deemed made; or
(e)Cross-Default. (i) The Borrower or any Restricted Subsidiary (other than an Escrow Subsidiary) (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee of Indebtedness (other than Indebtedness under the Loan Documents and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee of Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case after any applicable grace, cure or notice period, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee of Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee of Indebtedness to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined, or as such comparable term may be used and defined, in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Restricted Subsidiary is the Defaulting Party (as defined, or as such comparable term may be used and defined, in such Swap Contract) or (B) any Termination Event (as defined, or as such comparable term may be used and defined, in such Swap Contract) under such Swap Contract as to which the Borrower or any Restricted Subsidiary is an Affected Party (as defined, or as such comparable term may be used and defined, in such Swap Contract) and, in either event, the Swap Termination Value owed by the Borrower or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)Insolvency Proceedings, Etc. Any Loan Party or any of its Restricted Subsidiaries (other than an Immaterial Subsidiary or an Escrow Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts; Attachment. (i) The Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary or an Escrow Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(h)Judgments. There is entered against the Borrower or any Restricted Subsidiary (other than an Escrow Subsidiary) (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)ERISA. (i) An ERISA Event occurs that alone or together with any other ERISA Event that has occurred could reasonably be expected to result in a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect; or
(j)Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder including the release or termination thereof by the Administrative Agent or the Required Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k)Change of Control. There occurs any Change of Control; or
(l)Collateral Documents. Any Collateral Document after delivery thereof pursuant to Article 4 or Section 6.11 shall for any reason (other than pursuant to the terms hereof) cease to create a valid and perfected first priority Lien (subject to Permitted Prior Liens) on the Collateral purported to be covered thereby.
Section 8.02Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (or, in the case of Section 8.02(a) (insofar as it relates to the obligations of the Revolving Credit Lenders to make Revolving Credit Loans, the L/C Issuers to make L/C Credit Extensions and the Swing Line Lender to make Swing Line Loans) and Section 8.02(e) below, in each case, the Required Revolving Credit Lenders), take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to 105% of the then Outstanding Amount thereof);
(d)exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents or at law or in equity; and
(e)upon the occurrence of an Event of Default under Section 7.11 that is unwaived, (x) terminate the Revolving Credit Commitments and/or (y) take any or all of the actions specified in Section 8.02(a), (b), (c) or (d) in respect of the Revolving Credit Commitments, Revolving Loans, Letters of Credit and Swing Line Loans;
provided, however, that (i) upon the taking of any action by or upon the direction of the Required Revolving Credit Lenders as contemplated by clause (e) above, the Required Lenders may take any of the actions contemplated by clause (a) though (d) above with respect to any Facility hereunder and (ii) upon the occurrence of any Event of Default set forth in Section 8.01(f), the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16 and of any Pari Passu Intercreditor Agreement then in effect, be applied by the Administrative Agent in the order specified in Section 6.5 of the Collateral Agreement.
ARTICLE 9.
AGENCY
Section 9.01Appointment and Authority.
(a)Each of the Lenders and each L/C Issuer hereby irrevocably appoints Barclays Bank PLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Cash Management Bank and potential Hedge Bank) and the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder (at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article 9 and Article 10 (including Section 10.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto; provided that to the extent an L/C Issuer is entitled to indemnification under this Section 9.01 solely in connection with its role as an L/C Issuer, only the Revolving Credit Lenders shall be required to indemnify such L/C Issuer in accordance with this Section 9.01. The provisions of this Article 9 shall survive the payment in full of the Obligations, the termination of the Commitments and the termination of this Agreement.

Section 9.02Rights as a Lender. Each Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent hereunder, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as such Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.
Section 9.03Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and any such duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agents:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except (in the case of the Administrative Agent) discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.02 and 10.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until it shall have received written notice from a Lender, an L/C Issuer or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.”

No Agent or any of its Related Parties shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than, in the case of the Administrative Agent, to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 9.04Reliance. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 9.05Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

Section 9.06Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Any resignation by the entity serving as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer (if applicable) and Swing Line Lender, if applicable. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor may agree to succeed to and become vested with all of the rights, powers, privileges and duties of a retiring L/C Issuer and Swing Line Lender, if applicable. In connection with any such agreement to succeed to the retiring L/C Issuer, the successor L/C Issuer, if applicable, shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the retiring L/C Issuer to effectively assume the obligations of such retiring L/C Issuer with respect to such Letters of Credit.

Notwithstanding the foregoing, the failure of any successor to agree to succeed to a retiring L/C Issuer and/or Swing Line Lender shall not affect the resignation of such retiring L/C Issuer or Swing Line Lender, as the case may be. The retiring L/C Issuer shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)), but shall have no obligation to issue any additional Letters of Credit or to amend, extend or otherwise modify any existing Letters of Credit (except as required pursuant to the terms of any such existing Letters of Credit). The retiring Swing Line Lender shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c) but shall have no obligation to make any additional Swing Line Loans.
Section 9.07Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 9.08No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers or the Agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.
Section 9.09Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relating to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.
Section 9.10Collateral and Guaranty Matters. Each Lender (including in its capacities as a potential Cash Management Bank and as a potential Hedge Bank) and L/C Issuer irrevocably authorizes the Administrative Agent, at its option and in its discretion, after the Closing Date:
(a)to release any Lien to the extent securing the Obligations on any property granted to or held by the Administrative Agent under any Loan Document (i), upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements), the expiration or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made) and the termination and payment in full of all obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements in respect of which the Administrative Agent has received notice pursuant to Section 9.11 (other than any such agreements as to which other arrangements reasonably satisfactory to the applicable Cash Management Bank or Hedge Bank have been made), (ii) that is Disposed of in a transaction permitted hereunder the result of which is that, following the consummation thereof, no Loan Party has rights in the property being Disposed of or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01;
(b)to release any Guarantor from its Guarantee of the Obligations under the Collateral Agreement (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements), the expiration or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made) and the termination and payment in full of all obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements in respect of which the Administrative Agent has received notice pursuant to Section 9.11 (other than any such agreements as to which other arrangements reasonably satisfactory to the applicable Cash Management Bank or Hedge Bank have been made), or (ii) if approved, authorized or ratified in writing in accordance with Section 10.01;

(c)to release any Guarantor from its Guarantee of the Obligations and all Liens granted by any such Guarantor, and all pledges of Equity Interests in any such Guarantor under the Collateral Agreement if such Person ceases to be a Restricted Subsidiary (including by being designated an Unrestricted Subsidiary in accordance with Section 6.17 hereof, or by way of liquidation, merger, consolidation, amalgamation or dissolution or Disposition thereof as permitted by this Agreement), or becomes an Immaterial Subsidiary or an Excluded Subsidiary (unless such Person continues to guarantee any of the Senior Notes or any Permitted Refinancing thereof); provided that, if such Guarantor becomes an Excluded Subsidiary by virtue of being a first tier Affected Foreign Subsidiary, then the release of any pledge of Equity Interests therein shall be limited to 35% of the voting Equity Interests thereof and if such Affected Foreign Subsidiary is a direct or indirect Subsidiary of an Affected Foreign Subsidiary, then the release shall be 100% of any pledge of Equity Interests of such Subsidiary; provided, however, that if such Guarantor becomes an Excluded Subsidiary solely in reliance on clause (f) of the definition of “Excluded Subsidiary,” then the release of such Guarantor from its Obligations under the Loan Documents shall only be permitted if at the time such Guarantor becomes an Excluded Subsidiary of such type, after giving pro forma effect to such release and consummation of the transaction that causes such Person to be an Excluded Subsidiary of such type, the Borrower is deemed to have made a new Investment in such Person on the date of such release in an amount equal to the portion of the fair market value of the net assets of such Person attributable to the Borrower’s or any Restricted Subsidiary’s Equity Interest therein and such Investment is permitted under Section 7.02 at such time;
(d)to execute any intercreditor agreements and/or subordination agreements with any holder of any Indebtedness or Liens permitted by this Agreement to the extent such intercreditor agreement and/or subordination agreement is required by the terms hereof; and
(e)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document, to the extent securing the Obligations, to the holder of any Lien on such property that is permitted by Section 7.01(i).
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Collateral, or to release any Guarantor from its Guarantee of the Obligations under the Collateral Agreement pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its Guarantee of the Obligations under the Collateral Agreement, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

Notwithstanding anything to the contrary in this Agreement, upon a Subsidiary being designated an Unrestricted Subsidiary in accordance with Section 6.17 of this Agreement or otherwise ceasing to be a Restricted Subsidiary (including by way of liquidation, merger, consolidation or amalgamation or dissolution) in a transaction permitted by this Agreement, such Subsidiary shall be automatically released and relieved of any obligations under this Agreement, the Collateral Agreement and all other Loan Documents, all Liens granted by such Subsidiary in its assets to the Administrative Agent shall be automatically released, all pledges to the Administrative Agent of Equity Interests in any such Subsidiary shall be automatically released, and the Administrative Agent is authorized to, and shall promptly, deliver to the Borrower any acknowledgement confirming such releases and all necessary releases and terminations, in each case as the Borrower may reasonably request to evidence such release and at Borrower’s expense. To the extent any Loan Document conflicts or is inconsistent with the terms of this Section, this Section shall govern and control in all respects.
Section 9.11Additional Secured Parties. No Cash Management Bank or Hedge Bank that obtains the benefits of the Collateral Agreement or any Collateral by virtue of the provisions hereof or of the Collateral Agreement or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 9 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
Section 9.12Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
ARTICLE 10.
MISCELLANEOUS
Section 10.01Amendments, Etc. Except as set forth below in this Section 10.01, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent (or signed by the Administrative Agent on behalf of and with the written consent of the Required Lenders), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (i) any term or provision of Section 7.11, the definition of “Secured Net Leverage Ratio” or “Revolving Facility Test Condition” (or any of their respective component definitions (as used solely in such Section but not as used in other Sections of this Agreement)) may be amended, waived, consented to or otherwise modified with the consent of the Required Revolving Credit Lenders (and no other consents from any other Lenders or group thereof shall be necessary); and (ii) no such amendment, waiver, consent or other modification shall:

(a)waive any condition set forth in Section 4.01 without the written consent of each Lender adversely affected thereby;
(b)without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under the Revolving Credit Facility without the written consent of the Required Revolving Credit Lenders;
(c)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 2.06 or Section 8.02) without the written consent of such Lender;
(d)postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments pursuant to Section 2.05(b)) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of any Facility hereunder or under any other Loan Document without the written consent of each Appropriate Lender directly affected thereby;
(e)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend (i) the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate and (ii) except as set forth in clause (i) of the first proviso to this Section 10.01, any financial ratio (including any defined term used therein) or any definition relating to any (x) financial calculation or (y) currency exchange rate calculation affecting compliance with Sections 7.01, 7.02 and 7.03 with respect to the amount of Liens, Investments, or Indebtedness in currencies other than U.S. Dollars hereunder even if, in the case of clause (x) and (y), the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(f)change (i) Section 8.03 of this Agreement or Section 6.5 of the Collateral Agreement in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the definition of “Applicable Percentage,” the definition of “Applicable Revolving Credit Percentage”, the order of application or pro rata nature of application of any reduction in the Commitments or any prepayment of Loans within or among the Facilities from the application thereof set forth in the applicable provisions of Sections 2.05(a), 2.05(b) or 2.06(c), or other provisions in respect of the pro rata application of payments or offers hereunder under Section 2.12, 2.13, 2.14, 2.15, 2.16 or 10.06(b)(vii) in any manner that materially and adversely affects the Lenders under a Facility or Class without the written consent of the Lenders with respect to the relevant Facility or Class and adversely affected thereby;

(g)change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(g)), without the written consent of each Lender; (ii) the definition of “Required Lenders”, “Required Facility Lenders” or “Required Revolving Credit Lenders” without the written consent of each Lender under the applicable Facility or (iii) any other provision of this Agreement or the other Loan Documents in a manner that creates a materially disadvantaged Class or otherwise materially adversely affects a Class, without the written consent of the Required Lenders with respect to such Class determined in a manner consistent with the definition of “Required Facility Lenders” (as if such Class constituted a Facility for purposes of such definition);
(h)release all or substantially all of the value of the Guarantees of the Obligations in any transaction or series of transactions without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);
(i)release all or substantially all of the Collateral in any transaction or series of related transactions without the written consent of each Lender, except to the extent the release of any Collateral is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);
(j)impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of the Required Facility Lenders with respect to the relevant Facility;
(k)amend the definition of “Alternative Currency” without the written consent of each Revolving Credit Lender and L/C Issuer; or
(l)amend clause (x) of Section 10.06(a) without the written consent of each Lender;
and, provided, further, that (i) no amendment, waiver, consent or modification shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document, in each case, relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement, (iii) no amendment, waiver, consent or modification shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (iv) any Fee Letter may be amended, and rights or privileges thereunder may be waived, in a writing executed only by the parties thereto.

Notwithstanding anything to the contrary contained herein, if, following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Agreement or any other Loan Document if the same is not objected to in writing by the Required Lenders within three Business Days following receipt of notice thereof. It is understood that posting such amendment electronically on IntraLinks/IntraAgency, SyndTrak or another relevant website with notice of such posting by the Administrative Agent to the Required Lenders shall be deemed adequate receipt of notice thereof.
Section 10.02Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except as provided in Section 10.02(b), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
(i)if to the Borrower, the Administrative Agent, any L/C Issuer or Swing Line Lender party hereto on the Closing Date, to the address, facsimile number, or electronic mail address specified for such Person on Schedule 10.02; and
(ii)if to any other Lender, to the address, facsimile number, or electronic mail address specified in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 10.02(b) shall be effective as provided in such Section 10.02(b).
(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article 2 if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender may change its address or facsimile for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address or facsimile for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain MNPI with respect to the Borrower or any of its Subsidiaries or their respective securities for purposes of United States Federal or state securities laws.

(e)Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuers, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower except to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person. All telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereby consents to such recording.
Section 10.03No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers and, in respect of the Collateral Documents, any other Secured Party; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) each of the L/C Issuers and the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Secured Party from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c), and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 10.04Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including but not limited to expenses associated with the syndication of the Facilities, due diligence efforts, the reasonable fees, charges and disbursements of counsel, limited to a single counsel and, in each relevant jurisdiction, a single local counsel and one additional local counsel in each applicable jurisdiction for any such person in the event of a conflict of interest, (including, without limitation, reasonable and actual travel expenses), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, the Lenders and the L/C Issuers (but limited to the fees, disbursements, and other charges of a single law firm for the Administrative Agent, the Lenders and the L/C Issuers and, in each relevant jurisdiction, a single local counsel, in each case, representing the Administrative Agent, all Lenders and all L/C Issuers, and one additional counsel or local counsel, as applicable, in each applicable jurisdiction for any such person in the event of a conflict of interest)), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Indemnification. Each Loan Party shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any external counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the Transactions and the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (except for any Taxes (which shall be governed by Section 3.01), other than any Taxes that represent losses, claims or damages arising from any non-Tax claim), (ii) any Loan or Letter of Credit or the use or intended use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on, through, under or from any property currently or formerly owned, leased or operated by the Borrower or any of its Restricted Subsidiaries, or any Environmental Claim or Environmental Liability related in any way to any of the Loan Parties or any of their respective Restricted Subsidiaries or (iv) any claim, litigation, investigation, inquiry or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a Lender, a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or (y) any proceedings between or among Indemnitees (other than any claims against an Indemnitee in its capacity as Administrative Agent, Arranger, Syndication Agent, Documentation Agent or similar role under any Facility) that does not involve any act or omission of the Borrower or any of its Subsidiaries.

(c)Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such L/C Issuer in connection with such capacity; provided that in respect of the proviso in subclause (b) above, it is understood and agreed that any action taken by the Administrative Agent (and any sub-agent thereof) and/or any of its Related Parties in accordance with the directions of the Required Lenders or any other appropriate group of Lenders pursuant to Section 10.01 shall not be deemed to constitute gross negligence or willful misconduct for purposes of such proviso. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(e).

(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)Survival. The agreements in this Section 10.04 shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of the Administrative Agent, any Lender or any L/C Issuer, the termination of the Aggregate Commitments, the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.
Section 10.05Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender and L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations, the termination of the Commitments and the termination of this Agreement.
Section 10.06Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (x) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and (y) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees and the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility, no minimum amount need be assigned; and
(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans (including such Lender’s participations in L/C Obligations and Swing Line Loans) of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 (and whole multiples of $1,000,000 in excess thereof), in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000 (and whole multiples of $1,000,000 in excess thereof), in the case of any assignment in respect of the Term Loans, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof in the case of assignments of any Term Loans and ten (10) Business Days after having received notice thereof in the case of assignments of the Revolving Credit Facility;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)the consent of the L/C Issuers and the Swing Line Lender (each such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of any Revolving Credit Facility.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, except as provided below in clause (vii) or (B) to a Defaulting Lender, a Disqualified Lender or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(vii)Borrower Purchases. Notwithstanding anything to the contrary contained in this Section 10.06 or any other provision of this Agreement, so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower may repurchase outstanding Term Loans of any Facility on the following basis:
(A)the Borrower may conduct one or more auctions (each, an “Auction”) to repurchase all or any portion of the applicable Term Loans of a given Class (such Term Loans, the “Offer Loans”) of Term Lenders; provided that (1) the Borrower delivers to the Administrative Agent (for distribution to all Lenders holding Term Loans of such Class) a notice of the aggregate principal amount of the Offer Loans that will be subject to such Auction no later than 12:00 p.m. at least five Business Days (or such shorter period as may be agreed to by the Administrative Agent) in advance of a proposed consummation date of such Auction indicating (a) the date on which the Auction will conclude, (b) the maximum principal amount of the Offer Loans the Borrower is willing to purchase in the Auction and (c) the range of discounts to par at which the Borrower would be willing to repurchase the Offer Loans; (2) the minimum dollar amount of the Auction shall be no less than $10,000,000 or whole multiples of $1,000,000 in excess thereof; (3) the Borrower shall hold the Auction open for a minimum period of three Business Days; (4) a Lender who elects to participate in the Auction may choose to tender all or part of such Lender’s Offer Loans; (5) the Auction shall be made to the Lenders holding the Offer Loans (and purchases of Offer Loans held by Lenders who elect to participate shall be made by the Borrower) on a pro rata basis in accordance with the respective principal amount then due and owing to the applicable Term Lenders; and (6) the Auction shall be conducted pursuant to such procedures as the Administrative Agent may establish which are consistent with this Section 10.06 and are reasonably acceptable to the Borrower, which procedures must be followed by a Lender in order to have its Offer Loans repurchased;
(B)with respect to all repurchases made pursuant to this Section 10.06, (1) the Borrower shall pay to the applicable selling Lender all accrued and unpaid interest, if any, on the repurchased Offer Loans to the date of repurchase of such Offer Loans, (2) such repurchases shall not be deemed to be optional prepayments pursuant to Section 2.05(a), (3) the amount of the Loans so repurchased shall be applied on a pro rata basis to reduce the scheduled remaining installments of principal on the Offer Loans, and (4) the purchase consideration for such Auction shall in no event be funded with the proceeds of Revolving Credit Loans; and

(C)following a repurchase pursuant to this Section 10.06, the Offer Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold) for all purposes of this Agreement and all the other Loan Documents, including, but not limited to (1) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (2) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (3) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document. In connection with any Term Loans repurchased and cancelled pursuant to this Section 10.06, the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.
(viii)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording in the Register thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Upon its receipt of a duly completed and executed Assignment and Assumption, the Administrative Agent shall record the information contained therein in the Register. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register is intended to cause each Loan and other obligation hereunder to be in registered form within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version) and within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code. The Register shall be available for inspection by the Borrower and any Lender (with respect to such Lender’s entry), at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, the Swing Line Lender, any L/C Issuer or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clause (ii) of the first proviso to Section 10.01 requiring the consent of each Lender affected thereby and that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided, further that such agreement or instrument shall provide that the Participant understands that the value of the loan asset (including Participant’s pro rata share thereof) may increase or decrease based on fluctuations in currency exchange rates and agrees that any losses (gains) experienced as a result of changes in currency exchange rates shall be shared by such Participant in accordance with the Participant’s pro rata share. To the extent permitted by law, each Participant shall also be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an non-fiduciary agent of the Borrower (such agency being solely for Tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under United States Treasury Regulations Section 5f.103-1(c) and Proposed Treasury Regulations Section 1.163-5(b) (or, in each case, any amended or successor version) and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this

Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant shall be entitled to the benefits of Section 3.01 if such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender (provided that all forms required under Section 3.01(e) shall instead be delivered to the applicable Lender).
(f)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time a Lender serving as an L/C Issuer or the Swing Line Lender assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to subsection (b) above, such Lender may, (i) upon 30 days’ notice to the Borrower and the other Lenders, resign as an L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as the Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Revolving Credit Lenders a successor L/C Issuer or Swing Line Lender hereunder if such Revolving Credit Lender is willing to act in such capacity; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of the retiring entity as L/C Issuer or Swing Line Lender, as the case may be. If any entity serving as L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the entity serving as Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender and the acceptance of such appointment by such successor, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the retiring L/C Issuer to effectively assume the obligations of such L/C Issuer with respect to such Letters of Credit.
(h)Disqualified Lenders.
(i)No assignment or participation shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the assigning or transferring Lender entered into a binding agreement to sell and assign, or grant a participation in, all or a portion of its rights and obligations under this Agreement, as applicable, to such Person. For the avoidance of doubt, no assignment or participation shall be retroactively invalidated pursuant to this Section 10.06(h) if the Trade Date therefor occurred prior to the assignee’s or participant’s becoming a Disqualified Lender.
(ii)The Administrative Agent and each assignor of a Loan or Commitment or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or Participant in the relevant Assignment and Assumption or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Lender. The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to provide the list of Disqualified Lenders to each Lender upon request. Subject to Section 10.06(h)(iii), any assignment by a Lender to a Disqualified Lender in violation of this Section 10.06(h) shall be treated for purposes of this Agreement as a sale by such Lender of a participation of such rights and obligations in accordance with Section 10.06(d), provided that such treatment shall not relieve any assigning Lender from any liabilities arising as a consequence of its breach of this Agreement.

(iii)If any assignment or participation is made to any Disqualified Lender without the Borrower’s prior written consent in violation of clause (i) above, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Lender and repay all obligations of the Borrower owing to such Disqualified Lender in connection with such Revolving Credit Commitment or in accordance with and subject to the provisions of Section 10.13, require such Disqualified Lender to assign and delegate all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01 or Section 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee as if such Disqualified Lender were required to do so pursuant to Section 10.13, (B) in the case of Term Loans held by a Disqualified Lender, purchase or prepay such Term Loans by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Term Loans and or (C) in the case of Term Loans, require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.06) all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees that agrees to such assignment in writing at a price equal to the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations.
(iv)Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (1) will not have the right to (x) receive information, reports or other materials provided to the Administrative Agent or the Lenders by the Borrower or any of its Subsidiaries, the Administrative Agent or any other Lender, (y) attend or participate (including by telephone) in meetings attended by any of the Lenders and/or the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (2) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented to such matter in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter; provided, however, that any Disqualified Lender’s consent shall be required for any amendment, waiver or other modification described in clause (c) of Section 10.01 with respect to any increase to the Commitments of such Disqualified Lender, and (y) for purposes of voting on any plan of reorganization pursuant to Section 1126 of the Bankruptcy Code of the United States or any similar plan or proposal under any other Debtor Relief Law with respect to the Borrower or any of its Subsidiaries, each Disqualified Lender hereby agrees (1) not to vote on such plan, (2) if such Disqualified Lender does vote on such plan notwithstanding the restriction in the immediately foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code of the United States (or any similar provision in any other similar federal, state or foreign law affecting creditor’s rights, including any Debtor Relief Law), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code of the United States (or any similar provision in any other similar federal, state or foreign law affecting creditor’s rights including any Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(v)Notwithstanding anything to the contrary in this Agreement, the Loan Parties and the Lenders acknowledge and agree that in no event shall the Administrative Agent or any of its Affiliates or Related Parties be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.
Section 10.07Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), in which case each of the Administrative Agent, the Lenders and the L/C Issuers agrees to inform the Borrower promptly thereof prior to such disclosure to the extent not prohibited by law, rule or regulation, as applicable (except with respect to any audit or examination conducted by bank accountants or any governmental or regulatory authority exercising examination or regulatory authority over the Administrative Agent, such Lender or such L/C Issuer) and to use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment, (c) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process or to the extent required by applicable laws or regulations or by any subpoena or similar legal process, in which case each of the Administrative Agent, the Lenders and the L/C Issuers agrees to inform the Borrower promptly thereof prior to such disclosure to the extent not prohibited by law, rule or regulation, as applicable (except with respect to any audit or examination conducted by bank accountants or any governmental or regulatory authority exercising examination or regulatory authority over the Administrative Agent, such Lender or such L/C Issuer) and to use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Restricted Subsidiaries or any Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to any Facility or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (z) is independently developed by the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates without reliance on any confidential Information of the Borrower and its Subsidiaries. In addition, each of the Administrative Agent, the Lenders and the L/C Issuers may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the Lenders and the L/C Issuers in connection with the administration of this Agreement, the other Loan Documents and the Credit Extensions.

Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include MNPI concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of MNPI and (c) it will handle such MNPI in accordance with applicable Law, including United States Federal and state securities Laws.
Section 10.08Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to all other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have under applicable Law or otherwise. Each Lender and L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the unpaid principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or any Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude optional prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 10.10Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the Fee Letters and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.11Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, each Lender and each L/C Issuer, regardless of any investigation made by the Administrative Agent, any Lender or any L/C Issuer or on their behalf and notwithstanding that the Administrative Agent, any Lender or any L/C Issuer may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied, any Commitment remains in effect or any Letter of Credit shall remain outstanding.
Section 10.12Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, then, to the fullest extent permitted by law, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or any L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 10.13Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender shall have not consented to any proposed amendment, modification, termination, waiver or consent requiring the consent of all Lenders or all affected Lenders as contemplated by Section 10.01 and the consent of the Required Lenders, the Required Revolving Credit Lenders or the Required Facility Lenders, as applicable, has been obtained, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01 and Section 3.04) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, L/C Advances, funded participations in Swing Line Loans, if any, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal, L/C Advances, funded participations in Swing Line Loans, if any, and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with applicable Laws; and
(e)in the case of any such assignment resulting from a Lender becoming a non-consenting Lender, the applicable assignee shall have consented to the applicable amendment, modification, termination, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender and L/C Issuer hereby agrees and acknowledges that, with regard to any Assignment and Assumption necessary to effectuate any assignment of such Lender’s or L/C Issuer’s interests hereunder in the circumstances contemplated by this Section 10.13, consent to such Assignment and Assumption shall have been deemed to have been given if such Lender or L/C Issuer has not responded within one Business Day of a request for such consent.
Section 10.14Governing Law; Jurisdiction; Etc.
(a)Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR THERETO OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF OR THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)Submission to Jurisdiction. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)Waiver of Venue. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 10.15Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.16California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 10.04, the Borrower shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

Section 10.17No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and each of the Arrangers, the Syndication Agents, the Documentation Agents and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any of the Arrangers, the Syndication Agents, the Documentation Agents or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and each of the Arrangers, the Syndication Agents, the Documentation Agents and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any of the Arrangers, the Syndication Agents, the Documentation Agents or the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and each of the Arrangers, the Syndication Agents, the Documentation Agents and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 10.18Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, Assignment and Assumptions or in any amendment or other modification hereof (including waivers and consents)) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.19USA PATRIOT Act. Each Lender and each L/C Issuer that is subject to the Act and the Administrative Agent (for itself and not on behalf of any Lender or L/C Issuer) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name, tax identification number and address of the Borrower and each Guarantor and other information that will allow such Lender or L/C Issuer or the Administrative Agent, as applicable, to identify the Borrower and each Guarantor in accordance with the Act and the Beneficial Ownership Regulation. The Borrower shall, and shall cause each Guarantor to, promptly following a request by the Administrative Agent or any Lender or L/C Issuer, provide all documentation and other information that the Administrative Agent or L/C Issuer or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.
Section 10.20Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. The provisions of this Section 10.20 shall survive the payment in full of the Obligations, the termination of the Commitments and the termination of this Agreement.
Section 10.21Pari Passu Intercreditor Agreement. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document: (i) the Liens granted to the Administrative Agent in favor of the Secured Parties pursuant to the Loan Documents and the exercise of any right related to any Collateral shall be subject, in each case, to the terms of the Pari Passu Intercreditor Agreement (if in effect), (ii) in the event of any conflict between the express terms and provisions of this Agreement or any other Loan Document, on the one hand, and of the Pari Passu Intercreditor Agreement, on the other hand, the terms and provisions of the Pari Passu Intercreditor Agreement shall control and (iii) each Lender and L/C Issuer (A) authorizes the Administrative Agent to execute the Pari Passu Intercreditor Agreement on behalf of such Lender and L/C Issuer, and (B) agrees to be bound by the terms of the Pari Passu Intercreditor Agreement and agrees that any action taken by the Administrative Agent under the Pari Passu Intercreditor Agreement shall be binding upon such Lender and L/C Issuer.

Section 10.22Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 10.23Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support,” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support; and
(b)As used in this Section 10.23, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(a)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
Section 10.24Restatement of the Original Credit Agreement.

The parties hereto agree that, on the Closing Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto:
(a)the Original Credit Agreement shall be deemed to be amended and restated in its entirety in the form of this Agreement;
(b)all Obligations under and as defined in the Original Credit Agreement (the “Existing Obligations”) outstanding on the Closing Date shall in all respects be continuing and shall be deemed to be Obligations outstanding hereunder; and
(c)all references in the other Loan Documents to the Original Credit Agreement shall be deemed to refer to this Agreement.
The parties acknowledge and agree that this Agreement and the other applicable Loan Documents do not constitute a novation, payment and reborrowing or termination of the Existing Obligations and that all such Existing Obligations are in all respects continued and outstanding as Obligations under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

POST HOLDINGS, INC.

By:
Name: Jeff A. Zadoks
Title: Executive Vice President and Chief Financial Officer

BARCLAYS BANK PLC, as Administrative Agent, an L/C Issuer, the Swing Line Lender and a Revolving Credit Lender

By:
Name:
Title:

SIGNATURE PAGE TO POST HOLDINGS, INC.
SECOND AMENDED AND RESTATED CREDIT AGREEMENT